Exhibit 9.13

English convenience translation of
Spanish original. In case of
discrepancies between the Spanish
original and the English
translation, the Spanish original
shall prevail.

Notice to US Investors:

The proposed business combination of Cintra Concesiones de Infraestructuras de Transporte, S.A. and Grupo Ferrovial, S.A. (the “Merger”) relates to the shares of a Spanish company.  Information distributed in connection with the proposed Merger and the related shareholder vote is subject to Spanish disclosure requirements that are different from those of the United States. Financial statements and financial information included herein, if any, have been prepared in accordance with Spanish accounting standards that may not be comparable to the financial statements or financial information of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws in respect of the Merger, since the companies are located in Spain and some or all of their officers and directors may be residents of Spain. You may not be able to sue the companies or their officers or directors in a Spanish court for violations of the U.S. securities laws. Finally, it may be difficult to compel the companies and their affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the companies may purchase shares of Grupo Ferrovial, S.A. otherwise than under the Merger, such as in open market or privately negotiated purchases in accordance with applicable law.

Report of the Directors of Cintra Concesiones de Infraestructuras de Transporte, S.A.

Regarding

the Joint Merger Project between Cintra Concesiones de Infraestructuras de Transporte, S.A. and Grupo Ferrovial, S.A.

Madrid, 15 September 2009

1. INTRODUCTION		4

2. STRATEGIC JUSTIFICATION OF THE OPERATION		5

3. LEGAL ASPECTS OF THE MERGER PROJECT		9

3.1.	Structure of the operation: Inverse merger by absorption	9

3.2.	Merger by absorption of FERROVIAL INFRAESTRUCTURAS, AEROPUERTO DE BELFAST, MARJESHVAN and LERNAMARA BY FERROVIAL	10

3.3.	Subsidiarisation of CINTRA assets	12

3.4.	Legal analysis of the Merger Project	13

3.5.	Development of the legal process for the merger by absorption	22

3.6.	Information on the projected operation	26

4. ECONOMIC ASPECTS OF THE MERGER PROJECT		28

4.1.	Merger balances, annual reports and modifications	28

4.2.	Exchange ratio	28

4.3.	Justification of the exchange ratio	29

4.4.	Net book value of FERROVIAL assets and liabilities to be transferred to CINTRA

5. IMPLICATIONS OF THE MERGER FOR SHAREHOLDERS, CREDITORS AND WORKERS		32

5.1.	Implications for shareholders	32

5.2.	Implications for creditors	33

5.3.	Implications for the workers	34

6. BYLAWS AND REGULATION OF THE MEETING OF SHAREHOLDERS OF THE TAKE OVER COMPANY		35

6.1.	Foundation of the justification	35

6.2.	Justification of the proposed modifications to the bylaws	36

6.3.	Justification of the modifications proposed to the Regulation of the General Meeting of Shareholders	54

7. INCREASE OF CAPITAL IN CINTRA		57

7.1.	Foundation of the report	57

7.2.	Report justifying the capital increase	57

ANNEX 1	NEW BYLAWS OF THE TAKE OVER COMPANY

ANNEX 2	BYLAWS CURRENTLY IN EFFECT AT CINTRA

ANNEX 3	TABLE COMPARING THE CORRESPONDING PARAGRAPHS OF CINTRA'S NEW BYLAWS AND THE BYLAWS CURRENTLY IN EFFECT

ANNEX 4	TABLE COMPARING THE REGULATIONS FOR WHICH MODIFICATION IS SUGGESTED

1.	INTRODUCTION

The Boards of Directors of Cintra Concesiones de Infraestructuras de Transporte, S.A. (hereinafter referred to as “Cintra”) and Grupo Ferrovial, S.A. (hereinafter “Ferrovial”), in meetings held on 28 and 29 July 2009, respectively, approved the Inverse Joint Merger Project between Cintra and Ferrovial (hereinafter referred to as the “Merger Project” or the “Project”). The Project was drafted and endorsed for signature by the directors of both corporations, in accordance with Article 30 of Law 3/2009 of 3 April regarding Structural Modifications to Mercantile Corporations (hereinafter referred to as the “Structural Modifications Law” or “SML”), and was deposited with the Mercantile Registry of Madrid on 3 August 2009.

For purposes of Articles 33 and concordant articles of the Structural Modifications Law, the undersigned, as members of the Board of Directors of Cintra, have prepared and now approve the preliminary Directors Report on the Merger Project (hereinafter referred to as the “Report”), which as provided by said article explains and justifies the Project in detail, in all its legal and economic aspects.

The Report is comprised of six parts:

(i)	the first consists of the justification for the merger as a matter of strategy;

(ii)	the second, more descriptive in nature, discusses the legal aspects of the merger and breaks down the comments contained in the Project;

(iii)
the third analyses the merger from an economic point of view, with special reference made to the exchange ratio used for the shares, and to the methods used to determine the real value of the capital of both companies;

(iv)	the fourth examines the implications of the merger to the shareholders, creditors and workers;

(v)	the fifth contains a detailed presentation of the reasons that justify the proposed new bylaws of the take over company and a new regulation for its General Meeting of Shareholders; and

(vi)	the sixth and last contains the justification for the proposed capital increase for the take over company.

2.	STRATEGIC JUSTIFICATION OF THE OPERATION

As indicated in the Merger Project, the Boards of Directors of Cintra and Ferrovial have decided to promote the integration of both companies (initially proposed by Ferrovial), for the purpose of configuring an integral infrastructure management company. This integration will allow the bond of the group management skills in all promotion and development phases, and facilitate a more efficient assignment of the financial resources among the different activities, in order to maximise return. The entity resulting from the merger will also constitute the first option for securities markets investments in the infrastructure sector.

In order to fully understand this initiative, it must be noted that in recent years Cintra and Ferrovial have adopted strategic decisions and important changes have occurred in the markets, all of which have implied a substantial change in the positions of both companies. The most notable of these circumstances are:

(a)
Both companies have opted to play a decisive first level role in the international infrastructures market. Grupo Ferrovial, as a whole, has established integral infrastructures and services management as a sign of its strategic identity, considering that the optimum form of operating in the market is through the competitive strength represented by its possession of the skills necessary at the various times during the life cycle of the infrastructures: promotion, financing, construction, operation and maintenance, and conservation.

(b)
It should be taken into account that, at the time when Cintra’s shares were listed in the market after the corresponding public offering, the private promotion of infrastructures was an activity with little visibility in the stock markets, with a rather reduced number of competitors and within an environment characterised by its high liquidity and the low cost of the credits. All of these circumstances, which at the time fostered the decision to bring Cintra public, have changed substantially:

(i)	The sector of private promotion and management of infrastructures currently has a large presence in the markets and is the object of an adequate recognition, monitoring and analysis.

(ii)
In addition, the number of competitors has increased significantly, allowing various entities to offer private promotion infrastructure and management through different business identities linked to construction and financial groups and specialised investment funds. This has led to an increased competition in obtaining concessionary titles for the management of such assets.

(iii)
More recently and especially after the crisis started in 2008, financial market has gone from a high liquidity/low cost situation to experiment an important contraction, a significant circumstance in a sector where financial resources are critical. The possibilities of capturing outside resources are currently reduced, and financing through equity has taken on a capital importance.

In this new context, both companies have become convinced that the management of the infrastructure business can more appropriately and efficiently be carried out considering the same ownership of Cintra and the other companies of Grupo Ferrovial that provide concurrent and complementary activities in this market. The totally integral management of these capacities currently is – in the opinion in both companies’ Board of Directors - the ideal response to the changes indicated above, and will result in a relevantly improved administration of the new group. And finally, the entity resulting from the merger will be more valuable than the sum of the companies forming it.

The improvements sought through the merger of Cintra and Ferrovial will appear principally in the following areas: (a) operations; (b) management of financial resources; (c) access to capitals markets; (d) corporate governance of the companies; (e) tax efficiency; and (f) efficient economic management. These improvements can be described as follows:

(a)
Improved operations. The coordinated construction, promotion and management of infrastructure activities carried out within Grupo Ferrovial by Ferrovial Agroman, S.A. and Cintra respectively, is essential. In this regard, the merger will achieve a better response to the growing amplification of the range of infrastructures which may be subject to private management. In addition, both companies believe that a greater emphasis must be placed on promoting infrastructures from the construction phase (greenfields), where synergetic promotion and construction gains become especially relevant.

(b)
Management of Financial resources. The strategic decision to play a significant role in the promotion of private infrastructures, in the current context of financial market restrictions, requires an optimised management of the cash flows generated by the different Grupo Ferrovial divisions. Currently the circulation of these flows collides with the barrier deriving from shareholder diversity between Cintra and the other companies of the group. The merger of shares will allow a mutual access to said funds in the benefit of both companies. In this way, it cannot be ignored that the group’s liquidity is not only generated in Cintra. In this respect, it is convenient to recall that the construction and services business in particular are intrinsically cash generators, and, this capacity to generate flows can be foreseen as recurring over time. This is accredited by historical experience. As an example, it may be noted that, from 2001 until 2008, the accumulated operation flow in Grupo Ferrovial, including Cintra, was of 5,500 million euros, of which almost 70% precisely came from the construction and services business (2,700 million from construction and 1,100 million from services). In particular, the construction flows (as an average, beyond 300 million euros annually) have been the basic pillar of the group’s diversification.

Moreover, taking into account that Cintra develops a business with an essentially investing inclination, the merger will allow Cintra‘s future development of its promotional initiatives to be financed, in the corresponding part, through access to these flows and in general, these flows may be ascribed to the most efficient destination, for each situation and in line with mobility and freedom of decision. This process will mitigate the restrictions imposed by the financial crisis.

(c)
Capital markets. From the perspective of capital markets, the merger will bring about the consolidation of the resulting company as the principal investment option in the infrastructures sector, redounding in different kinds of benefits.

(i)
On the securities market, the merger will imply a greater size and depth of the combined free-float of both companies, which will allow the increase of their liquidity and reducing their potential volatility. It is foreseeable that a greater size will consequently permit to obtain a better monitoring of the companies by market analysts, which in turn will increase the reporting efficiency on the listing and, as applicable, reduce the capital cost.

(ii)
On the other side, the access to the capital market to obtain third party funds will be made via a business platform with greater weight and capable of negotiating with the most important financial agents, not currently available to Cintra individually on the one hand, and the remaining companies of Grupo Ferrovial on the other.

(d)
Administration and corporate governance. The double intragroup listing is no longer considered recommendable, especially in the Anglo-Saxon world where both companies have a great presence. The current trend is for a single listing, thereby also avoiding the so-called "group discount", often applied in assessments on listed subsidiaries. In Spain this double intragroup (“descuento de grupo”) listing has changed from being viewed as natural to being considered as exceptional: the Unified Good Governance Code (known as the Conthe Code) initially recommended avoiding simultaneous listings of parent companies and subsidiaries, although it finally resolved that this should not be an obstacle if the companies comply with determined precautions. Although Cintra and Ferrovial have duly observed these precautions in accordance with best corporate governance practices (here we note the framework agreement signed to regulate relations between both companies within the framework of infrastructures construction and the role of the Related Operations Commission), the unification of ownership positions will prevent the potential conflicts of interest that are inherent given the current diversity, especially in a context in which – as already anticipated- intends to give more emphasis in the infrastructure promotion from its initial construction (greenfields). Transactions between related companies will continue under parameters of efficiency and configuring an appropriate order of business, but without the need for special requirements in the internal decision making process, established due to the respect indispensable to the different interests of the diverse shareholders.

(e)
Tax improvement. In terms of tax management, the creation of a single consolidated group comprised of those which currently depend on Cintra and Ferrovial will, in principle, result in a more efficient management of the tax obligations and greater interest for the shareholders, essentially due to the broader and more diversified consolidation base, without causing inefficiencies or inequities and reducing administrative overheads incurred in maintaining two different consolidated tax groups.

 Although this single consolidated base/group could be obtained without the full capital merger of both companies – basically requiring only that Ferrovial, as parent company of the group, increase its shareholding in Cintra to 75% -, this would imply an important reduction in the free float and share liquidity of Cintra. The configuration of a single shareholder platform will prevent these situations.

(f)
Cost savings. Finally the merger will prevent the cost duplications which are currently inevitable due to the current share diversity. This, while not a principal objective or motivation of the merger, is a high interest effect for the return on shareholders’ investment in both companies.

3.	LEGAL ASPECTS OF THE MERGER PROJECT

3.1.	Structure of the operation: Inverse merger by absorption

The integration of the businesses of Cintra and Ferrovial will be made by merger pursuant to the terms of Article 22 et seq of the Structural Modifications Law. The projected merger will specifically occur through the takeover of Ferrovial (company taken over) by Cintra (takeover company). The company taken over will be extinguished by means of dissolution without liquidation, and its assets and liabilities shall be transferred in block to the take over company. The latter will acquire by universal succession all the rights and obligations of the former. Consequently the shares held by Ferrovial shareholders will be exchanged for Cintra shares under the terms indicated further herein (v. infra 4.2). The implications of the merger for the shareholders and creditors of Cintra are examined in detail in paragraphs 5.1 and 5.2 respectively of this Report.

The structure selected is that of the so-called “inverse” merger (“fusion inversa”), which is characterised as the subsidiary take over the head company. The decision for an inverse merger instead of a direct merger is based on the consideration that whether an inverse or a direct merger is indifferent from a legal-material and financial perspective: in both cases the resulting company will combine the capitals of both Cintra and Ferrovial under absolutely equivalent terms. The reasons justifying this decision are technical, and deal with the formal simplification of the operation. The "inverse merger" in particular will facilitate the process of obtaining authorisations and serving notices related to the merger regarding contracts and concessionaries held by the participating companies. Moreover, it will also simplify certain regulatory requirements in foreign jurisdictions, reducing the cost and time for execution of the operation. In any event, the take over company will change its current name ("Cintra") in order to adopt that of “Ferrovial” -in part coinciding with that of the company taken over (“Grupo Ferrovial”)-, through the amendment to the bylaws referred to in the paragraph 16 below.

3.2.	Merger by absorption of Ferrovial Infraestructuras, Aeropuerto de Belfast, Marjeshvan and Lernamara by Ferrovial

Prior to and as an indivisible component to the merger proposed, it is proposed that Ferrovial will take over Ferrovial Infraestructuras, S.A. (hereinafter referred to as “Ferrovial Infraestructuras”), Aeropuerto de Belfast, S.A. (hereinafter referred to “Aeropuerto de Belfast”), Marjeshvan, S.L. (hereinafter referred to as “Marjeshvan”) and Lernamara, S.L. (hereinafter referred to as “Lernamara”). The operation shall be submitted for the approval by the Ferrovial General Meeting of Shareholders which is to decide on the merger.

The reasons justifying the above merger are summarised as follows:

(i)
With regard to Ferrovial Infraestructuras and Marjeshvan, the reason is that both companies are Cintra shareholders. Marjeshvan is a corporation fully owned by Ferrovial established for the purpose of administering the 27,570,143 shares of Cintra owned by it, representing 4.850% of its corporate capital and Ferrovial Infraestructuras is the owner of 352,659,211 shares of Cintra, representing 62.030% of its capital.

The merger of Cintra and Ferrovial before the latter has taken over Ferrovial Infraestructuras and Marjeshvan, would result in a company which indirectly holds 380,229,354 shares of treasury stock representing 66.88% of its share capital. This would not represent a violation of regulations on treasury stock, since the acquisition by universal succession title is permitted according to Article 77 of the Public Companies Law (“Ley de Sociedades Anónimas”). However in terms of simplifying the merger between Cintra and Ferrovial and in order to be more efficient in terms of costs, it is preferable that Cintra receive the assets and liabilities of Ferrovial, thereby directly acquiring the shares in order to exchange them.

(ii)
On the other hand the reasons for the take over of Aeropuerto de Belfast and Lernamara are mainly organisational in nature and are for the purpose of optimising the corporate structure of the group. These reasons are summarised as follows:

•
Simplify investment in BAA Ltd. The Grupo Ferrovial investment in BAA Ltd. is held through its participation, together with other external partners, in the capital of FGP Topco Ltd. This participation is currently divided between Ferrovial Infraestructuras and Lernamara, which own 51 and 4.87 per cent respectively of the capital of FGP Topco Ltd. Taking into account that the part corresponding to Ferrovial Infraestructuras will be integrated in Ferrovial as a consequence of the merger, it would be legally and administratively inefficient to keep Lernamara as an intermediary company, as just one part of the investment would be placed in the parent of the group and the other on a sub-holding acting as the vehicle for same. Consequently, reasons of organisational efficiency advise their suppression.

•
Disinvestment in the Belfast airport. Aeropuerto de Belfast is a sub-holding constituted solely for the purpose of documenting the holding of Grupo Ferrovial in the company managing the Belfast airport (Belfast Airport Ltd). Once Grupo Ferrovial disposed of its investment in this airport, Aeropuerto de Belfast remained with no business content. Again, reasons of organisational efficiency advise its suppression.

(iii)
We finally note that Ferrovial Infraestructuras, Aeropuerto de Belfast, Marjeshvan and Lernamara are fully and directly owned by Ferrovial. As such their take over by Ferrovial is subject to the special procedure established in Article 49 SML (with the consequent formal simplification). This circumstance would not be verified if they were taken over by Cintra at the same time as Ferrovial. Consequently, it seems advisable to integrate these companies with Ferrovial prior to the merger of the latter with Cintra.

3.3.	Subsidiarisation of CINTRA assets

Finally, as stated in the Project and as an integral part of this complex merger operation, Cintra will “subsidiarise” its business capital – basically consisting of the shares held in the concessionary companies by means of which it develops its business of concession infrastructure – by segregating and transmitting them in block to a vehicle that is fully owned by Cintra, named Cintra Infraestructuras, S.A.U. (hereinafter referred to as “Cintra Infraestructuras”).

Cintra Infraestructuras is fully and directly owned by Cintra. As such their takeover is subject to the special procedure established in Article 49.1 SML with regard to the 73. Consequently, it is not necessary that the Cintra Board of Directors specifically report the corresponding segregation project.

The main reasons justifying this subsidiarisation are summarised as follows:

(i)
Financial. - Cintra shares currently owned by Ferrovial Infraestructuras and Marjeshvan are pledged in favour of certain relevant Ferrovial creditors. After the merger these shares only may be applied to the exchange, as explained above (vid. supra section 3.2) when the creditors consent to release the pledge they hold over them. It is clear that Ferrovial shareholders may not exchange them for pledged Cintra shares with the Ferrovial shareholders. After the relevant negotiations, within the framework of Ferrovial 's corporate debt restructuring, it is planned that once the merger is verified, the aforementioned guarantees will be substituted by a pledge that uses Cintra Infraestructuras’ shares that will be functionally equivalent to Cintra shares.

(ii)
Organisational. - The corporate structure of Grupo Ferrovial is configured of subsidiaries that act as parent companies of the different divisions of business. The Cintra assets must be subsidiarised to replicate this form in the infrastructure concessionaries business, so that Cintra Infraestructuras is the direct owner of the shareholdings in the concessionaries companies. This form of organisation will satisfy the need, once the integration has been completed, for an autonomous company structure to continue to exist in each branch of business, allowing the bid of the projects constituting its purpose, since it is not advisable that the company resulting from the merger, as parent company of the group and all of its businesses, takes part in public tenders.

(iii)
Brand policy. - Cintra is an entity with recognised prestige within its sector, identified in the market for its success and excellence in infrastructure management. It is therefore essential that its work continues to be associated in the future not just with the “Cintra” brand, but also with an entity other than Ferrovial which, without prejudice to using all the advantages deriving from the merger, maintain the intangible assets and goodwill and reputation currently enjoyed by Cintra.

(iv)
Management. - Considering the advantages of subsidiarisation, stated above, it would appear that this should be completed prior to the merger. Otherwise the company resulting from the merger will later have to do so, causing practical problems in terms of financial management, computer systems and, in general, the resources received from Cintra which would integrate in the human and material resources of Cintra Infraestructuras.

3.4.	Legal analysis of the Merger Project

The Merger Project was prepared in accordance with Articles 30 and 31 of the Structural Modifications Law, and consequently includes minimum the mentions made by these precepts. The Project also discusses aspects other than those marked by the law as required, which the Boards of Directors considered important to include here, due to their transcendence.

Following is a detailed analysis of the legal aspects of the Merger Project.

3.4.1.	Identification of the entities participating in the Merger

In accordance with the provisions of comment 1 of Article 31 of the Structural Modifications Law, Paragraph 4 of the Project identifies the corporations participating in the merger, indicating their legal names, their forms of association and legal address of the take over corporation and the corporation taken over. Data identifying the registries of Cintra and Ferrovial in the Mercantile Registry and the corresponding tax identification numbers are also noted.

3.4.2.	Exchange ratio for the shares

The exchange ratio for the merger is set forth in Paragraph 5 of the Project, pursuant to the requirements set in Paragraph 2 of Article 31 of the Structural Modifications Act. The exchange ratio was determined based on the real value of the assets and liabilities of Cintra and Ferrovial, with no complementary cash compensation of any kind, and is as follows: four (4) Cintra shares with a face value of twenty cents of euro (0.20 €) each, for one Ferrovial share with a face value of one euro (1 €). Paragraph 4 of this Report contains the economic analysis of the exchange ratio for the merger.

3.4.3.	Share Exchange

(i)	Share exchange procedure

Pursuant to the provisions of Paragraph 2 of Article 31 of the SML the procedure to be followed to exchange the Ferrovial shares for Cintra shares is summarised in Paragraph 8 of the project, as follows:

(a)
Once the merger has been approved, where applicable, by the General Meetings of Shareholders of both companies, the equivalent documentation referred to in Articles 26.1 d), 40.1 d) and concordant articles of Royal Decree 1310/2005 of 4 November has been presented to the National Securities Market Commission, and the public deed of merger has been registered with the Madrid Mercantile Registry, then the parties shall proceed with the exchange of Ferrovial shares for Cintra shares.

(b)	The exchange shall begin on the date indicated in the publications to be made in one of the newspapers with the widest circulation in Madrid and in the Official Bulletins of the Spanish Market, and, as applicable, in the Official Mercantile Registry Gazette (“BORME”). A financial entity shall be appointed for this purpose, to act as Agent, which shall be mentioned in said announcements.

(c)
The Ferrovial shares shall be exchanged for Cintra shares through the entities participating in the “Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A.” (Iberclear), which are depositories for said shares, pursuant to the procedures established for book entries in accordance with Royal Decree 116/1992, of 14 February, and in accordance with the terms of Article 59 of the Public Companies Law as applicable.

(d)
Inasmuch as the exchange equation has finally been established in terms of a whole number of Cintra shares for each Ferrovial share, by definition there shall be no fractions or odd-lots, and there will be no need to appoint an Odd-Lot Broker.

(e)	The Ferrovial shares shall be amortised or extinguished as a result of the merger.

(ii)	Share capital increase in Cintra and use of treasury stock for the merger exchange

Pursuant to Section 7 of the Project, Cintra shall increase its capital by the exact amount required to cover the exchange of Ferrovial shares, according to the exchange ratio established, up to a maximum of 556,057,476 new shares. The same section further establishes that the number of shares to be issued can reduced through the delivery of Cintra treasury stock to Ferrovial shareholders, including Cintra shares owned by Ferrovial at the time of the merger and which shall form part of Cintra’s assets as a result of the merger. It is therefore declared that Ferrovial, as of the date of this Report, is the indirect owner –Ferrovial Infraestructuras and Marjeshvan- of 352,659,211 and 27,570,143 shares of Cintra, representing 62.030% and 4.850% of its capital respectively. Said shares, once the merger referred to in Section 3.2 has been verified, shall form part of the Ferrovial assets which are transferred to Cintra.

As required by the provisions of article 26 LME and by regulations regarding treasury shares, the treasury shares that Ferrovial has directly in treasury securities on the date on which the exchange takes place shall not be exchanged for Cintra shares, but rather amortised. As of the date of this Report, the number of Ferrovial shares in treasury securities is 1,527,374.

Therefore, considering that (a) Ferrovial corporate capital is represented by a total of 140,264,743 shares, and (b) that there is a planned exchange of 380,229,354 Cintra shares from Ferrovial Infraestructuras and Marjeshvan as well as 9,738,172 treasury shares that Cintra currently directly owns, totalling 389,967,526 (97,491,882 Ferrovial shares, according to the exchange equation); and also accepting that 1,527,374 Ferrovial shares owned by Ferrovial in treasury securities will not be exchanged, it will only be necessary to exchange 164,981,950 new Cintra shares.

Pursuant to the above provision, the Cintra Board of Directors will propose to its Meeting of Shareholders that it exchange all old Cintra shares which are currently owned by Ferrovial, and all old Cintra shares currently in treasury securities and issue 164,981,950 new shares to carry out the exchange, all as described in greater detail in Section 7 below. Inasmuch as this proposal is for the purpose of executing the terms set forth in the project, the Board of Directors of Ferrovial shares and ratifies it, as is deemed necessary.

3.4.4.	Merger balances and appraisal of the assets and liabilities transferred

Section 6.1 of the Merger Project specifies that the merger balances for purposes of Articles 31.10 and 36.1 of the Structural Modifications Law will be those closed by Cintra and Ferrovial at 30 April 2009. Those balances were approved on 28 and 29 July by the respective Boards of Directors, duly verified by the auditors of both companies, and submitted for approval by the respective General Meetings of Shareholders which will resolve on the merger, before adopting the merger agreement. Furthermore, for purposes of Article 31.10 SML, Section 5 of the Project notes that the annual accounts of the merging companies corresponding to the years ending 31 December 2006, 2007 and 2008 were taken into consideration for the merger.

Section 6.2 of the Project, pursuant to Article 31.9 of the SML, states that the assets and liabilities transferred by Ferrovial to Cintra shall be registered in Cintra with the net book value at which they were recorded in the Ferrovial accounting records on the effective accounting date of the merger, that is, 1 January 2009. After describing the appraisal of the different assets and liabilities, the net asset value found to be transferred by Ferrovial to Cintra is 3,552,628 thousand euros. The directors state that after the date the Merger is signed, for the purpose of preparing and reviewing the Pro Forma Financial Information that must be included in the "Documentation equivalent to the Prospectus" and made available to the markets, the net asset value differs from that initially stated, being 3,502,820 thousand euros. The reason for the difference rests on certain adjustments to the information, deriving from transactions found between companies participating in the simplified merger process before the Cintra and Ferrovial merger (vid. supra section 3.2), as mentioned above, for the purpose of preparing the Pro Forma Financial Information. This is a small difference, which in any case, is irrelevant from the perspective of calculating the exchange ratio, which was not done on the basis of the accounting criteria, but rather with other parameters, in accordance with the justification in section 4.3 above.

3.4.5.	Accessory benefits and special rights

Section 12 of the Merger Project describes the effect of the merger over Ferrovial stock option plans that benefit some of the workers, directors and officers of Grupo Ferrovial, thereby complying with the provisions of Number 4 of Article 31 of the Structural Modifications Law. After the merger, Ferrovial shall succeed as the entity obliged in said plans. Option rights over Ferrovial shares shall automatically convert to option rights over Cintra shares, under the terms resulting from the exchange ratio established in this Project.

Said section also expressly indicates that there are no accessory benefits, special shares or other special rights, apart from the Ferrovial shares, for purposes of No. 3 of said Article 31.

3.4.6.	Advantages attributed to the Administrators and Independent Experts

Pursuant to Article 31.5 of the SML, Section 13 of the Merger Project indicates that neither the Directors of Cintra or Ferrovial nor the independent expert intervening in the merger process shall receive any special attributes or benefits of any kind.

3.4.7.	Effective date for exchanged shares to have the right to participate in corporate profits

Section 9 of the Merger Project sets 1 January 2009 as the date when the shares delivered in exchange –both shares issued by Cintra pursuant to the capital increase as well as those of treasury stock delivered in exchange -, shall grant their new owners the right to participate in Cintra profits.

The same section further states that previously existing Cintra shares and those delivered or issued pursuant to the exchange shall participate equally in distributions made after inscription of the merger public deed with the Mercantile Registry, in proportion to the nominal value of each share.

As such, Section 9 of the Project complies with the provisions of Article 31.6 of the SML.

3.4.8.	Effective date of the merger in the accounting

Pursuant to Article 31.7 of the SML, Section 11 of the Project establishes 1 January 2009 as the date that Ferrovial operations shall be considered as carried out for accounting purposes by Cintra. This implies a retroactive accounting effect from the effects of the merger, according to the General Accounting Plan, approved by Royal Decree 1514/2007 of 16 November, as interpreted by the Accounting and Auditing Institute (Instituto de Contabilidad y Auditoría de Cuentas).

3.4.9.	Bylaws and Regulation of the General Meeting of Shareholders of the Take Over Company

Pursuant to the requirements of Article 31.8 of the Structural Modifications Law, Section 16.1 of the Project provides a summary of the objectives sought with the new draft proposed for the bylaws that will govern the take over company, and attaches a copy of the proposed Bylaws as Annex 1.

In addition, and despite the fact that it is not legally mandatory, Section 16.2 of the Project refers to the modifications proposed for the Regulations which shall govern the General Meeting of the take over company. The text proposed for the new draft is attached to the Project as Annex 2.

Section 6 infra offers a synthesis of the objectives sought with the proposal of both texts, and a detailed justification of the modifications proposed to the current Cintra texts, for purposes of Article 144.1.a) of the Public Companies Law.

3.4.10.	Impact on employment, gender and corporate social responsibility

Pursuant to incise 11 of Article 31 of the SML, Section 15 of the Merger Project presents the possible consequences of the merger on employment, as well as its possible impact on gender in the corporate governing bodies and the influence, if any, on the company’s social responsibility.

Section 5 of this Report analyses the implications of the merger on shareholders, creditors and workers of the participating corporations.

3.4.11.	Other mentions of the Merger Project

In addition to the minimum mentions required by law, the Merger Project deals with other items whose importance or relevance make their inclusion necessary, according to the Boards of Administration conceiving and projecting the operation. These are summarised as follows:

(i)	Dividends

For strictly informative purposes and due to its importance in making the respective company appraisals, the Project (Section 10) expressly declares that the Cintra and Ferrovial Boards of Directors have not contemplated agreeing upon or proposing paying dividends until inscription of the merger.

(ii)	Tax Regimen

Section 14 of the Project indicates that the merger is subject to the tax regimen established in Chapter VIII of Title VII and Additional Provision Two of the Revised Corporate Tax Law approved by Legislative Royal Decree 4/2004, and provides for the reporting required for said purposes.

(iii)	Appointment of the Independent Expert

We note that the Project (vid. Section 17) provides that the directors of the participating companies have opted, pursuant to the provisions of Article 34.1 SML, to request that the Mercantile Registry of Madrid appoint a single independent expert to prepare (i) a single report on the Merger Project and on the assets and liabilities contributed by the company extinguished by operation of the Merger proposed, all in accordance with Article 34 of the SML and Article 349.2 of the Regulation for the Mercantile Registry; and (ii) a report on the non-monetary capital of Cintra which will be transferred to Cintra Infraestructuras by virtue of the segregation, pursuant to the provisions of Article 38 of the Public Companies Law and Articles 133 and 338 of the Regulation for the Mercantile Registry.

The request for a single independent expert under these terms is justified by the idea that a logical tie exists between the merger and segregation, whose common purpose is to constitute a single operation. Note that the appraisal of Cintra’s concessionary titles is required to appraise the company, as these are the object of the capital increase through which the segregation will be channelled.

As such the appointment of a single expert will prevent any unnecessary duplication of efforts and costs, facilitate the preparation of reports and homogenise appraisal methods, thus preventing any distortions that could prejudice the correct completion of the project operation.

(iv)	Merger Committee

Section 18 of the Project declares that said document is the result of a process of analysis and decision which in the case of Cintra, was entrusted to its Related Operations Commission (Comisión de Operaciones Vinculadas), which for these purposes was constituted as a “Merger Committee”. The Related Operations Commission is exclusively comprised of external Directors of Cintra, none of whom represent majority shareholders, and the majority of whom are independent.

Along the same line and in accordance with best corporate governance practice, the Project was approved –as indicated in Cintra Regulatory Disclosure No. 112058 dated 30 July with all Cintra directors representing majority shareholders who were appointed at the request of Ferrovial, as well as the Delegate Director Mr. Díaz-Rato, who is a member of the Ferrovial Steering Committee, abstaining.

(v)	Precedent Conditions

The effectiveness of the proposed merger and finally its inscription in the registry are subject to compliance with certain precedent conditions which are listed in Section 19 of the Project, which shall be verified no later than 15 December 2009. The conditions are as follows:

(a)
Execution of the simplified merger of Ferrovial, Ferrovial Infraestructuras, Aeropuerto de Belfast, Marjeshvan and Lernamara. These conditions shall be understood as verified by the inscription of the public deed of merger.

(b)
Completion of the subsidiarisation of Cintra assets in favour Cintra Infraestructuras. This condition shall be understood as verified by the inscription of the public deed of segregation of Cintra in favour of Cintra Infraestructuras.

(c)
Release of the current pledge over the Cintra shares owned by Ferrovial, so that said shares can be applied, as free, to the exchange of Ferrovial shares. The proposal provides that once the merger has been verified, said pledge shall be substituted by a new pledge on the shares of Cintra Infraestructuras, functionally equivalent to the Cintra shares, which further requires the completion of the precedent condition stated in paragraph (b) above.

This condition shall be understood as verified when the creditor banks grant a public deed of release of the pledge on the Cintra shares.

(d)	Obtaining of the administrative authorisations that may be deemed necessary to ensure the continuity of the major infrastructure projects of the companies participating in the merger.

The fulfilment of this condition shall be accredited by the appropriate verification resolution from the Board of Directors of Cintra and Ferrovial.

3.5.	Development of the legal process for the merger by absorption

To better understand the merger process, following is a brief description of the principal events, in chronological order, including the relevant provisions of governing law. These are set out in the following paragraphs.

3.5.1.	Approval and signature of the Merger Project

The law establishes that the merger process shall begin with the common preparation of a merger project by the directors of the intervening corporations (Articles 30 and subsequent of the Structural Modifications Law).

The common merger project object of this Report, which sets the conditions and structure of the operation, was approved and signed by the Boards of Directors of Ferrovial and Cintra in meetings held on 28 and 29 July 2009. Nevertheless, -and as declared in the Project- Cintra directors representing a majority shareholder who were appointed at the request of Ferrovial as well as one Delegate Director, all of whom are part of the Ferrovial Steering Committee, abstained from participating in the discussion and vote on the Project, due to a possible conflict of interest.

Last 30 July a copy of the Project was left with the Mercantile Registry of Madrid for recording, as agreed on 3 August, and was published on the 12 August in the Official Mercantile Registry Gazette.

3.5.2.	Report of the Independent Expert on the Merger Project and the assets and liabilities transferred by Ferrovial to Cintra.

Pursuant to Articles 34 of the SML, 38 of the Public Companies Law, and 133, 338 and 349 and concordant of the Regulation for the Mercantile Registry, on 30 July 2009

Cintra, Cintra Infraestructuras and Ferrovial presented a joint request to the Mercantile Registry of Madrid, requesting that it issue the following reports:

(i)	A single report on the Merger Project through Ferrovial will be absorbed by Cintra, and regarding the assets and liabilities to be contributed by Ferrovial to Cintra as a result of said Merger; and

(ii)	A report on the non-monetary assets Cintra to be transferred to Cintra Infraestructuras by virtue of the segregation.

On 6 August 2009 said appointment was made, naming Ernst & Young, S.L., which the same day accepted said appointment. On 14 September 2009, Ernst & Young, S.L. issued its preliminary report on the Merger Project, with the conclusions of that report contained in section 4.3 below.

3.5.3.	Directors Report on the Merger Project

In accordance with the instructions of Article 33 of the Structural Modifications Law, the directors of Cintra have prepared this Report providing a detailed explanation and justification of the legal and economic aspects of Merger Project, with special reference made to the exchange ratio for the shares, as well as the implications of the merger on shareholders, creditors and workers. This Report was approved today by the Cintra Board of Directors.

Furthermore pursuant to Article 33 of the SML, the directors of Ferrovial shall today approve a report containing the respective justification and explanation of the Merger Project.

3.5.4.	Documentation equivalent to the prospectus

Neither the issuance nor the admission of the new Cintra shares for listing in the market shall require the publication of a new prospectus; rather the CNMV shall be presented with the “equivalent information” referred to in Art. 26 RD 1310/2005 and provided to the shareholders in a timely manner. Said equivalent information shall basically include the following documents, in addition to this Report:

(a)	The remainder of the documentation made available to the shareholders with the notice of the General Meetings (v. infra section 3.6);

(b)	The pro forma financial information of the corporation resulting from the merger, for accounting purposes at 1 January 2009; and

(c)	Documents from investment banks who have advised Cintra and Ferrovial with their fairness opinion on the regarding the exchange ratio from a financial standpoint.

3.5.5.	Notice of General Meetings of Shareholders

The Cintra Board of Directors has further resolved today to call an Extraordinary General Meeting of Shareholders, to be held in Madrid on 22 October 2009 on the first notice and 23 October 2009 on the second notice. Ferrovial for its part has called an Extraordinary General Meeting of Shareholders to be held in Madrid on 20 October 2009 on the first notice and 21 October on the second notice.

The Agenda for the General Meeting of Shareholders of Cintra includes the following matters, among others:

(i)
The approval, as segregated and merged balances for the purposes provided for in articles 36 et seq of the LME, of the Cintra balance closed at 30 April 2009 and prepared by the Board of Directors in its meeting of 29 July 2009, as the merger balance for purposes of Articles 36 and others of the SML.

(ii)	As applicable, be informed on the important modifications to the assets and liabilities of the corporations participating in the merger and in the segregation.

(iii)	Discuss and, as applicable, approve the Cintra company net assets segregation in favour of Cintra Infraestructuras agreement ..

(iv)
Discuss and, as applicable, approve the merger agreement for Cintra and Ferrovial. In addition the following documents which form an integral part of the Merger Agreement, shall submit the following for consideration at the Cintra Shareholders meeting:

(a)
approval of share capital increase through the issuing of the number of new Cintra shares that are necessary for taking care of the exchange in Ferrovial shares, all under the terms set out in section 7 herein; and

(b)	The approval of the bylaws of the take over company and of the new regulation for its General Meeting, as required;

(v)	The approval of the reorganisation of the Cintra Board of Directors as a result of the merger, effective upon its inscription.

The points included in the Agenda for the General Meeting of Shareholders of Ferrovial in turn include discussion and as applicable, approval of the (i) inverse merger agreement for Ferrovial with Cintra; and (ii) simplified merger of Ferrovial with Ferrovial Infraestructuras, Aeropuerto de Belfast, Marjeshvan and Lernamara..

Upon publication of the notices to the respective General Meetings, the documents listed in detail in Section 3.6 below, shall be made available.

3.5.6.	Merger agreements and publication of notices

According to Article 40 of the SML, the Merger shall be approved by the General Meetings of Shareholders of Cintra and Ferrovial , strictly in agreement with the Merger Project.

Once the Cintra and Ferrovial Merger Agreement has been adopted, as applicable, its text shall be published in the Official Mercantile Registry Gazette (“BORME”) and in one of the newspapers with the widest circulation in Madrid, as required pursuant to Article 43 of the SML. Said announcements shall include the statement that (a) as from the effective date of the merger, the corporate name of Cintra shall become "Ferrovial, S.A."; (b) as from the effective date of the merger, the corporate address of Cintra shall become calle Príncipe de Vergara, 135, Madrid; and (c) the right of shareholders and creditors of Cintra and Ferrovial to obtain a full copy of the agreement adopted and the merger balances; and (d) the right of creditors to oppose same. Publication of the announcements shall open the mandatory period of one month for any opposition by creditors of the participating corporations whose credits date back to prior to the publication of the Merger Project, whose credit has not expired as of said time and until said credits are guaranteed (Article 44 of the Structural Modifications Law). Creditors whose credits have been sufficiently guaranteed shall not have the right to oppose.

The terms of the foregoing paragraph shall equally apply, mutatis mutandis, to publication of the Cintra company net assets segregation in favour of Cintra Infraestructuras agreement and the simplified merger agreement for Ferrovial, Ferrovial Infraestructuras, Aeropuerto De Belfast, Marjeshvan, and Lernamara. These agreements should be published simultaneously with publication of the Merger Agreement between Cintra and Ferrovial.

3.5.7.	Execution and inscription of the merger agreement

Once the corresponding merger, segregation and simplified merger agreements have been adopted, the announcements published and the legal period transpired with no creditor exercising its right to oppose, or, as applicable, the credits of opposing creditors having been satisfied or guaranteed, then the agreements for segregation of the business capital of Cintra in favour of Cintra Infraestructuras and the merger of Cintra and Ferrovial and the simplified merger of Ferrovial, Ferrovial Infraestructuras, Aeropuerto de Belfast, Marjeshvan and Lernamara, will be executed. Note on this last point that the last merger shall be effective only if the segregation and simplified merger agreements have been previously executed (v. supra section 3.4.11 ).

The documents shall be presented for inscription in the Mercantile Registry of Madrid, with a request to cancel the registries corresponding to the corporations extinguished by virtue of the projected operation -Ferrovial, Ferrovial Infraestructuras, Aeropuerto de Belfast, Marjeshvan and Lernamara-.

3.5.8.	Performance of the exchange and listing

Once the Merger has been inscribed in the Mercantile Registry of Madrid, the Cintra shares will be exchanged for Ferrovial shares under the terms established in the Project and in paragraph 3.4.3 of this Report, and the National Securities Exchange Commission and the governing market bodies and Iberclear shall be requested to allow them for listing.

3.6.	Information on the projected operation

Pursuant to the terms of Article 39 of the SML, the following documents regarding the Cintra and Ferrovial merger shall be made available to shareholders, bondholders, holders of special rights, and workers representatives, for examination in the corporate offices, effective the date of publication of the Notice of General Meeting of Shareholders of Cintra:

(a)	The Merger Project;

(b)	Reports of the Directors of Cintra and Ferrovial with regard to the Project;

(c)	The report of the independent expert;

(d)	The annual financial statements and management reports for Cintra and Ferrovial for the last three fiscal years, together with the corresponding auditors reports;

(e)	The merger balances for Cintra and Ferrovial together with the auditors reports verifying them;

(f)	The current Cintra and Ferrovial corporate bylaws;

(g)	The complete text of the new bylaws for the take over company, shown in Annex 1 of the Merger Project and Annex 1 of this Report; and

(h)	The identity of the directors of Cintra and Ferrovial and the effective date of their appointment, and the same information for those proposed as directors for the company resulting from the merger

The same mutatis mutandis documentation but related to the segregation of company net assets of Cintra in favour of Cintra Infraestructuras will also be available.

Likewise, the same mutatis mutandis documentation related to the simplified merger of Ferrovial, Ferrovial Infraestructuras, Aeropuerto de Belfast, Marjeshvan and Lernamara will also be made available at the time of publication of the Notice of the General Meeting of Ferrovial Shareholders.

Pursuant to the provisions of Article 39 of the SML, the shareholders, representatives and workers of Cintra and Ferrovial shall be authorised to request that all these documents be delivered or sent to them, free of charge, by any means allowed by law.

In accordance with the provisions of art. 117.2 of the Stock Market Law and its regulations, the proposed agreements, along with their proof and the required reports, or those made available by the Board, can also be consulted, beginning on the dates of the respective meetings on the Ferrovial web page (www.Ferrovial.es) as well as the rest of the information that article 8 determines regarding the Ferrovial and Cintra Meeting.

4.	ECONOMIC ASPECTS OF THE MERGER PROJECT

4.1.	Merger balances, annual reports and modifications

Section 6 of the Merger Project specifies that the merger balances for purposes of Article 36.1 SML will be the Cintra and Ferrovial closing balances at 30 April 2009. Those balances were approved on 29 and on 28 July by the respective Boards of Directors and were duly verified by the auditors of both companies, and shall be submitted for approval by the General Meetings of Shareholders which will resolve on the merger, before adopting the merger agreement.

It is further noted for purposes of Article 31.10 SML that the annual accounts of the merging companies corresponding to the years ending 31 December 2006, 2007 and 2008 were taken into consideration for the merger.

The merger balances and the annual accounts referred to shall be made available to shareholders, debenture-holders and those holding special rights, as well as to workers representatives, together with the remaining documents referred to in said Article 39.1 SML, when the announcement for calling the General Meetings of Shareholders which will resolve on the merger is published.

It is noted that with regard to the possibility included in Article 36.2 of the SML to modify certain appraisals to include changes in the reasonable value that could appear in the books and accounts, this possibility has not been resorted to with regard to the Cintra and Ferrovial appraisals in the accounting records closing balances at 30 April 2009.

4.2.	Exchange ratio

As indicated in Section 5 of the Merger Project, the exchange ratio for the merger, with no complementary cash compensation of any kind, is as follows: four (4) Cintra shares with a face value of twenty cents of euro (€0.20) each, for each Ferrovial share with a face value of one euro (€1.00).

4.3.	Justification of the exchange ratio

The exchange ratio, in accordance with the provisions of article 25 of the SML, was determined based on the real value of Cintra and Ferrovial assets and liabilities..

Merrill Lynch Capital Markets España, S.A. S.V. (hereinafter, "Merrill Lynch"), financial advisor to Cintra regarding the merger process, by request of and for the Cintra Board of directors, issued a "fairness opinion" on 30 July 2009 regarding the fairness of the aforementioned exchange ratio from the financial point of view of Cintra shareholders, different from its majority shareholder. Likewise, there is proof that Banco Bilbao Vizcaya Argentaria, S.A. appropriately issued a "fairness opinion" expressing to the Ferrovial Board of Directors that the exchange equation is fair for their shareholders.

The criterion used by the Cintra Board of Directors to determine the real values of the Ferrovial and Cintra net assets for determining said exchange ratio was the stock market price of each company on 27 July 2009 (the date immediately prior to the Ferrovial and Cintra Board of Directors meeting in which the Merger Project was taken under consideration and decided upon), although correcting the Cintra price upwards to compensate for the pronounced negative evolution that came about based on the fact that the study of the possible merger was made public.

The use of the stock market price as a criterion for appraisal (adjusted in Cintra's case) is justified by being the most commonly used criterion for company merger prices when dealing with stocks with a considerable amount of liquidity, as in this case. Additionally, the stock market price method is the method that the legislator tends to consider preferential for determining the real value in the case of stock market traded stocks (e.g. in art. 159.1 c), in fine LSA; for the purpose of determining the reasonable value of shares to be issued in share capital increases with rights to first refusal rights it is presumed that this price comes from the stock market price "except when the contrary is justified".

Contrarily, if it is reasonable to simply use the Ferrovial stock market price when underwriting the Merger Project, the price of Cintra on these dates, as mentioned above, should be corrected upwards. The reason for this, once the study of a possible merger was known by the markets, the expectations related to the process determined, in the opinion of the Cintra Board (integrated by named non-shareholding external members for these purposes) the negative evolution of the Cintra price after 19 December 2009, the date in which the possible merger was publicly made known. From this date until 27 July 2009, the Cintra price per share decreased 15% while in the same period the price of comparable companies in the highway sector rose 16%1.

For the purpose of quantifying the appropriate correction – which is to say, the discount that should be attributed to the Cintra share price on 27 July 2009- the difference between this price and that of 19 December 2008 should be taken into consideration. The implicit exchange equations that would have resulted from qualifying this correction, which would be equivalent to taking said previous Cintra price under consideration, would be the following according to the closing price on 18 December 2008 or the weighted average volume traded in the period between the Cintra 2009 third quarter earnings publication date (i.e. 29 October 2008) and said date:

Periods prior to 19/12/08	Cintra Price (€)[2]	Implicit Exchange Equation[3]
1 day (18/12/08)	5.89	4.36x
Average for the 29/10/08 - 18/12/08 period[4]	6.17	4.16x

1 Variation of an index composed of Abertis, Atlantia, Brisa and Macquarie Infrastructure Group (MIG) weighted by stock market capitalisation. MIG evolution in euros. The evolution of the historic Cintra and comparable companies stock market prices was calculated by making adjustments based on cash dividends and shares.

2 Historic Cintra prices adjusted for cash dividends and shares.

3 Cintra shares for each share of Ferrovial. Ferrovial based on its closing price on 27 July 2009.

4 Average weighted by traded volume.

During the negotiation process, Ferrovial and Cintra have been in agreement in the specific discount estimate from which Cintra was trading on 27 July 2009 at 22%, which brings about the exchange equation of four to one. Therefore, the corrected Cintra price for the purposes of determining the exchange equation was 6.4175 euros, approximately 9% above the closing price on 18 December 2008 and approximately 4% above the average price weighted for volume traded during the period between the date of publication of Cintra's 2009 third quarter results (i.e. 29 October 2008) and said date. This is considered reasonable given the positive evolution of comparable ones between December 2008 and July 2009.

Therefore, the real value attributed to each company, applying the above criteria for determining the exchange ratio, was the following:

-
In the case of Ferrovial, 3,561 million euros resulting from multiplying the number of shares in circulation (subtracting the entire treasury stock) by their closing price of 27 July 2009 (25.67 euros).

-
In the case of Cintra, 3,586 million euros resulting from attributing each Cintra share a value of 6.4175 euros and multiplying this amount by the number of shares in circulation (subtracting the entire treasury stock).

The Cintra Board of Directors, integrated by named non-shareholding external members for these purposes, to appraise the companies for the purpose of setting the exchange equation, was inclined towards the criterion set out in section 4.3 herein, although it also analysed and considered all of the appraisal work carried out by the financial advisor, Merrill Lynch, and in particular, the result of applying other methods. Among these, it has taken into account the joint application of the following two methods that may be considered more representative or appropriate for the case than the one that was chosen:

-	Cash flow discount: would give a range for the exchange equation between 5.16 and 6.05 Cintra shares for each Ferrovial share.

-	Appraisals by financial analysts: the exchange ratio would be in a range between 3.44 and 8.08 Cintra shares for each Ferrovial share.

All in all, the Cintra Board of Directors considers that the proposed exchange rate for the Merger Project is sufficiently justified and is fair for Cintra shareholders. This was confirmed first by the "fairness opinion" issued by Merrill Lynch, Cintra's financial advisor, to its Board of Directors, regarding the Cintra shareholders who are not Ferrovial shareholders. Second, this was confirmed more recently by Ernst & Young, S.L., independent expert designed by the Mercantile Registry of Madrid referenced in section 3.5.2 above, whose conclusions are as follows:

“In agreement with the work done, for the sole purpose of complying with article 34 of the Structural Modifications Law and taking into account what is described in section 11 above, we consider that:

- The appraisal methods used in determining the real value of the Companies are adequate in the context and circumstances of the proposed transaction, the exchange rate contemplated in the Common Merger Project being justified.

- The assets and liabilities contributed by the company taken over is at least equal to the maximum amount of the capital increase of the takeover company contemplated in the Common Merger Project.

Our conclusion must be understood in the context of the scope and procedures employed in our work, without the possibility of any additional liability other than that related to the reasonableness of the appraisal methods used and the exchange rate proposed, arising from such conclusion.

This Special Report has been prepared only for the effects contemplated in article 34 of the Structural Modifications Law and must not be used for any other aim”.

4.4.	Net book value of Ferrovial assets and liabilities to be transferred to Cintra

According to the Ferrovial balance at the effective accounting date of the merger, which is 1 January 2009 and as indicated in Section 6.2 of the Merger Project, the value of Ferrovial treasury stock to be received by Cintra is 3,545,084,000 €, which, after the corresponding adjustments, gives a net value of the assets and liabilities transferred of 3,502,820,000 € (vid supra 3.4.4)..

5.	IMPLICATIONS OF THE MERGER FOR SHAREHOLDERS, CREDITORS AND WORKERS

5.1.	Implications for shareholders

As a result of the merger current shareholders of Ferrovial will no longer be classified as such, but rather incorporated as shareholders of Cintra. Current shareholders of Ferrovial will receive Cintra shares in proportion to their respective participation in Ferrovial capital, according to the exchange ratio set (vid. supra section 4.2). The shares shall be exchanged as described in Section 3.4.3 above; consequently no special document is required by the shareholders of Ferrovial.

Effective as from the date of the merger, Ferrovial will be extinguished and will become part of Cintra. Consequently their current standards of corporate governance will no longer be valid. Cintra will be governed by the bylaws attached to this Report as Annex 1 (which will therefore regulate relations between Ferrovial shareholders and the corporation resulting from the merger) –understanding that they must first be approved by the General Meeting of Cintra deciding on the merger, and by that of Ferrovial, as full members of the Project. Section 6 of this Report presents a detailed justification of the modifications proposed to the bylaws.  The regulation attached to this Report as Annex 2 shall govern the General Meeting of Shareholders of Cintra upon the completion of the merger –if and when it has been approved by the General Meeting of Cintra deciding on the merger, and by that of Ferrovial, as full members of the Project. Section 6 of this Report also includes a detailed justification of the modifications proposed for the Regulation for the General Meeting. The remaining standards of corporate governance for the corporation resulting from the merger, shall be those currently governing Cintra.

Finally, it is noted that for the current Ferrovial shareholders, the merger implies an increase in rights and duties, equal conditions with current shareholders of Cintra which they are due, pursuant to law and the bylaws, as shareholders. The shareholders of the absorbed corporation shall more specifically have the right to participate in the profits of the absorbing company, obtained beginning 11 January 2009.

5.2.	Implications for creditors

The inverse merger will imply the universal transfer to Cintra, in a single act, of all the goods, rights and obligations comprising the assets and liabilities of Ferrovial.

Cintra's obligations that could have been contracted with its creditors prior to the merger shall remain unchanged. Legal relations of Ferrovial, including those entered with its creditors, shall be kept current, even though the owner has changed to Cintra (except those where the change of owner leads to their cancellation, and which will no longer be effective). Consequently, Cintra shall become debtor in obligations formerly contracted by Ferrovial with its creditors.

On the other hand, as explained in Section 3.3 of the Merger Project, some relevant financial creditors of Ferrovial hold a pledge over Cintra shares which are currently owned by Ferrovial. After the merger, the pledge will be substituted by another over the shares of Cintra Infraestructuras which, upon completion of the scheduled segregations, shall for those purposes be functionally equivalent to the Cintra shares.

Finally we recall that upon publication of the merger agreement, Cintra creditors whose credits have not expired and which were not incurred before the date of publication of the Merger Project, can exercise their rights to oppose the merger, within the period of one month and until said credits have been guaranteed, under the terms of Article 44 of the SML. Creditors whose credits are sufficiently guaranteed, shall have no right to oppose.

5.3.	Implications for the workers

After the merger, Cintra, as the take over company, shall act as the head company of Grupo Ferrovial, the head of its different businesses and the company listed on the securities markets. As such it assumes all the organisation and personnel of Ferrovial to carry out all these functions. Pursuant to the provisions of Article 44 of the Workers Bylaw which regulates the case of succession of the company, Cintra shall take the place of Ferrovial in all the labour rights and obligations for said workers.

Cintra shall fulfil its obligations to report and, as applicable, to consult regarding the legal representation of its workers, as provided in labour regulations. Furthermore it shall notify the pertinent labour organisations of the planned merger, and in particular the General Treasury of Social Security.

The segregation of Cintra net assets in favour of Cintra Infraestructuras shall entail the transfer of human resources for exploiting the transferred business, where the provisions of Article 44 of the Workers Bylaw and concordant law relating to the succession of companies shall be applicable.

As such it is believed that the merger will have no negative impact on employment.

6.	BYLAWS AND REGULATION OF THE MEETING OF SHAREHOLDERS OF THE TAKE OVER COMPANY

6.1.	Foundation of the justification

As indicated supra in Section 3.4.9, pursuant to the requirements of Article 31 of the SML, new bylaws have been proposed for the take over company. In addition and although not required by law, a proposed draft of a new regulation for the General Meeting of Shareholders was incorporated. Both the bylaws as well as the regulation shall be submitted for discussion and approval by the General Meetings of Shareholders of Cintra and of Ferrovial which shall decide on the merger.

From Cintra's point of view, the new bylaws must be submitted for approval by the General Meeting, following the regimen of bylaw modifications. As such this report must speak directly and in detail on the proposed modification of the bylaws, not just for the effects of Article 33 of the SML but also for the provisions of Article 144.1 a) of the Public Companies Law. Furthermore the General Meeting of Cintra must adopt the new draft proposed as its regulation, pursuant to the provisions of Article 113 of the Securities Exchange Law and Article 28 of its Regulation. As such the Board of Directors of Cintra must present the corresponding proposal to the Meeting, for its agreement. In section 6 hereunder the justification by the Cintra Board of Directors is formulated based on the proposed changes to the bylaws and regulations.

From the point of view of Ferrovial, although the proposal of new bylaws do not automatically lead to a modification of the bylaws, inasmuch as these are embedded in a broader operation – the merger – it is appropriate for the General Meeting of Shareholders of Ferrovial to decide on them. This shall be the procedure when the Merger Project is decided upon; the new bylaws proposals shall form part of this. For the same reason, although the General Meeting of Shareholders of Ferrovial is not governed by the regulation which is proposed for modification, it is appropriate –insofar as it is within the Merger Project- for it to resolve in this regard.

Consequently, the report provides for the administrators of Ferrovial for the Merger Project to issue today the justification formulated by the Cintra Board of Directors for the Ferrovial Board of Directors to act as required.

6.2.	Justification of the proposed modifications to the bylaws

6.2.1.	Introduction

This justification discusses the proposed modification to the corporate bylaws of Cintra (hereinafter referred to as the “Corporation”), which shall be submitted for the approval of the General Meeting of Shareholders which will also resolve on the merger of Cintra and Ferrovial. This report is prepared for the joint purposes of Articles 33 of the SML and 144.1 a) of the Public Companies Law.

The bylaws determine the rules of organisation and functioning governing the Corporation and furthermore set out the rights and obligations of the shareholders as permitted by Law. The importance of these bylaws as the basic mechanism for ordering corporate life explains their natural tendency to a certain stability in their normative content; however this is in no way incompatible with the possibility of modifying them. On the contrary, corporations undergo various and different vicissitudes and, on occasion, the demands of their economic activity, new legislation and other causes require a revision, update or technical perfection of their organisational structure and the regimen under which they function. A bylaw modification is the ideal instrument for achieving these ends.

As such, and inasmuch as the merger with Ferrovial has made it necessary to modify some of the precepts of these bylaws, and considering that after the merger Cintra will inaugurate a new step of its corporate life, it is considered that the best interests of the Corporation require that a new draft of the bylaws be proposed to the General Meeting of Shareholders.

6.2.2.	Form of the proposal

Having realised the extent of the statutory reform proposed, the Board of Administration considers it appropriate to present the General Meeting of Shareholders with a proposal to approve a new text (the “New Bylaws”), so that these will have the unified style and systematic coherence required with the bylaws which, if approved, shall be applicable to the Corporation in the future.

Attached to this Report as Annex 1 is the text proposed for the New Bylaws. Attached as Annex 2 is the text of the corporate bylaws currently in effect (the “Current Bylaws”). Finally, and solely to facilitate identification of the changes proposed and an appropriate understanding of same, attached hereto for merely informative purposes is Annex 3, a table comparing the corresponding paragraphs of the New Bylaws and the Old Bylaws.

6.2.3.	General justification of the proposal

The modified bylaws proposed for approval by the General Meeting of Shareholders is in response to three fundamental objectives: (i) reflect some modifications considered appropriate in light of the merger of Cintra and Ferrovial; (ii) bring the Cintra bylaws, which shall remain essentially unchanged, closer in some aspects to those of Ferrovial; (iii) introduce technical improvements and certain adjustments in line with recent legislation and best corporate governance practices.

1.	Modifications deriving directly from the merger of Cintra and Ferrovial

The first object of the reform proposed consists of adapting the bylaws to the new situation of the Corporation after it has merged with Ferrovial. This would involved changes to (i) the Cintra name, which will become “Ferrovial, S.A.”, in order to preserve the name and the intangibles associated with the head company, which has formed the framework for the consolidation of the absorbing company; (ii) its legal address, which shall coincide with the current address of Ferrovial; and (iii) its business capital.

2.	Bring closer to the Ferrovial Bylaws

As a result of the operation referred to in this Report, Cintra shall absorb Ferrovial, its head company. This explains why certain rules governing the organisation of the corporation absorbed should remain in effect in the resulting corporation. As such, this second objective is in reality a concretion of the above. The new elements which are included for this purpose basically refer to (i) remuneration to directors (under the terms recently agreed by the General Meeting of Ferrovial), and (ii) the number of members of the Audit and Control Committee.

3.	Modernisation, technical improvement and adaptation to new legislation and best corporate governance practices in the New Bylaws

The third principal of the reform proposed is more instrumental in nature. Certain reforms and additions proposed are not intended to introduce substantive changes, but rather to modernise and perfect the drafting of current bylaws, clarifying and completing determined precepts to allow a more secure interpretation. In this line the structure of numerous precepts of the Old Bylaws have been modified, in order to adapt them to the methodology governing the New Bylaws.

The reform further is an attempt to adapt the bylaws to recent legislation affecting Spanish corporate law, and in particular the Structural Modifications Law.

Another of the purposes which is grouped under the broader objective of modernisation is to adapt the bylaws to the latest recommendations and best practices for corporate governance, raising the commitment of the Corporation to the basic principles of good governance.  More specifically, the recommendations of the Unified Good Governance Code (the “Unified Code”) published by the National Securities Market as Annex I to the Report issued by the Special Task Force on Good Governance in Listed Companies on 19 May 2006 and approved by the National Securities Market Council on 22 May 2006, have been taken into account. A good part of these recommendations had already been incorporated in the Regulation for the General Meeting and the Regulation for the Board of Directors, including proposals corresponding to regulation of the following elements, among others:

(i)	distribution of jurisdiction between the governing bodies of the Corporation

(ii)	operating principles of the governing bodies;

(iii)	express assignation to the Board of Directors of management and supervisory powers;

(iv)	establish the creation of value for shareholders as the purpose of the actions of the Board of Directors;

(v)	regulation the Nomination and Remuneration Committee; and

(vi)	the section relating to the directors bylaws.

As indicated above, given the scope of the reform, the Board of Directors has decided to draft a new regulation for the bylaws of the Corporation, and to incorporate them –with all appropriate modifications, deletions and clarifications- in a single text, with the required unanimity of style and method. In addition, each of the articles has been divided into various sections, all differentiated and numbered, to facilitate the process.

6.2.4.	Detailed justification of the proposal

Having laid out the general outlines of the reform, the modifications proposed are justified and explained in greater detail, as follows:

1.	Modification to Article 1 of the bylaws

To promote the market identification of the resulting company as a new entity, as a global infrastructure management company and head of Grupo Ferrovial, the Board of Directors has agreed to propose that the name Cintra be changed to “Ferrovial, S.A.”, thereby preserving the good will and intangible assets of the corporation absorbed.

2.	Modification of Article 4 of the bylaws

The purpose of this change is to transfer the legal address of the corporation to the corporate domicile registered, before the merger, for Ferrovial, specifically to Madrid, calle Príncipe de Vergara número 135.

3.	Modification of Article 5 of the bylaws

This modification fulfils the requirement to reflect in the bylaws the capital increase resulting from the merger of Cintra and Ferrovial.

Consequently the amount of corporate capital will be of ONE HUNDRED AND FORTY SIX MILLION SEVEN HUNDRED AND TWO THOUSAND AND FIFTY ONE EUROS (146,702,051 €), and the number of shares in circulation will increase to SEVEN HUNDRED AND THIRTY THREE MILLION FIVE HUNDRED AND TEN THOUSAND TWO HUNDRED AND FIFTY FIVE

(733,510,255), all with no change to the current face value of the Corporate shares.

4.	Technical improvement of Articles 6 and 7 of the bylaws

The change here simply offers a technical improvement to the clauses, with no substantive change made to the content.

Article 6 of the New Bylaws incorporates a new section, which basically clarifies that the book entries made in the corporate books will be done by an entity authorised for this purpose.

Given the importance to shareholders and to improve the technical accuracy of Article 7 of the Current Bylaws, the list of specific rights attributed to shareholders was extracted from Section 1 to form part of Section 2; consequently Section 2 is Section 3 of the New Bylaws.

5.	Introduction of two new bylaws, as new Articles 8 and 9 of the corporate bylaws

New articles 8 and 9 were added to the bylaws to regulate the issuance of non-voting shares and to incorporate a new provision for the issuance of callable shares.

Article 8 of the New Bylaws regulates the regimen of non-voting shares which may in the future be issued by the Corporation, limiting possible issues to a face value of not more than half of paid in capital. It further specifies the terms under which the owners of non-voting shares shall have the right to dividends, setting the minimum annual amount at 5 per cent of paid in capital for each non-voting share; and furthermore under the terms of Article 91.4 of the Public Companies Law, acknowledges that the owners of non-voting shares have pre-emptive subscription rights. Finally some additional reflections are made to facilitate understanding of the legal regimen of the non-voting shares.

Article 9 on the other hand relates to callable shares, numerically limiting possible issues to one fourth of corporate capital. Section 2 expressly regulates their conditions to the agreements corresponding to their issue, which shall be made prior to the appropriate modification of the bylaws, which shall determine, according to the law, the rights inherent to each type of these special shares.

6.	Introduction of a new article, as new Article 10 of the corporate bylaws

This legal principle corresponds to Article 8 of the Current Bylaws in the case of multiple ownership of the shares. With the reform, each share shall be specifically described as indivisible, and the regulation applicable to cases of co-ownership, pledge, usufruct and other limited real rights over the shares is completed by the determinations set in Articles 66 and following of the Public Companies Law.

7.	Introduction of a new article, as the new Article 11 of the corporate bylaws

The inclusion of this new legal principle incorporates the contents of Article 9 of the Current Bylaws relating to the transfer of shares, and completes the addition of four new paragraphs (3 through 6) which regulate the different aspects of the transfer of shares deriving from the form in which they are represented (book entries) and the constitution of limited real rights over the shares.

8.	Introduction of a new article as the new Article 12 of the corporate bylaws

This principle reproduces Article 10 of the Current Bylaws regarding capital calls, and adds a new Section 3 referring to delinquency on the part of the shareholders and the consequences of same. In addition the current regulation for the reform introduced by point eight of the Final First Provision of the SML is introduced, modifying Article 42 of the Public Companies Law to introduce the requirement that the maximum for payment of a capital call be set by the bylaws. This period is set at 5 years.

9.	Introduction of a new article as new Article 13 of the corporate bylaws

Article 13 of the New Bylaws is an exact copy of Article 11 of the New Bylaws, relating to capital increases. As such the statutory provision regarding the efficacy of an incomplete capital increase is maintained.

10.	Introduction of a new article as new Article 14 of the corporate bylaws

Article 14 of the New Bylaws regarding authorised capital, corresponds to Article 12 of the Current Bylaws, however a last incise is introduced in section 1 which in turn is in response to the inclusion of two new articles of non-voting shares and callable shares (vid. supra point 5). The new incise will expressly provide for the possibility that the Board of Directors can, by virtue of the delegation from the Meeting, issue non-voting or callable shares.

11.	Introduction of a new article, as new Article 15 of the corporate bylaws

Article 15 of the New Bylaws holds the content of Article 13 of the Current Bylaws, introducing the technical novelty of suppressing the right to pre-emptive subscription rights held by owners of convertible bonds, resolved by the Final First Provision, Point 16, of the SML.

12.	Introduction of a new article as new Article 16 of the corporate bylaws

The new Article 16 faithfully reflects Article 14 of the Current Bylaws, which regulates reductions in corporate capital.

13.	Introduction of a new article as new Article 17 of the corporate bylaws

This principle corresponds to the old Article 15 regarding the forced redemption of shares. The content remains unchanged, except to extend the period used to calculate the minimum amount of the compensation payable to owners of redeemed shares, to 3 months.

14.	Introduction of four new articles as new Articles 18, 19, 20 and 21 of the corporate bylaws.

The objective of the reform here is to fix the most relevant aspects relating to the issue of bonds, convertible bonds and exchangeable bonds and the issue of other securities. Principles new points are as follows:

a)
Article 18 which corresponds to Article 16 of the Old Bylaws, specifies the conditions under which the Meeting can delegate to the Board the power to issue simple or convertible or exchangeable bonds, all in accordance with criteria that have been fully consolidated in our practice and which are justified by analogous application of the provisions of the general regimen for bond issues, in Article 153 of the Public Companies Law and in Article 319 of the Regulation for the Mercantile Registry.

b)
Article 19 as proposed includes the provisions of Article 17 of the Old Bylaws, eliminating section 2 by modification of the First Final Provision, point 16 of the SML, which has eliminated the pre-emptive subscription rights held by owners of convertible bonds.

c)
Article 20 of the New Bylaws, which is new text, is introduced for technical reasons. The purpose is to regulate the syndicate of bondholders, completing the content of the Public Companies Law by limiting the maximum amount of costs incurred by the syndicate to be paid by the Corporation at 1% of the annual interest earned on the bonds issued.

d)	Finally, new Article 21 copies all of Article 18 of the Current Bylaws, regarding the issue of other securities by the Corporation.

15.	Introduction of a new article as new Article 22 of the corporate bylaws

This principle reforms the provisions of Article 19 of the Current Bylaws, for both technical reasons as well as for good corporate governance. In effect it gives an example of the spheres of jurisdiction of the General Meeting which is substantially aligned with the Recommendations of the Unified Code, and also reinforces the legal security of the shareholders in a matter as important as this.

16.	Introduction of a new article as new Article 23 of the corporate bylaws

This principle is a new element intended to reflect, in the bylaws, the principles followed by the governing bodies of the Corporation in their activities: overseeing corporate interest –defined as the common interest of the shareholders- and equal treatment. These two principles are inspired not just by the Public Companies Law, but are also identified by mercantile doctrine and good governance codes as fundamental to the activities of corporate bodies (vid. Recommendation No. 7 of the Unified Code).

17.	Introduction of two new articles as new Articles 24 and 25 of the corporate bylaws

These two precepts which regulate the General Meeting and its different types, seeks to improve the structure and clarify the drafting of Articles 20 and 21 of the Current Bylaws, without introducing any substantial change.

18.	Introduction of a new article as new Article 26 of the corporate bylaws

This principle covers the provisions of Article 22 of the Current Bylaws, but improves the wording and completes the cases presented. It clearly reflects the two perspectives from which the Board of Directors can provide the Notice of General Meeting: power and requirement.

19.	Introduction of a new article as new Article 27 of the corporate bylaws

Article 27 of the New Bylaws substantially corresponds to Article 23 of the Current Bylaws, the provisions of Article 19 of the Current Bylaws although it does incorporate a new element of little substance. It includes a systematic modification to regroup some provisions by section, and another more technical modification which is intended to regulate the shareholders rights to examine relevant information on the proposals contained in the Agenda.

20.	Introduction of three new articles, as new Articles 28, 29 and 30 of the corporate bylaws

The purpose of this group of articles is to regulate the shareholder’s right to attend the General Meeting, the forms of representation admitted for said purpose, and to set the time and place for the meeting. The new articles substantially include the content of Articles 24 and 25 of the Current Bylaws, giving them a better structure and systemization. As such:

a)
The contents of Article 24 of the Current Bylaws have been grouped into two different articles, 28 and 29. The first establishes the rules regarding attending the General Meeting, while the second regulates in detail the conditions set to represent shareholders. A reference is added regarding representation by public request, expressly referring to the law and regulating of the General Meeting.

b)
Article 30 reproduces Article 25 of the Current Bylaws, although it also grants to the Regulation for the General Meeting the possibility of establishing conditions for attending the meeting through simultaneous connection to various places, as an issue within its sphere of influence.

21.	Introduction of a new article as new Article 31 of the corporate bylaws

New Article 31 discusses the rules for constitution of the General Meeting and corresponds to Article 26 of the Current Bylaws. On the one hand it updates the cases for modifications of the bylaws which pursuant to the SML require the presence of a reinforced quorum for the valid adoption of the resolution; and on the other it adds a new paragraph which automatically reduces the Agenda to the points that do not require a special quorum in the absence of the quorum necessary to decide on all the proposals included. It also systemises the old regulation by dividing it into sections.

22.	Introduction of five new articles, as new Articles 32, 33, 34, 35 and 36 of the corporate bylaws

This group of principles regulates different aspects of the General Meeting. The new elements included are, in short, as follows:

a)
New Article 32 regarding the Board of the Meeting of General Shareholders, includes the content of Article 28 of the Current Bylaws, completing some of its aspects. The new draft refers to the Board as the governing body of the Meeting and to its members.

b)
Articles 33 and 34 which respectively establish the bases for preparation of the list of those attending the Board, and the terms under which they carry out their discussions and adopt the resolutions, reproduce the content of Articles 29 and 30 of the Current Bylaws.

c)	The proposed Article 35 corresponds to Article 31 of the Current Bylaws, perfecting its structure and content and offering a more comprehensive regulation that is better adapted to the provisions of Article 112 of the Public Companies Law which regards a basic shareholder’s right: information.

d)
Finally, Article 36 provides for the statutory closure of the General Meeting, regulating the minutes and their certification. The modifications introduced over the correlative article of the Current Bylaws, Article 32, are minor and for purely technical reasons.

e)
Finally the regulation for a Universal Meeting, contained in Article 27 of the Current Bylaws, is completely eliminated, since its inclusion in the new bylaws would be superfluous (inasmuch as it is governed by the necessary standards of law) and not necessary, since its qualities as a listed Corporation would make a Universal Meeting of the shareholders highly improbably.

23.	Introduction of a new article as new Article 37 of the corporate bylaws

New Article 37 reproduces Article 33 of the Current Bylaws, except its heading, which is changed to “Structure of the Board of Directors” to understand that it better defines the content and purpose of the concept. The wording of section 1 was also improved, and the principle that the Board inform the General Meeting not just of the approval of its own regulation, but also of their successive modifications. This last change is due to reasons of transparency and good corporate governance.

24.	Introduction of two new articles as new Articles 38 and 39 of the corporate bylaws

The purpose of including this group of articles is to delimit and systematise the powers corresponding to the Board of Directors as the governing body of the Corporation. In this sense:

a)
Article 38 is a new concept for the purpose of including in the bylaws the essence of Recommendation No. 8 of the Unified Code. Although this Recommendation was already included in the Regulation for the Board of

Directors, it was considered that due to its relevance it should also be reflected in the regulation for the supreme body.

b)
Article 39 is an adaptation of Article 42 of the Current Bylaws, however eliminating the conditions under which the Board can extend powers to represent it, considering that since these can be dispensed with, their presence could be confusing. In addition Section 2 is introduced with the possible powers of attorney that can be granted by the Corporation, both general and special.

25.	Introduction of a new article as new Article 40 of the corporate bylaws

The purpose of this article is to reflect, in the bylaws, the principle already stated in current Article 7 of the Regulation of the Board of Directors and in Recommendation No. 7 of the Unified Code. As such the new statutory principal provides that the Board of Directors and its delegated bodies shall exercise their powers and carry out their duties to sustainable maximise the long time value of the Company in a way that is to the shareholders’ interest. The concept is completed with the reproduction of third paragraph of Article 7 of the current Regulation for the Board of Directors, referring to the obligation of the Board to see that the Company comply with current legislation regarding the uses and good practices of sectors or countries where the Company performs its activities and observe the additional principles of social responsibility which were voluntarily accepted. As such it consecrates, at the statutory level, principles of great relevance in guiding the activities of the management body, reflected in Recommendation 7 of the Unified Code and which are implemented by the Corporation.

26.	Introduction of two new articles as new Articles 41 and 42 of the corporate bylaws

The purpose of these principles is to regulate a fundamental matter, which is the composition of the Board of Directors, in quantitative and qualitative terms:

a)	Article 41, which deals with the quantitative composition of the Board, contains Article 34 of the Current Bylaws, introducing a new section 7 regarding cases of resignation of board members and the form of covering possible vacancies, which is regulated in Article 40 of the Current Bylaws.

b)
Article 42, which deals with the composition of the Board from a qualitative perspective, corresponds substantially to Article 35 of the Current Bylaws, although it also includes some minor changes. The first of these is the change in the name to “Qualitative Board Membership”, which is understood to better reflect the spirit and purpose of this principle. Secondly the content of the principle has been structured in a more organised form through the re-grouping of its sections. Finally, new section 5 refers to the Regulation of the Board of Directors (drafted according to the Unified Code) to specify the meaning of the terms external director, domanial director, independent director and executive director.

27.	Introduction of three new articles, as new Articles 43, 44 and 45 of the corporate bylaws

The reform at this point intends to break down and regulate more strictly and in greater detail, the structure of the matters listed in the Current Bylaws under the heading “Duties of the Board of Directors”. The following changes are incorporated:

a)	In Article 43 regarding the President of the Board, new content not contained in the Current Bylaws is added, to specify the functions corresponding to the office.

b)
Article 44, which concerns the Vice President of the Board, improves the regulation of this figure from a technical point of view, providing that successive Vice Presidents are correlatively numbered in order to facilitate substitutions, as applicable.

c)	Finally Article 45 contains the regimen for the Secretary of the Board of Directors, without introducing any changes other than those intended to clarify and systematise the current regulation.

28.	Introduction of a new article as Article 46 of the corporate bylaws

New Article 46 contains and completes the contents of Article 38 of the Current Bylaws, regarding meetings of the Board of Directors. Again, it fundamentally deals with modifications of a technical nature that attempt to perfect and clarify the current wording. The flexibilisation of the form of notice must be pointed out, expressly through the provision of the use of email and, in case of emergency, telephone. Although the wording of the Current Bylaws leaves these possibilities open, speaking only in generic terms, it is appropriate to specify them to prevent any questions in their interpretation. In addition a last section is added which provides that the minutes must include a declaration of the details relating to constitution of the meeting.

29.	Introduction of a new article as new Article 47 of the corporate bylaws

The new Article 47 substantially corresponds to Article 39 of the Current Bylaws. In addition to small corrections in the wording to improve its technical accuracy, some new concepts are introduced such as the provision, in section 3, that the directors shall make all efforts to attend the meetings of the Board. Section 6 of Article 39 of the Current Bylaws is deleted, which provides the quorum necessary to modify the regulation of the Board of Directors, as this was understood to deal more with the Regulation, and its inclusion in the bylaws could represent an obstacle to the power of self-organisation which was granted to this body, thus representing a negative influence on its functioning.

30.	Introduction of a new article, as new Article 48 of the corporate bylaws

This article includes the provisions of Article 41 of the Current Bylaws, completing its content and perfecting its drafting. New and more profound concepts include section 2, which incorporates a provision relating to approval of the minutes, and section 4 which refers to certification of the resolutions adopted by the Board of Directors.

31.	Introduction of new Section 4 in Chapter II of the corporate bylaws, relating to delegate bodies and Board committees

To provide the bylaws with a more orderly structure, a new Section 4 was added as part of the Chapter III, with the title “Delegation and Board Committees”, comprising Articles 49 to 53 of the bylaws relative to the delegation of powers, the Audit and Control Committee and the Nomination and Remuneration Committee.

32.	Introduction of a new article as new Article 49 of the corporate bylaws

New Article 49 reflects the content of Article 43 of the Old Bylaws. Without prejudice to some minor technical improvements and modification of the title of the article which is now “Delegation of Powers”, the principal change in this point incorporate is to provide the supplementary rules under which the Board can appoints it committees.

33.	Introduction of three new articles as new Articles 50, 51 and 52 of the corporate bylaws

This group refers to the composition, responsibilities, operation and duties of the Audit and Control Committee, which matters are regulated in the Current Bylaws in a single paragraph (Article 44). As such the principal changes are, on the one hand, to systematise and order the rules, before separating them into three separate articles; and on the other hand, to amplify the number of members of this Committee so that it adapts to the form already existing in Ferrovial. As such it establishes that the Committee shall have a minimum of 4 and maximum 6 members, and the period set for the office of President is 4 years.

With regard to the functioning of the Audit and Control Committee, the regulation is simplified in this regard as it is considered unnecessary to cover all the detail in the bylaws, since this is a matter more properly set forth in the Regulation for the Board of Directors.

With regard to the duties of the Audit and Control Committee which are regulated in Article 52, these correspond to the duties attributed in the Current Bylaws, which in turn are related to Recommendation 50 of the Unified Code.

34.	Introduction of a new articles as new Article 53 of the corporate bylaws

This principle relating to the Appointments and Remuneration Committee is included in order to adapt the corporate bylaws to Recommendations Nos. 54 through 58 of the Unified Code. This is a new concept only regarding the matters that Cintra does not have to take care of with this Commission. Nevertheless, the Namings and Compensation Commission already existed in Ferrovial, and was carrying out its functions according to the abovementioned Recommendations of good governance. In this regard, Article 53 of the New Bylaws specifies the structure, composition and duties of this Committee, as provided in the Unified Code, based on the regulation already contained in the Ferrovial corporate governing rules.

35.	Introduction of new Section 5 in Chapter III of the bylaws, relating to the Directors Bylaws

A new Section 5 is introduced in Chapter III under the title “Directors Bylaws”, comprising Articles 54 to 57 of the New Bylaws regarding the duration of the term of the director, termination and obligations, as well as relating to the form of remuneration. As such it achieves the double objective of making the bylaw structure more orderly and clearly delimiting the different aspects of the position of director, thereby complying with the principles of transparency and finally with best corporate governance practices.

36.	Introduction of three new articles as new Articles 54, 55 and 56 of the corporate bylaws

New Articles 54, 55 and 56 regulate the term, termination and obligations of the directors, as follows:

a)
Article 54 completes the terms established in Article 37 of the Current Bylaws regarding the term of a director, adding two new sections. The first establishes the need for the General Meeting to ratify the appointment of directors appointed by co-optation, and the second incorporates Recommendation No. 22 of the Unified Code, which limits the term of an independent director to 12 years.

b)
Article 55 partially incorporates the contents of Article 32 of the Regulation for the Board of Directors regarding the causes for termination, adding the time when said termination is considered effective, and including some of the specific causes when a director shall make his position available to the Board of Directors.

c)
Article 56 includes the general obligations of the directors, therefore incorporating, in part, the content of Article 38 of the Regulation for the Board of Directors. The inclusion of this principle is explained by the importance of the specific obligations of the directors deriving form the duties for diligence, loyalty, confidentiality and non-competition, and are justified for reasons of good governance.

37.	Introduction of a new article as new Article 57 of the corporate bylaws

New Article 57 is introduced, which is a correlative to Article 36 in the Old Bylaws. This is a faithful reflection of the correlative article in the current Ferrovial bylaws, which was approved by its General Meeting of 30 April 2009. The change was justified by the belief that remuneration to directors should not be tied exclusively to the results of the group, but rather it would be more appropriate for remuneration to be integrated of various concepts that together are tied to the performance of the corporation, with other remuneration for the duties, the assumption of responsibilities implied by same and dedication to the specific tasks assigned within the Board and its Committees.

38.	Introduction of a new Section 6 in Chapter II of the bylaws, relating to the Corporate Governance Report and the corporate web page

A new Section 6 is introduced to Chapter III, under the title “Corporate Governance Report and Web Page”, comprised of Articles 58 and 59 of the New Bylaws.

39.	Introduction of two new articles as new Articles 58 and 59 of the corporate bylaws

The purpose of Articles 58 and 59 of the New Bylaws, with no correspondence the Current Bylaws, is to reflect the provisions of Articles 116 and 117 of the

Securities Exchange Law in the bylaws, as well as the rules for their development in the annual corporate governance report and the corporate web page.

Article 58 regulates the preparation of the annual corporate governance report required by Article 116 of the CNMV. New Article 59 in turn establishes the Corporation’s obligation to have a web page which it can use to inform its shareholders, investors and the market in general of economic and other significant facts that occur with regard to the Corporation, in order to achieve the appropriate operating transparency.

Although the Corporation has for some time prepared an annual corporate governance report and has a web page that complies with all legal requirements, the inclusion of these concepts in the bylaws is considered to be beneficial to shareholders, investors and the market in general due to their informative content, which redounds to the always desirable greater transparency.

40.	Introduction of six new articles as new Articles 60, 61, 62, 63, 64 and 65 of the corporate bylaws

These principles comprise Chapter IV of the bylaws, relating to annual accounts:

a)	Articles 60 and 61 reproduce Articles 45 and 46 of the Current Bylaws, which regulate, respectively, the financial year and preparation of the annual accounts and application of the results.

b)
Article 62, which correlates to Article 47 of the Current Bylaws, discusses verification of the annual accounts, completing the current provisions with the addition of a paragraph on the maximum term for appointment of the corporate auditors.

c)	Article 63, relating to approval of the annual accounts and distribution of dividends, is an integral reproduction of Article 48 of the Current Bylaws.

d)
A new principle is included, Article 64, which regulates the possibility of the General Meeting agreeing on shareholder remuneration programs based on the reinvestment of dividends in new shares, in share repurchasing programs, on the delivery of shares released to repurchase free assignment rights or other equivalent forms, all prior to the adoption of any resolutions to increase or reduce capital, as applicable. The Corporation in this way remains current with recent market practices and opens an array of possibilities for shareholder remuneration which could make investment in shares more attractive.

e)	Finally Article 65 of the New Bylaws reproduces the text of Article 49 of the Current Bylaws, with no changes, dealing with deposit of the annual accounts with the Mercantile Registry.

41.	Introduction of three new articles as new Articles 66, 67 and 68 of the corporate bylaws

These three articles correspond to Articles 50, 51 and 52 of the Current Bylaws. They regulate, respectively, the dissolution, liquidation and supervening assets and liabilities of the corporation. These articles constitute Chapter V of the bylaws, and except for some formal modifications to their structure have not been changed.

42.	Introduction of new Chapter VI of the corporate bylaws, relating to general provisions

A new Chapter VI is introduced under the title “General Provision”, with Articles 69 and 70. It is included due to matters which are not dealt with by other sections of the bylaws, due to their nature.

43.	Introduction of a new bylaw article as new Article 69 of the corporate bylaws

This article, unprecedented in the Current Bylaws, expressly regulates the submission of the shareholders, waiving their personal jurisdiction to jurisdiction of the Corporate domicile, thereby following a practice of listed corporations and in particular those included in Ibex-35, the vast majority of which opt to expressly submit their corporate conflicts to the courts.

44.	Introduction of a new bylaw article as new Article 70 of the corporate bylaws

New Article 70 represents an innovation to the Corporate Bylaws. Its purpose is to determine the communications mechanisms and media between the corporation, the shareholders and the Directors, for the dual purpose of allowing a legal security to all parties involved and at the same time, bringing the Corporate near to its shareholders through a fluid communication. It expressly provides for the use of electronic and telemetric media, allowing the Board to establish the appropriate procedure for publishing in the web.

6.3.	Justification of the modifications proposed to the Regulation of the General Meeting of Shareholders

6.3.1.	Introduction

Following is a justification of the modifications to the Regulation for the General Meeting of Shareholders Cintra, which will be presented to the General Meeting of Shareholders called to decide on the merger between Cintra and Ferrovial.

6.3.2.	General justification of the proposal

The proposed reform of the Regulation for the General Meeting of Shareholders is justified principally by the need to adapt this corporate regulation to the form of the bylaws, which will be presented for approval by the same General Meeting of Shareholders of Cintra. At the same time the reform is intended to update and offer a technical improvement of some aspects of the regulation, so that the highest deciding body of the absorbing corporation has successively optimum ropes of operation which are adapted to the latest developments in corporate governance. Finally some changes, of little depth, are in response to formal changes in the drafting of the regulation, designed to facilitate understanding as much as possible and to prevent possible questions in the interpretation.

Inasmuch as the majority of the modifications proposed basically replicate the reform to the Cintra bylaws, their justification in this section of the Report will be succinct, as it coincides with the statements of Section 6.2 above regarding the corresponding statutory principles. Nevertheless changes that do not cause any changes to the bylaws will be explained and justified in detail.

To facilitate knowledge and application of the regulations one this reform has been approved, a applicable, and since numerous articles are to be modified, although superficially, to fully adapt the text of the new Cintra bylaws, the Board of Directors has deemed it appropriate to present the proposal as a new and full text of the Regulation for the General Meeting of Shareholders of the Corporation.

Finally, realising the scarce substance of the changes proposed and consequently for this reform, the order and numbering of the articles will not change. It was considered that the best form of presenting the proposal, for informative purposes, is through a double column text in which the left column contains the transcription of the current bylaws, and the right column the same articles with the modifications incorporated. This text is attached as Annex 4.

6.3.3.	Detailed justification of the proposal

Having presented the general lines of the reform, following is a more detailed justification and explanation of the modifications proposed:

1.	Modification of Article 2 of the Regulation of the General Meeting of Shareholders

The form adds a paragraph to the end of Section 2 of the Regulation to complete the rules for interpreting its content and to coordinate them with the powers granted to the President of the Meeting, in Article 87 of the regulation, to resolve any questions deriving from the interpretation or implementation that may arise during the meeting.

2.	Modification of the Preamble, of Articles 3, 4, 5, 6, 7, 10, 11, 12, 15, 16, 19, 25 and 26 of the Regulation of the General Meeting of Shareholders

The only purpose of the reform to these principles is to replicate the corresponding statutory modifications which in turn are justified in Section 6.2 of this Report.

3.	Modification of Article 8 of the Regulation of the General Meeting

In addition to small changes to the wording, a provision is added that, upon publication of the notice of the General Meeting of Shareholders, any resolutions proposals shall be published in the web page together with an explanation on the justification and appropriateness of same, to reflect what is already a customary practice of the Corporation.

4.	Modification of Articles 9, 14, 21, 22 and 24, of the Regulation of the General Meeting

The modifications in this point are minor, merely formal, and in no case change the meaning and spirit of the current regulation, since their only purpose consists of improving the form in which the regulation is worded from a grammatical and technical point of view.

5.	Modification of Article 13 of the Regulation of the General Meeting

A new Section 3 is introduced in Article 13, which limits the voting rights corresponding to shares represented by virtue of a public application for representation, by the members of the administrative body and in determined cases when there may be a conflict of interest. The original and justification of this new regulation are found in the provisions of Article 114 of the Spanish Market Law (“Ley del Mercado de Valores”), regarding duties of the directors of listed corporations.

Modification of Article 17 of the Regulation of the General Meeting

The reform introduced here expressly provides the power of the President of the Meeting to expel those who perturb the normal course of the meeting and even resolving that the meeting be momentarily interrupted, as part of his natural powers for order and discipline.

7.	INCREASE OF CAPITAL IN CINTRA

7.1.	Foundation of the report

Finally and as indicated supra in Section 3.4.3, Cintra capital shall be increased by 164,981,950 shares, which shall be exchanged for Ferrovial shares in accordance with the exchange equation established in Section 5 of the Merger Project. The corresponding proposal for increase shall be submitted, as integral part of said Project, for discussion and approval by the General Meetings which decide on the merger.

From the Cintra point of view, the increase and consequent modification of the bylaws are subject to the provisions of Articles 144 and following of the Public Companies

Law. As such pursuant to Articles 144 and 152 of said body of law, the Board of Directors of Cintra must specifically state their justification under the terms set forth below. In addition and for the same reasons stated in Section 6 above, it is foreseen that in the report issued today by the Ferrovial administrators regarding the Merger Project, the justification formulated by the Cintra Board of Directors will be included, where the Board of Directors of Ferrovial hereby share and adopt said justification, as required.

7.2.	Report justifying the capital increase

As described in detail in Section 3.4.3, a total of 554,949,476 Cintra shares will have to be exchanged for 138,737,369 shares of Ferrovial which effectively can be exchanged. The Cintra Board of Directors will propose to the General Meeting of said corporation, that it exchange 380,229,354 old shares of Cintra for shares Ferrovial will hold upon the merger, and which, as a result of this, shall become part of the Cintra treasury stock, as well as 9,738,172 shares Cintra currently holds as treasury stock. Consequently the 164,981,950 remaining shares, up to the 554,949,476 described, shall be new shares for issue by Cintra.

More specifically, the Cintra Board of Directors shall propose to the General Meeting, that it issue 164,981,950 shares with a face value of twenty cents of a euro (0.20 €) each, all of the same class and series of current Cintra shares, which will be represented by book entries.

The amount of 1,829,469,610 euros, corresponding to the difference between the net book value of Ferrovial’s assets and liabilities (3,502,820,000 euros), less the book value at which Ferrovial has registered its shareholding in Cintra (1,640,354,000 euros) and the face value of the new shares to be issued by Cintra (32,996,390 euros) shall be considered as the issue premium (“prima de emission”).

Both the face value of said shares as well as the corresponding issue premium shall be fully paid in as a result of the block transfer of Ferrovial’s assets and liabilities to Cintra, which shall acquire the rights and obligations of Ferrovial by universal succession. The conclusions of the Ernst & Young, S.L. independent expert report which has been exhaustively referred to in section 4.3 above, concludes, "the net assets provided by the acquired company is at least equal to the maximum amount of the share capital increase of the acquiring company as foreseen in the Joint Merger Project".

Let it be noted that, in accordance with what is set forth in article 159.4 LSA, the CINTRA shareholders shall not have any pre-emptive right to the subscription of the new shares issued.

Finally, the increase shall be a modification in the amount of corporate capital and the number of shares into which it shall be divided, included herein in Article 5 of the Current Cintra Bylaws. Said modification was considered when formulating the proposed draft of the New Bylaws, Article 5 of which prays as follows:

“Article 5.                                   Corporate capital

1.	Corporate capital is ONE HUNDRED AND FORTY SIX MILLION SEVEN HUNDRED AND TWO THOUSAND AND FIFTY ONE EUROS (146,702,051 €) euros, which is currently fully subscribed and paid in.

2.
Corporate capital is comprised of SEVEN HUNDRED AND THIRTY THREE MILLION FIVE HUNDRED AND TEN THOUSAND TWO HUNDRED AND FIFTY FIVE EUROS (733,510,255) ordinary shares, in a single class and with a face value of twenty cents of a euro (0.20€) each.”

*  *  *

Madrid, [15] September 2009

CINTRA BOARD OF DIRECTORS

[Did not sign due to conflict of interest] _________________________________ Rafael del Pino y Calvo-Sotelo President	[Did not sign due to conflict of interest] _________________________________ Joaquín Ayuso García Vice-president
[Did not sign due to conflict of interest] _________________________________ Enrique Díaz-Rato Revuelta Managing Director	_________________________________ Fernando Abril-Martorell Hernández Member

_________________________________ Jaime Bergel Sainz de Baranda Member	_________________________________ José Fernando Sánchez-Junco Mans Member
[Did not sign due to conflict of interest] _________________________________ Don José María Pérez Tremps Member	[Did not sign due to conflict of interest] _________________________________ Don Nicolás Villén Jiménez Member
_________________________________ Don Emilio Saracho Rodríguez de Torres Member

In accordance with the provisions of article 127.3rd.3 of the Law of Corporations, all nominee members named by Ferrovial, which is to say, Messrs. Rafael del Pino y Calvo-Sotelo, Joaquín Ayuso García, José María Pérez Tremps and Nicolás Villén Jiménez, are expressly put on record as abstaining from participating in the deliberation and voting of the Cintra Board of Directors regarding this Report by having the understanding that they could be affected by a potential conflict of interest. It is for this reason that Messrs. Del Pino y Calvo-Sotelo, Ayuso García, Pérez Tremps and Villén Jimenez have not signed this Report.

Likewise, Mr. Enrique Díaz-Rato Revuelta is put on record as having abstained from participating in the deliberation and voting on the Report by having the understanding that he was affected by a potential conflict of interest. It is for this reason that he too has not signed this Report.

ANNEX 1

NEW BYLAWS OF THE TAKE OVER COMPANY

CHAPTER I. NAME, PURPOSE, TERM, CORPORATE DOMICILE.

Article 1.    Legal name

The Company is named Ferrovial, S.A., and shall be governed by these Bylaws, the Public Companies Law, and by other applicable laws and provisions.

Article 2.   Corporate purpose

1.	The purpose of the Company is to perform the following activities, both in the Spanish territory and abroad:

a)
Design, build, execute, exploit, operate, manage, administer and conserve public and private works and infrastructures, either directly or through its participation in corporations, groups, consortia or any other similar legal figure legally allowed in the country of interest.

b)	Operate and provide all kinds of services related to urban and interurban transportation infrastructure, either land, sea or air.

c)	Operate and manage all kinds of complementary services and works that could be offered in the areas of influence of public and private works and infrastructures.

d)
Hold, in its own name, all kinds of concessions, subconcessions, authorisations and administrative licenses for works, services and mixed, granted by the State, Autonomous Communities, Provinces, Municipalities, Autonomous Bodies, and in general any foreign State or public administration and any international body or institution.

e)
Manage, administer, acquire, promote, transfer, urbanise, rehabilitate and operate in any form, lands, lots, residential developments, real estate zones or promotions, and in general all kinds of real properties.

f)
Manufacture, acquire, supply, import, export, lease, install, maintain, distribute and operate machinery, tools, vehicles, installations, materials, equipment and furnishings of all kinds, including urban utilities and furnishings.

g)	Acquire, operate, sell and assign intellectual and industrial property rights.

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h)	Provide services related to the conservation, repair, maintenance, correction and cleaning of all kinds of works, installations and services, to both public and private entities.

i)	Provide engineering services such as making projects, studies and reports.

j)
Perform projects and studies for the construction, maintenance, operation and sale of all kinds of water and wastewater supply, discharge, transformation and treatment installations and waste products. Research and development in said fields.

k)	Provide services related to the environment such as smoke and noise control, integral waste disposal management including from pick up to purification, transformation and treatment.

l)
Build, manage, operate, exploit and maintain energy production or carrier systems for any kind of energy, not including activities regulated by legal provisions that are not compatible with this part of the corporate purpose.

m)	Research, design, develop, produce, operate and assign programs and in general computer, electronic and telecommunications products.

n)
Research, operate and use of mineral deposits, as well as acquire, use and enjoy permits, licenses, concessions, authorisations and other rights to mine, industrialise, distribute and sell mineral products. These activities do not include activities related to minerals of strategic interest.

o)
Provide management and administrative services to any kind of corporations and companies, as well as consulting and advisory services in the areas of accounting, legal, technical, financial, labour, tax and human resources.

p)
Anything that does not violate activities that are legally reserved by special legislation, and in particular by legislation governing Institutions of Collective Investment and the Securities Market, coordinate and perform on its own all kinds of operations related to securities in any kind of market, national or international; to buy, sell, or in any other way acquire, transmit, swap, transfer, pledge and subscribe all kinds of shares, securities convertible into shares or which grant the right to acquire or subscribe to bonds, rights, payment notes, government bonds, or tradable securities and to acquire holdings in other companies.

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2.
The above listed activities may be undertaken by the Company indirectly, either totally or in part, by means of ownership rights in other companies having an equivalent purpose and with corporate address in Spain or abroad.

Article 3.   Term

The Company is constituted for an indefinite period, and shall begin operations the day of the granting of the public deed of incorporation.

Article 4.     Corporate domicile

1.	The corporate domicile is Madrid, at Calle Príncipe de Vergara number 135.

2.
The corporate domicile can be moved to any other place within the same municipality as agreed by the directing body. The agreement of the General Shareholders’ Meeting is required to move to any other municipality.

3.
The governing body of the Company can agree to create, eliminate or transfer branches, offices, representatives, agencies, delegations, offices, or other dependencies, in Spain or abroad, as it deems appropriate.

CHAPTER II. CORPORATE CAPITAL AND SHARES

Section 1. Capital and shares

Article 5.   Capital

1.	Corporate capital is [●] ([●]) euros, completely subscribed and paid in.

2.	The corporate capital is represented by [●] ([●]) ordinary shares of a single class, with a nominal value of twenty cents of a euro (€0.20) each.

Article 6.   Share representations

1.
Shares will be represented by book entries and will be created when recorded in the pertinent accounting register. The said book entry shall reflect the circumstances included in the public deed of issuance as well as whether or not the shares are fully paid in. Shares shall be governed by provisions of the Securities Market Law and other complementary provisions.

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2.	The entries made in the books of the Company shall correspond to the entity or entities corresponding to said function, according to law.

3.
Legalisation of the right to act as a shareholder, including, as applicable, transfer shares, is obtained through the inscription in the book entry that grants presumption of the legitimate owner and enables the registered owner to demand the Company to recognise him as shareholder. This legalisation could be accredited by exhibition of the appropriate certificates issued by the entity responsible for the book entries.

The Company’s provision of any benefit to the party presumed to be legalised shall release the Company from the corresponding obligation, even if said party is not the real owner of the share, if and when said act is in good faith and free of negligence.

4.
In the event the person or entity appearing as legalised in the book entries bears said legalisation as fiduciary or another similar form, then the Company can request that it reveals the identity of the real owners of the shares, as well as the transfers and encumbrances of same.

Article 7.   Shareholder Rights

1.	Share ownership grants its legitimate owner the condition of shareholder, attributing the individual and minority rights conferred by Law and in these Bylaws.

2.	Under the terms established by Law and except in the cases described therein, the shareholder has at least the following rights:

a)	The right to participate in the distribution of profits and in the capital resulting from liquidation.

b)	The pre-emptive subscription rights for shares or convertible bonds offered as new issues.

c)	The right to attend and vote in the General Meetings and to challenge the corporate resolutions.

d)	The right to be informed, as established by Law and in these Bylaws.

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3.	The shareholder shall exercise his rights with the Company loyally and as required by good faith.

Article 8.   Non-voting shares

1.	The Company can issue non-voting shares for a face value of not more than half of the paid in capital.

2.
Owners of non-voting shares shall have the right to receive an annual dividend of minimum five per cent of the paid in capital for each non-voting share. Upon agreement on the minimum dividend the owners of the non-voting shares shall have the right to the same dividend corresponding to ordinary shares. Minimum dividends not paid in a period shall not accumulate in successive years.

3.
Non-voting shares shall have the pre-emptive subscription right under the same terms as voting shares. However said right can be excluded as provided by Article 159 of the Public Companies Law and in these bylaws for voting shares.

4.	Successive issues of non-voting shares shall not require the approval of previous non- voting shareholders, through a separate voting or special Meeting.

5.	Non-voting shares shall recover voting rights if the Company fails to fully satisfy the minimum dividend for five consecutive years.

Article 9.   Callable Shares

1.	The Company can issue callable shares in a nominal value that shall not exceed one fourth of corporate capital, and in accordance with other legally established requirements.

2.	Callable shares shall grant their owners the rights established in the issue, in accordance with the law and the appropriate amendment of the bylaws.

Article 10.   Multiple Owners

1.	Shares are indivisible.

2.	Shares that are co-owned shall be recorded in the corresponding account in the name of all co-owners. However co-owners of a share shall appoint a single person who will

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exercise the rights as shareholders, and the co-owners shall be jointly liable to the Company for all obligations deriving as shareholders.

The same rule shall apply to other conditions of co-ownership of share rights.

3.
In the case of usufruct of shares, the condition of shareholder shall reside in the owner not benefiting from the shares; however the usufructuary shall in all events have the right to the dividends resolved by the Company during the usufruct. All other shareholder rights shall be exercised by the owner not benefiting from the share.

The usufructuary shall facilitate these rights to the shareholder not benefiting from the shares.

4.	If the shares are pledged, then the share owner shall exercise the shareholder rights. The creditor holding the pledge shall facilitate the exercise of these rights to the shareholder.

If the owner fails to comply with the obligation to pay in the capital calls, then the creditor pledge holder can comply with said obligation or proceed to execute the pledge.

5.	If there are other limited real rights on the shares, then the owner in direct domain of the shares shall exercise the political rights.

Article 11.   Share Transfers

1.	Shares and the economic rights deriving from same, including pre-emptive subscription rights, are transferable by all forms allowed by Law.

2.	Transfers of new shares shall not be effective before the capital increase has been registered in the Mercantile Registry.

3.	Share transfers shall be carried out in the form of book entries.

4.	The transfer in favour of the acquiring party shall have the same effects as traditional transfers of the share certificate.

5.	The constitution of real rights or other encumbrances on the shares shall be recorded in the corresponding account in the Company’s books and accounts.

6.	Inscription of the pledge is equivalent to transferring possession of the certificate.

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Article 12.   Capital calls

1.
When shares are partially paid in, the shareholder shall proceed to pay the portion not paid in, either in cash or in kind, in the form and within the period determined by the administration of the Company, which in any event shall not surpass 5 years from the date of the resolution to increase capital.

2.	Any shareholder who fails to pay the capital calls cannot exercise his voting rights.

3.
Without prejudice to effects of delinquency provided by law, any delay in the payment of capital calls shall accrue legal interest to the Company, beginning the day of expiration and without the need for judicial or extrajudicial proceedings, as well as filing of the proceedings authorised by law in these cases.

Section 2.     Capital Increase and Reduction

Article 13.   Capital Increase

1.
Capital can be increased through the issue of new shares or by raising the nominal value of existing shares; in both cases the compensation may consist of cash contributions, including credit compensations, contributions in kind, or by applying profits or available reserves. Capital can be increased partly through new contributions and partly from available reserves.

2.	If the capital increase has not been fully subscribed within the period set for said purpose, the capital shall be increased by the amount effectively subscribed, unless agreed otherwise.

Article 14.   Authorised Capital

1.
The General Meeting may delegate to the corporate governing body the power to approve, one or more times, the capital increase to a determined amount, at such times and in such amounts as it may decide and within the limits established by law. Such delegations can include the power to exclude pre-emptive subscription rights. Unless the agreement for delegation provides otherwise, the Board of Directors shall be authorised to issue ordinary shares, voting, non-voting or callable.

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2.
The General Meeting may likewise delegate to the corporate governing body the power to determine the date when approved agreement to increase capital, already adopted, shall be carried out and to determine any conditions not previously determined by the Meeting.

Article 15.   Cancellation of pre-emptive subscription rights

1.
The General Meeting or, as applicable, the Board of Directors approving the capital increase, can approve the cancellation of all or part of pre-emptive subscription rights for reasons of corporate interest.

2.
Corporate interest may specifically justify the elimination of the pre-emptive subscription rights when required to allow the Company (i) to acquire assets (including shares or shareholdings in companies) appropriate for developing the corporate purpose; (ii) to place new shares on foreign markets that allow access to sources of financing; (iii) to obtain resources through the use of demand forecast placement techniques designed to maximise the share issue rate; (iv) to obtain an industrial or technological partner; or (v) in general, to carry out any operation that is appropriate for the Company.

3.
Existing shareholders shall not have pre-emptive subscription rights for new shares when the capital increase is due to the conversion of bonds into shares, takeover of another company or part of the capital spin off from another company, or when the Company has made a public offering to buy securities to be paid either all or partially in documents to be issued by the Company.

Article 16.   Capital Reduction

1.
Capital can be reduced by reducing the nominal value of the shares, by redeeming outstanding shares or by grouping them for exchange, and the purpose in both cases can be to return contributions, condone capital calls, constitute or increase reserves or re-establish the balance between corporate capital and net worth.

2.
When capital is reduced by returning contributions, payment to shareholders can be made, either entirely or partially, in kind, if and when said return complies with the terms of Section 5 of Article 62.

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Article 17.   Forced Redemption

1.
The General Shareholders' Meeting may approve, pursuant to the Public Companies Law, a share capital reduction to redeem a specific group of shares, if and when said group is defined based on substantive, homogeneous, and non-discriminatory criteria. In that case, the measure shall be approved by the General Shareholders’ Meeting and by the majority of the shares held by the shareholders belonging to the affected group, as well as by a majority of the shares held by the rest of the shareholders who remain in the Company.

2.
The amount to be paid by the Company may not be less than the arithmetical average of the closing prices of the Company's shares on the Computerised Trading System of the Securities Market during the three months prior to the date on which the share capital reduction is approved.

Section 3      Issue of Bonds and other securities

Article 18.   Bond Issues

1.	The Company may issue bonds in compliance with all legally established terms and limits.

2.
The General Meeting may authorise the corporate governing body to issue simple or convertible or exchangeable bonds, including, as applicable, the power to exclude pre- emptive subscription rights held by shareholders of the Company. The Board of Directors may use said authorisation one or more times and during a maximum period of five years.

3.	The General Meeting can likewise authorise the Board to establish the time when the issue agreed shall be carried out and to determine other conditions not indicated in the agreement of the Board.

Article 19.   Convertible and Exchangeable Bonds

Convertible or exchangeable bonds may be issued at a fixed exchange ratio (determined or to be determined) or at a variable exchange rate.

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Article 20.    Bondholders Syndicate

1.	The syndicate of bondholders shall be constituted, after inscription of the issue, by those acquiring the bonds as the securities are received or the corresponding book entries are made.

2.	Normal costs caused by the Syndicate shall be the responsibility of the Company, and shall not in any case exceed 1 per cent of the annual interest earned by the issued bonds.

Article 21.   Other Securities

1.	The Company may issue notes, warrants, preferential shares of other negotiable securities apart from those described in previous articles.

2.	The General Meeting may authorise the corporate governing body to issue said securities. The corporate governing body may use this power one or various times and during a maximum period of five years.

3.
The General Meeting may further authorise the corporate governing body to establish the date when the issue agreed is to take place, and to determine the other conditions provided in the resolution of the General Meeting, according to law.

4.	The Company may also guarantee the issues of securities made by its subsidiaries.

CHAPTER III. CORPORATE GOVERNANCE

Section 1.      Company Bodies

Article 22.   Distribution of responsibilities

1.	The governing bodies of the Company are the General Shareholders’ Meeting, the Board of Directors and the delegated bodies created within the Company.

2.	The General Shareholders’ Meeting shall decide on all matters attributed to it by law or the bylaws, including but are not limited to:

a)	Censure Company management;

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b)	Approve, as applicable, the annual accounts, both individual and consolidated, and resolve on the application of the result;

c)
Appoint and remove members of the Board of Directors, and ratify or revoke appointments of members of the Board made by co-optation, and determine remuneration payable to the Board of Directors referred to in Section 1 of Article 57 of these Bylaws;

d)	Appoint and remove auditors of the Company;

e)	Agree on capital increases and reductions, mergers, spin offs, segregations, transfer the corporate offices abroad, bond issues, and in general any amendment to the Bylaws;

f)	Agree to incorporate entities dependent on the Company for essential activities performed to that time by the Company, including when the Company maintains full domain of said entities;

g)	Agree on the dissolution and liquidation of the Company or any other operation whose result is equivalent to liquidating the Company;

h)	Authorise the Board of Directors to increase corporate capital or proceed with the issue of bonds and other securities; and

i)	Resolve on matters submitted to it for deliberation and approval by the corporate governing body.

3.	Powers not legally or statutorily attributed to the General Shareholders’ Meeting correspond to the corporate governing body.

Article 23.   Principles for action

1.	All the bodies of the Company shall oversee the corporate interest, understood as the common interest of all shareholders.

2.	With regard to the shareholders the corporate bodies shall respect the principle of equal treatment.

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Section 2.      General Shareholders’ Meeting

Article 24.   General Meeting

1.
The General Meeting is the supreme body of the Company and its resolutions are binding on all shareholders, including those absent, dissenting, abstaining and those with no right to vote, without prejudice to the rights and actions that may correspond to them.

2.	The shareholders convened in General Meeting shall resolve, by majority vote, on the matters attributed to it by law.

3.
The General Meeting is governed by these Bylaws and the Law. Legal and statutory regulations of the Meeting shall be drafted and completed through the Regulation of the General Meeting, which shall detail the regime for calling, preparation, information, reporting attendance, development and exercise of political rights by shareholders during the Meeting. The Regulation shall be approved by the Meeting at the motion of the corporate governing body.

Article 25.   Types of General Meetings

1.	General Meetings of Shareholders can be ordinary or extraordinary.

2.
A General Ordinary Meeting must be called within the first six months of each financial year in order to approve the corporate management and the annual accounts of the previous year, as the case may be, and to resolve on the distribution of results. A General Ordinary Meeting shall be valid even if called or held outside this term.

3.
Any Meeting different from those described in the above paragraph shall be considered Extraordinary. However the General Shareholders’ Meeting, although called Ordinary, may also deliberate and resolve on any matter within its jurisdiction, if it complies with applicable law.

4.	All Meetings, either ordinary or extraordinary, shall be subject to the same rules of procedure and competences.

Article 26.   Power and Requirement to Call a Meeting

1.	The Board of Directors shall call a General Meeting:

a)	When required to call an Ordinary General Meeting pursuant to the terms of the foregoing Article.

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b)
At the request of a number of shareholders owning at least five (5%) of corporate capital. Said request shall further include the matters to be dealt by the General Meeting; in this case the Board of Directors shall have maximum fifteen days, beginning the date requested by notary public, to call the meeting with the minimum notice allowed by law.

c)	Whenever it deems it appropriate for the interest of the Company.

2.	The Board of Directors shall prepare the agenda, necessarily including the matters that were the purpose of the request.

3.
If the Ordinary General Meeting is not called within the legal period, then a Judge of the Mercantile Courts of the corporate domicile can do so at the request of the shareholders and after hearing the directors; and the Court shall further name the person to chair said meeting.

Article 27.   Calling the General Meeting

1.
Both Ordinary and Extraordinary General Meetings shall be called by publishing an announcement in the Official Gazette of the Mercantile Registry and in one of the most widely distributed newspapers in the province where the Company has its registered address, at least one month before the date scheduled for the meeting, unless the law establishes another notice period, in which case that period shall rule.

2.
The announcement shall indicate the date, place and time of the meeting at first call, together with all the matters to be discussed and any other issues which, when appropriate, are to be included in the announcement pursuant to the provisions established in the Shareholders’ Meeting Regulations. Furthermore, the announcement may also indicate the date on which the Meeting may be held at second call.

3.
Shareholders representing at least five per cent of the share capital may request the publication of a complementary document to the call of a General Shareholders' Meeting, including one or more points in the agenda. Exercise of this right shall be made by certified notice served at the corporate domicile of the Company within five days following publication of the call.

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The complementary document to the call for meeting shall be published at least fifteen days prior to the date scheduled for the Meeting. Failure to publish the complementary document to the call within the legal term established shall render the Meeting null and void.

4.
The provisions of this article shall be null and void whenever a legal provision establishes different requirements for Meetings held to discuss certain issues, in which case any specific provisions shall be met.

5.
The call shall include a mention to the shareholders' right to examine in the corporate domicile, consult in the Company web page, or, as applicable, immediately obtain free of charge, the proposals to be submitted to the Meeting for resolutions, documents or reports necessary or mandatory and those which, although not mandatory, are determined by the corporate governing body for each case.

Article 28.   Right to attend

1.	All shareholders, including those without a right to vote, who individually or collectively with other shareholders own at least one hundred (100) shares, may attend the General Shareholders’ Meeting.

2.
In order to attend the General Shareholders’ Meeting each shareholder must have recorded ownership of its shares in the corresponding accounting records of book entries, five days prior to the date scheduled for the Meeting, and must hold the corresponding attendance card.

3.
Shareholders with a right of attendance may attend the General Meeting by remote communication means, pursuant to the provisions established in the Shareholders’ Meeting Regulations and in the following paragraphs.

The governing body shall consider the technical means and legal bases that permit and ensure attendance by telematic means, and shall assess, when calling each Shareholders’ Meeting, the possibility of organising attendance to the meeting through telematic means.

To this effect, the governing body shall ensure, amongst other issues, that shareholders’ identity and status are duly guaranteed, as well as the adequate exercise of their rights,

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the suitability of the telematic means and adequate progress of the meeting, and, all pursuant to the provisions established in the Shareholders’ Meeting Regulations. When deemed appropriate, the call shall include the specific telematic means available to the shareholders, as well as the instructions they should follow in this regard. Furthermore, if so determined by the governing body, the call may indicate that any interventions and proposed resolutions to be made by those attending by telematic means must be sent to the Company before the Meeting is constituted.

4.
The members of the governing body shall attend any General Meetings held, although the fact that any one of them is unable to attend for any reason shall in no event prevent the Meeting from being validly constituted.

5.
The Chairman of the Meeting of Shareholders may authorise Managing Directors and technicians to attend, as well as other people with an interest in corporate matters, and may invite any other persons he/she deems appropriate.

Article 29.   Representation in the General Meeting

1.
Notwithstanding attendance of legal entities that are shareholders through proxy, any shareholder entitled to attend may be represented at a Shareholders’ Meeting through another person, even if not a shareholder. Proxies shall be conferred specifically for each Meeting, in writing or by other means of remote communication that duly guarantee the identity of the represented party and representative, which the governing body may determine, when appropriate, when each Meeting is called, pursuant to the provisions established in the Company's Shareholders' Meeting Regulation.

2.
The Chairman, Secretary of the Meeting, or the individuals appointed on their behalf, shall be entitled to determine the validity of the proxies conferred and the compliance of the attendance requirements for the Meeting.

3.	The power to represent shall be without prejudice to the provisions of the Law with regard to family representation and the execution of general powers of attorney.

4.	Representations obtained by public request shall be governed by Law and the General Shareholders’ Meeting Regulations.

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Article 30.   Time and Place of Meeting

1.	The General Meeting will be held at the place indicated in the notice within the municipality in which the Company is domiciled.

2.	The Shareholders’ Meeting Regulation may establish the conditions for attending the meeting via simultaneous videoconference or other analogous forms of connection with various places.

3.	If the notice calling the meeting does not mention the location at which it will be held, it shall be understood to be held at the corporate domicile.

4.
The General Shareholders' Meeting may approve its own extension for one or more consecutive days, at the proposal of the directors or of a number of shareholders representing at least one quarter of the capital present at the meeting. Whatever the number of sessions, the General Shareholders' Meeting will be considered to be a single meeting, and a single Minutes will be kept for all sessions. The General Shareholders' Meeting may likewise be temporarily suspended in the events and manner established in its own Regulations.

Article 31.   Quorum. Special Cases

1.
The General Meeting shall be validly constituted on the first call when the shareholders present either personally or by proxy own at least twenty five percent of subscribed capital with voting rights. On the second call, the quorum will consist of whatever number of shareholders is present.

2.
For the General Meeting, be it ordinary or extraordinary, to validly approve a bond issue, a capital increase or reduction, limit or eliminate the pre-emptive right to acquire, as well as approve the transformation, merger or spin-off, global assignment of assets and liabilities and transfer of the corporate domicile abroad, and in general, any amendment of the Bylaws, the presence of shareholders representing at least fifty percent of the subscribed share capital with voting rights shall be required on the first call.

On the second call, the presence of twenty five percent of the share capital will suffice, although, if the shareholders present represent less than fifty percent of the subscribed share capital with voting rights, the resolutions referred to in the paragraph above can be

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adopted only with the affirmative vote of two thirds of the share capital present at the

Meeting either personally or by proxy.

3.	Shareholders casting their votes by means of remote communication shall be considered as present for quorum purposes.

4.	Absences that may occur after the General Meeting has been convened shall not affect the validity of the meeting.

5.
If the attendance of a determined quorum is required to validly adopt a resolution regarding one or various points on the agenda for the General Meeting, pursuant to applicable law or these Bylaws, and said quorum is not achieved, then the agenda shall be reduced to only include the points that do not require said quorum for valid adoption.

Article 32.   Board of the General Shareholders’ Meeting

1.
The General Meeting’s board shall be constituted, at least, by the Chairman and the Secretary of the General Meeting. The members of the Company Board of Directors present at the session shall also form part of the board.

2.
General Meetings shall be chaired by the Chairman of the Board of Directors, and in the event of absence, illness, or indisposition, by the Vice Chairman. If there are several vice chairmen they shall follow in their numerical order; and if all are absent, the Board Member designated by the attendants shall chair the meeting.

3.
The Chairman shall be assisted by the Secretary. The Secretary of the Board of Directors shall act as Secretary of the Meeting; in the event he does not personally attend the meeting, then the Vice Secretary shall serve. If they are both absent then the person designated by the attendants shall act as Secretary of the Meeting.

Article 33.   List of Attendees

1.
Before starting with the Agenda, the Secretary of the Meeting shall draw up a list of the attendants, expressing each one's nature or proxy and the number of shares with which they attend, either owned by them or third parties.

At the end of the list, the number of shareholders present either personally or by proxy shall be established (indicating separately those who have casted their vote by remote

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communication),  as  will  the  amount  of  capital  owned  by  them,  specifying  which shareholders have voting rights.

2.	If the list of attendants is not the first item in the Minutes of the General Shareholders' Meeting, it shall be attached as an Annex signed by the Secretary with the approval of the Chairman.

The list of attendance may also be created in a file or using a computer program. In such cases, the Minutes must mention the system used, and the sealed cover of the file or computer medium must bear the pertinent inspection signature of the Secretary, and the approval of the Chairman.

Article 34.   Deliberation and adoption of resolutions

1.
Once the list of attendance has been drawn up, the Chairman, if applicable, will declare the General Shareholders' Meeting validly constituted and will determine whether the Meeting can deal with all the matters included in the Agenda or whether, instead, it has to deal only with some of them.

2.
The Chairman will submit the matters included in the Agenda for deliberation, and will direct the debates so that the meeting takes place in an orderly manner. He will have authority for order and discipline, and may order that anyone who disturbs the normal progress of the meeting be expelled and even approve the temporary interruption of the session.

3.	Shareholders may request information in the terms established in the following Article.

4.
All shareholders may also take part, at least once, in deliberations on items on the Agenda, although the Chairman, in use of his powers, is authorised to adopt measures such as limiting speaking time, setting up turns, or closing the list of speakers.

5.	Once the matter has been sufficiently debated, the Chairman will call for a vote.

6.
Shareholders with voting rights may exercise them by mail, e-mail or any other means of remote communication which duly guarantees the identity of the shareholder exercising his right to vote, as determined by the Board at the time each Meeting is called, pursuant to the Company's Regulation for General Shareholders’ Meetings.

7.	The affirmative vote of half plus one of all voting shares present, either personally or by proxy in the General Meeting, shall be required to adopt a resolution, without prejudice

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to the cases in which the Law or these Bylaws stipulate a greater majority. Each share has one vote.

8.
The votes shall be counted in the form regulated in the Shareholders’ Meeting Regulation. The Chairman shall decide on the voting system that he considers most appropriate and direct the corresponding process.

Article 35.   Right to Information

1.
Beginning the date of publication of the call for the General Meeting and until the seventh day prior to the celebration of the meeting, inclusive, shareholders can request, in writing, the clarifications or information that they deem pertinent or submit, in writing, the questions that they deem pertinent to the issues included in the agenda.

Shareholders can also, in the same time and form, request information or clarifications or pose questions, in writing, regarding the public information provided by the Company to the Spanish Securities Exchange Commission since the date of the last General Meeting.

2.	During the General Meeting shareholders can verbally request the information or clarifications that they deem appropriate regarding the matters included in the agenda.

3.
Directors must provide the information requested in accordance with the two foregoing paragraphs, and within the period set by law, except when this is legally inadmissible and, in particular, when in the opinion of the Chairman, publication of that information would be harmful to the Company’s interest. This last exception shall not apply when the request is made by shareholders representing at least one fourth of the corporate capital

4.
The Shareholders’ Meeting Regulation shall describe the applicable regime to the right for information. The Company shall include the pertinent information on its web page, so that the shareholder can exercise his right to be informed.

Article 36.   Minutes of the Meeting and Certifications

1.
Resolutions adopted during the General Meeting shall be reflected in the Minutes which will be written or transcribed into the pertinent Minutes Book. The Minutes may be approved by the General Meeting itself, or failing that, within fifteen days by the

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Chairman and two Controllers, one representing the majority, and the other representing the minority.

The Minutes approved in either of those two ways will be enforceable as of the date of approval.

2.
The Board of Directors shall request the presence of a Notary Public who shall prepare the Minutes of the Meeting; this shall be required when so established by law. The notarial minutes need not be approved.

3.	Certifications of the resolutions shall be issued by the Secretary or by the Vice-Secretary of the Board of Directors, with the approval of the Chairman or the Vice-Chairman, as appropriate.

4.
The public formalisation of the Company resolutions corresponds to the individuals with the authority to certify them. This can also be done by any of the members of the Board of Directors whose office is in force and recorded with the Mercantile Registry, without the need for an express delegation. The public formalization by any other person shall require the relevant deed of powers of attorney, which may be general powers of attorney for all types of resolutions.

Section 3.      Corporate governing body

Article 37.   Structure of the Board of Directors

1.	The Company shall be governed and managed by a Board of Directors.

2.
The Board of Directors shall be governed by all applicable legal standards and by these Bylaws. The Board shall develop and complete such rules in the appropriate Board of Directors Regulations, the approval of which will be notified to the General Shareholders' Meeting.

Article 38.   Administrative and Supervisory Powers

1.	The Board of Directors shall have the broadest powers to manage the Company and, except as reserved to the competence of the General Meeting, shall be the maximum deciding body of the Company.

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2.	The Board shall, in all cases, assume the powers legally reserved directly to it as non- delegable, as well as others necessary for a responsible exercise of the general supervisory function.

3.	The Regulation of the Board shall describe in detail the specific content of the functions reserved to the Board of Directors.

Article 39.   Powers to Represent

1.	The power to represent the Company, in and out of court or elsewhere, resides in the Board of Directors collectively and by majority.

2.	The provisions of this Article are understood to be without prejudice to any others that may be granted, both general as well as special.

Article 40.   Creation of value for the shareholder

1.
The Board of Directors, its delegated bodies and the management team of the Company shall exercise their powers and in general, carry out their duties in order to sustainably maximise the long time value of the Company in a way that is to the shareholders’ interest.

2.
The Board of Directors shall likewise see that the Company faithfully complies with current legislation regarding the uses and good practices of sectors or countries where the Company performs its activities and observe the principles of social responsibility which were voluntarily accepted.

Article 41.   Quantitative Board Membership

1.	The Board of Directors will consist of a minimum of five members and a maximum of fifteen, elected by the General Meeting, or by the Board itself, pursuant to current legislation.

2.
The General Meeting shall determine the number of Board members within the range established above. For such purposes, it shall either directly establish such a number by express resolution or, indirectly, by filling vacancies or appointing new Board members.

3.	Members of the Board can renounce to their position; the appointment can be revoked, and members can be re-elected.

4.	It is not necessary to be a shareholder to be appointed as a director; both individuals and companies may be appointed.

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5.	Persons who incur in the prohibitions and incompatibilities established by current legislation may not be members of the Board nor be appointed to positions in the Company.

6.	Board Members shall not be required to provide the Company with any guarantees.

7.
The Board shall accept the reason for resignation by any of the members, accepting same if applicable. In the event any vacancies should occur during the period for which the directors were appointed, the persons to occupy said vacancies shall be appointed from among the shareholders, until the next General Meeting is held.

Article 42.   Qualitative Board Membership

1.
The Board of Directors, using its power to propose to the GeneralMeeting and co-optation in order to fill vacancies, shall endeavour to ensure that external or non-executive directors form the majority. For these purposes, it will be understood that executives are those directors who are members of the Company’s senior management team or employees of the Company or its group.

2.
The Board shall also endeavour that the majority group of external directors of the Company shall include owners or representatives of those who hold a legally significant shareholding in the Company, and proxies or those appointed due to their condition as shareholders, although their capital shareholding is not significant (all domanial directors) and those who perform their functions although not related to the Company, significant shareholders or directors (independent directors).

3.	In any event, at least one third of all directors shall be independent directors.

4.
The provisions of the preceding paragraphs do not affect the sovereignty of the General Meeting, nor do they reduce the efficacy of the proportional system, which is mandatory when share groupings occur as provided in Article 137 LSA.

5.
For purposes of these Bylaws, the term external director, domanial director, independent director and executive director shall have the meaning given in these Bylaws or specified in the Regulation for the Board of Directors.

Article 43.   The Chairman of the Board

1.	The Board will appoint a Chairman from among its members.

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2.	The Chairman shall call meetings of the Board of Directors, prepare the agenda and direct the debates and voting.

Article 44.    The Vice Chairman or Vice Chairmen of the Board

1.	The Board shall appoint a Vice Chairman, or more Vice Chairmen, who shall be correlatively numbered.

2.
The Vice Chairman or Vice Chairmen, in the order established, and in their absence the director corresponding according to the numbering fixed by the Board, shall substitute the Chairman in the event of absence, illness, or indisposition.

Article 45.   The Secretary of the Board

1.	The Board shall appoint a Secretary, and can also appoint a Vice Secretary, who need not be directors.

2.	The Secretary shall attend the meetings of the Board and shall have the right to speak but not vote, unless he is also a director.

3.
The Vice Secretary shall act as Secretary in the event that the position is vacant, or in the event the Secretary is absent or ill. The Vice Secretary may further attend meetings of the Board together with the Secretary when so decided by the Chairman.

Article 46.   Meetings of the Board

1.
The Board shall meet as often as necessary for the correct performance of its functions, when called by the Chairman. The Chairman shall call the Board to meet on his own initiative or when requested by at least two of its members, in which case the meeting shall be called to meet within the fifteen days following said request.

2.
The call to ordinary meetings shall be made in any written form, including e-mail, and shall be authorised by the Chairman or the Secretary or the Vice Secretary by order of the Chairman. The call shall be served minimum forty eight hours in advance and include the agenda.

3.
The Chairman may call the members to an extraordinary meeting of the Board by telephone and without the advance period and other requirements established in the foregoing paragraph when, in the opinion of the Chairman, circumstances justify so.

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4.
Meetings shall ordinarily be held in the corporate domicile, but can also be held in the place determined by the Chairman, who can also authorise, for justified reasons, that the meetings be held with the simultaneous attendance by the members in different places, connected by audiovisual or telephonic means, given that the recognition of those attending can be assured as well as their interactivity and intercommunication in real time, and therefore as a single act. In this case, the notice shall state the connection system and, if applicable, the places where the necessary technical means can be found to attend and participate in the meeting. Resolutions shall be considered adopted in the place where the largest number of directors is present and, when there are equal numbers, in the place where the person chairing the meeting is located.

5.
As an exception and if no member opposes, the Board can also be validly celebrated without session and in writing. In this case the members can send via email their votes and considerations to be included in the minutes.

6.
In any event the Secretary of the Board of Directors shall certify all these details in the minutes and certify that the meeting was validly convened and held, listing the number of members attending, the place where each member attended the meeting, if he was present physically or by proxy, and, as applicable, the form of remote attendance used.

Article 47.   Board Meeting Procedures

1.	The Board of Directors shall be validly constituted when more than half of its members are present either personally or by proxy.

2.	Notwithstanding the above, the Board will also be validly constituted without prior notice, when all of its members are present either personally or by proxy.

3.
Members shall make all efforts to attend the meetings of the Board. When they cannot do so personally, they shall grant their proxy to another member of the Board. There is no limit to the number of proxies that can be held by each member. In any case the proxy shall be granted in writing, with special instructions for each member.

4.
Unless the Law or the bylaws have specifically established reinforced majorities, agreements shall be adopted by an absolute majority of directors that are present. In case of a tie, the Chairman shall have the deciding vote. The Board of Directors Regulations may raise the legally or statutorily established majority required for specific matters.

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5.
When due to a legal or statutory prohibition one or more of the directors may not vote on a given matter, the quorum of Board Meeting attendees required to handle that matter shall be reduced by the number of directors who are affected by that prohibition; the majority needed to adopt the agreement shall be calculated on the basis of the new, reduced quorum.

Article 48.   Minutes and Certifications of the Board Meetings

1.
The discussions and resolutions of the Board Meeting shall be extended or transcribed into the Minutes Book. The minutes of each Board Meeting shall be prepared by the Secretary of the Board or, in his absence by the Vice Secretary; in the event both are absent then the minutes shall be prepared by the person appointed by the attendants as Secretary of the meeting.

2.	The minutes shall be approved by the Board at the end of or immediately following the meeting, or by the Chairman together with at least the Vice Chairman and another member of the Board.

3.	The minutes shall be signed by the Secretary or Vice Secretary of the meeting, with the approval of the person who chaired the meeting.

4.	Resolutions adopted by the Board shall be certified by the Secretary of the Board or, as appropriate, the Vice Secretary, with the approval of the Chairman or, as appropriate, the Vice Chairman.

5.
The formalization in public document may de carried out by any of the members of the Board, as well as the Secretary or Vice Secretary of the Board, even if they are not Directors, pursuant to existing legislation.

Section 4.      Delegation and Board Committees

Article 49.   Delegation of powers

1.
The Board of Directors may appoint from among its members an Executive Committee and one of more Managing Directors, specifying the persons who will hold those positions and the manner in which they shall act. The Board may delegate in them, totally or partially, temporarily or permanently, all delegable powers, as established by

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law. Likewise, the Board of Directors may establish other Committees formed by members of the Board with consultative or advisory.

2.
If the Board of Directors creates the Executive Committee or any of the above- mentioned consultative or advisory Committees, it will also establish their membership and operating rules. However, until the Board has determined or regulated the functioning of its Committees, the terms of these Bylaws and the Public Companies Law regarding operation of the Board of Directors shall apply.

3.	The Board of Directors may also permanently delegate its representative powers to one or several Directors; in the latter case it shall determine whether they act jointly, or severally.

4.	The Board of Directors may also appoint and revoke representatives or powers of attorney.

Article 50.   Audit and Control Committee: Composition and responsibilities

1.	The Board of Directors shall establish an Audit and Control Committee comprised of minimum four and maximum six members. All of its members shall be external or non- executive directors.

2.	The Audit and Control Committee shall have the rights to be informed, to supervise, advise and propose matters within its jurisdiction.

3.
The members of the Audit and Control Committee shall appoint a Chairman from among themselves, who shall also be an independent Director. The Chairman shall remain in office for a period of 4 years; he may be re-elected after one year has passed from the date of his cessation. However, the Chairman can leave his position before the end of the 4 year period if so required by the bylaws with regard to his term as director. The Secretary of the Committee shall be either the Secretary of the Board of Directors, the Vice Secretary, or one of the members of the Audit and Control Committee, as established in each case.

Article 51.   Audit and Control Committee Rules of Operation

1.
The Audit and Control Committee shall meet whenever called by its Chairman, who shall do so whenever requested by the Board of Directors or the Chairman of the Board and, in any case, whenever suitable for the proper exercise of its functions.

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2.	The Chairman of the Audit and Control Committee shall chair the meetings and direct the deliberations on the matters presented.

3.	Any member of the management team or other Company personnel who is requested to do so shall attend the Audit and Control Committee meetings, and shall collaborate and facilitate the access to any information under his or her control. The Audit and Control Committee may also request the attendance of external auditors at its meetings.

4.
The Audit and Control Committee shall be validly constituted when more than half of its members are present either personally or by proxy. The rules of operation established in the Bylaws for meetings of the Board of Directors shall apply to the call, quorum and adoption of resolutions, except when these are not compatible with the nature and function of the Audit and Control Committee. The Board of Directors, and the Audit and Control Committee, by delegation of the former, can establish complementary rules of operation.

Article 52.   Duties of the Audit and Control Committee

1.	Without prejudice to other tasks that may be assigned to it by the Board of Directors, the Audit and Control Committee will be responsible for the following:

a)	Inform the General Meeting, on matters brought up by the shareholders at the meeting which falls under its authorities.

b)
Raise a proposal to the Board of Directors, for submission to the General Meeting, regarding the appointment of external auditors, including conditions for their hiring, the scope of their professional mandate, and, if appropriate, the renewal or termination of their mandate.

c)	Supervise the internal audit services.

d)	Oversee the Company's financial reporting process and internal control systems, ensuring compliance with all legal requirements and the correct application of generally accepted accounting principles.

e)
Liaise between the Board of Directors and the external auditors, and asses the results of each audit. It shall in particular liaise with the external auditors in order to receive information regarding matters which might endanger the auditors' independence, and any other matters related to the auditing process, as well as any other communications that may be established, if any, by auditing legislation or

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by technical audit rules.

f)	Supervise compliance with internal corporate government regulations and code of conduct in matters related to the securities markets, and make proposals for improvement.

g)	Receive information and, if appropriate, issue reports regarding disciplinary measures affecting the Company's senior management.

h)	Supervise the information that must be approved by the Board of Directors and included in the Company's public annual report.

i)
Support the Board of Directors in its task of ensuring the accuracy and reliability of the financial information that the Company must provide periodically to the markets, investors or authorities, pursuant to applicable regulations.

2.	The Board of Directors may develop and complete the above rules in its Regulations, as established in the Bylaws and the Law.

Article 53.   Nomination and Remuneration Committee

1.
The Company shall have a Nomination and Remuneration Committee comprised of minimum four and maximum six directors, appointed by the Board of Directors. All members of the committee shall be external or non-executive directors with the majority independent directors.

2.	The Chairman of the Nomination and Remuneration Committee shall be appointed by the Board of Directors amongst its independent members.

The Nomination and Remuneration Committee shall appoint a secretary, who need not be a member of the committee.

3.	The Nomination and Remuneration Committee shall have, amongst others, the following responsibilities,:

a)
Formulate and review the criteria to be followed regarding the composition of the Board of Directors and selection of candidates. The Committee shall, in particular, assure that the candidate selection process do not suffer from any implicit faults which hinder the selection of directors due to personal circumstances.

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b)	Report on proposed appointments of directors so that the Board can directly proceed with their appointment (co-optation) or accept the proposals for decision by the Board.

c)	Report on the appointment of the Managing Director.

d)	Report on the appointment of Secretary and Vice Secretary to the Board of Directors.

e)	Propose members who shall form part of each of the Committees, considering their knowledge, skills and experience and the tasks of each Committee.

f)	Propose the system and amount of annual remunerations of the directors and report on the individual remuneration of the executive directors and other conditions of their contracts.

g)	Propose the basic conditions of the contracts for senior management and report on their remuneration.

h)	Analyse the process that allows an orderly succession of Chairman and Managing Director.

4.
The Nomination and Remuneration Committee shall meet whenever called by its Chairman, who in turn shall do so when requested by the Board or its Chairman to issue a report or to adopt proposals, and in any event, whenever appropriate for the good performance of its functions.

5.
The Nomination and Remuneration Committee shall be validly constituted with the attendance of at least more than half of its members, present personally or by proxy; resolutions shall be adopted by majority vote of those attending. Unless provided otherwise, the Nomination and Remuneration Committee shall be responsible for consulting and making proposals to the Board.

Section 5.   Directors Bylaws

Article 54.   Term

1.
Directors will be appointed for three years, but may be re-elected for one or more additional periods of the same duration. Once the period has expired, the appointment will be terminated when the next General Shareholders' Meeting has been held, or when

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the legal period for holding the Meeting that must approve the accounts for the previous financial year has elapsed.

2.	Directors who are appointed by co-optation shall exercise his duties until the first General Meeting to which his appointment shall be submitted for ratification.

3.	In no case shall independent directors remain in office as such, for a period in excess of twelve years.

Article 55.   Trmination of directors

1.
Directors shall be terminated from their position when so decided by the General Meeting, when they notify the Company of their resignation and at the expiration of the period for which they were appointed. The effective date in this last case shall be the date of the first General Meeting.

2.
Directors shall make their position available to the Board of Directors and formalise the corresponding resignation, if the Board considers it appropriate, in the following cases: (a) when the executives removed from their positions were appointed as directors based on their position; (b) when they incur any of the causes of incompatibility or prohibition provided by law; (c) when they have committed a serious violation of their obligations as director; or (d) when their stay on the Board may endanger the interests of the Company, negatively affect the credit or reputation of the Board, or when the reasons for which they were appointed disappear (for example when a domanial director transfers or reduces its shareholding in the Company).

Article 56.   General obligations of the directors

1.	Pursuant to the provisions of Article 40, the directors are responsible for guiding and controlling company management in order to maximise its value to the benefit of shareholders.

2.	In performing his functions, the director shall act with the diligence of an orderly businessman.

3.
The director shall further act in his relations with the Company, in accordance with the demands of a loyal representative. The duty to loyalty requires that he place the interests of the Company before his own interests, and specifically to observe the rules contained in Articles 127 and others of the Public Companies Law.

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4.
The Regulation of the Board of Directors shall describe the specific obligations of the directors deriving from the duties for diligence, confidentiality, non-competition and loyalty. As such, particular attentions shall be given to situations representing a conflict of interest, possibly providing for said purpose the procedures and requirements necessary to authorise or dispense according to the terms established in Articles 17 and others of the Public Companies Law.

Article 57.   Board of Directors Remuneration

1.
Members of the Board of Directors shall receive, as consideration for their duties as such, remuneration pursuant to the Bylaws, the total yearly amount of which will be determined by the General Shareholders’ Meeting and reviewed and updated accordingly in keeping with the indices or criteria established by the General Shareholders’ Meeting. Said remuneration will comprise the following items: (i) a fixed payment; (ii) allowances for effective attendance at the meetings of the Board of Directors and its delegate or advisory committees; and (iii) the lesser of the two following amounts: (a) the amount that must be added to the two aforementioned concepts to make up the total combined remuneration established by the General Shareholders’ Meeting; or (b) an amount equivalent to 0.5% of consolidated profits for the financial year earmarked for allocation to the Company. In any case, the amount stipulated in section (iii) above may only be effectively paid following compliance with the requirements set forth in article 130 of the Public Companies Law.

2.
The Board of Directors shall, for each financial year, define the method and time of payment and shall likewise agree upon the exact allocation among its members of the total remuneration prescribed by the Bylaws, as described in paragraph one above. Said allocation may be calculated individually, based on the relative involvement of each Board member in performing the duties of the Board.

3.
The compensation set forth in the preceding two sections will be compatible and without prejudice to fixed salaries; variable remuneration (based on attainment of business/corporate and/or personal performance targets); severance pay following the removal of directors for any reason other than breach of their duties; pensions; insurance policies; employee benefit schemes; deferred payment items; and remuneration

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formulae involving the delivery of shares, options on same or pegged to value thereof; all the foregoing for those members of the Board of Directors who perform executive functions.

4.	The Company can purchase civil liability insurance for its Directors.

5.
The Board of Directors shall annually approve a report on the remunerations policy which states the criteria and foundations used to determine remunerations to the directors during the last year and the year in progress, making it available to the shareholders at the time of the call to the Ordinary General Meeting. The content of the report shall be regulated by the Board of Directors Regulation.

Section 6.      Corporate Governance Report and Web Page

Article 58.   Annual Corporate Governance Report

1.
The Board of Directors shall prepare an annual corporate governance report with special attention given to (i) the degree of compliance of good governance recommendations contained in official reports; (ii) functioning of the General Meeting and development of the meetings; (iii) related and intragroup transactions; (iv) risk control systems; (v) the ownership structure of the Company; and (vi) the governing structure of the Company and other content imposed by applicable regulations.

2.
The annual corporate governance report shall be made available to shareholders on the Company web page no later than the date of publication of the call to the Ordinary General Meeting which shall resolve on the annual accounts for the year referred to in the report.

Article 59.   Web page

1.	The Company shall have a web page where it shall inform its shareholders, investors and the market in general of the economic and all other significant facts occurred with regard to the Company.

2.	Without prejudice to the additional documentation required by applicable regulations, the Company web page shall include at least the following information and documents:

a)	The rules regulating the organisation and corporate governance of the Company,

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and identification of the structure and composition of the corporate governing body;

b)	The internal code of conduct in the securities markets;

c)	The annual accounts corresponding to the year in progress and at least the previous two financial years;

d)	The annual corporate governance report;

e)	Documents relating to the Ordinary and Extraordinary General Meetings held during the periods stated by the CNMV for said purposes;

f)	Communications channels open between the Company and shareholders, and in particular explanations to the shareholder pertaining to the reporting year; and

g)	Regulatory disclosures relating to the period stated by the CNMV.

CHAPTER IV. ANNUAL ACCOUNTS

Article 60.   Financial Year

The financial year shall begin on January 1 and end on December 31 of each calendar year.

Article 61.   Preparation of the annual accounts and application of the results

1.
Within the established legal deadlines, the corporate governing body will prepare the annual accounts, the management report and the proposal for distribution of results once these have been reviewed and reported by the Company auditors and presented to the General Meeting, as applicable.

2.
The Board of Directors will try to prepare the accounts in such a way as to avoid audit reservations. Nevertheless, when the Board feels that it should stand by its criteria, it will publicly explain the contents and scope of the discrepancies.

Article 62.   Verification of the Annual Accounts

The Company's annual accounts and management report shall be reviewed by the Auditors appointed by the General Meeting, before the closing of the financial year to be audited, for a determined period which shall not be less than three nor more than nine years, from the beginning date of the year to be audited. The auditors can be re-elected by the General Meeting for maximum periods of three years, at the expiration of the initial period.

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Article 63.   Approval of the Annual Accounts

1.	The annual accounts will be submitted for the approval of the General Shareholders' Meeting.

2.	Once the annual accounts are approved, the General Meeting will decide on the financial year's application of result.

3.
Dividends may be issued against the year's profits or assigned to unrestricted reserves only if the considerations foreseen by Law and in the Bylaws have been attended to, and the net worth is not or, as a consequence of the distribution, will not be less than the share capital. If there are losses from prior financial years which make the Company's net worth lower than the share capital, profits shall be allocated to cover the losses.

4.
If the General Meeting agrees to pay out dividends, it shall determine the amount, payment date and method of payment. The determination of these details may be delegated to the governing body, as well as any other details that may be needed or suitable to execute the agreement.

5.	The General Shareholders' Meeting may approve that the dividend be paid totally or partially in kind, if and when:

(i)	the assets or securities to be distributed are homogeneous;

(ii)	they are traded on an official market at the time of the agreement, or pertinent mechanisms have been put in place to make them liquid within maximum one year; and

(iii)	they are not distributed for less than the value that appears in the Company's books.

6.	The General Meeting and the Board of Directors may approve the distribution of interim dividends, with the limitations and requirements established by Law.

Article 64.   Other forms of shareholder remuneration
The General Meeting can likewise resolve on shareholder remuneration programs based on reinvestment of dividends in new shares, in share repurchasing programs, on the delivery of shares released to repurchase free assignment rights or other equivalent forms, all prior to the adoption of any resolutions to increase or reduce capital.

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Article 65.   Deposit of the annual accounts

Within one month of the approval of the annual accounts, the Board of Directors will submit for deposit in the Mercantile Register corresponding to the Company's domicile, certification of the resolutions adopted by the General Meeting approving the annual accounts and the distribution of profits. The certification will be accompanied by a copy of each of such accounts, as well as, if pertinent, the management report and the auditors' report.

CHAPTER V. DISSOLUTION AND LIQUIDATION OF THE COMPANY

Article 66.   Dissolution

1.	The Company may be dissolved by resolution of the General Shareholders’ Meeting adopted at any time, in accordance with the Law and for the reasons foreseen therein.

2.
If the Company has to be dissolved for a legal cause that requires the approval of the General Meeting, the corporate governing body shall call a meeting within two months from the time said cause arises, so that the Meeting may adopt the dissolution agreement; if an agreement is not reached, whatever the reason, it shall proceed pursuant to Law.

3.
If the Company is to be dissolved because its net worth falls below half the share capital, dissolution can be avoided by resolution increasing or reducing capital or through the appropriate reintegration of net worth. Such adjustment shall be effective provided that it is carried out before the Company’s dissolution has been decreed by the Court.

Article 67.   Liquidation

1.
If the General Shareholders' Meeting, resolves to dissolve the Company it shall then appoint and determine the powers to be granted to the receiver or receivers, which shall always be an odd number, with the powers established by law and any others which may have been granted by the General Shareholders' Meeting when approving the appointment.

2.	If the Company is dissolved, the receivers shall jointly and severally represent the Company.

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Article 68.   Supervening Assets and Liabilities

1.
Once the Company's book entries have been cancelled, if any corporate assets should subsequently appear, the receivers shall assign the corresponding additional amounts to the ex-shareholders, once the assets have been converted into cash if necessary.

2.
After six months have elapsed from the time the receivers were required to comply with the assignment established in the previous paragraph, and if the additional amounts have not been assigned to the ex-shareholders, or if there are no receivers, any interested party may ask the Courts pertaining to the last corporate domicile to appoint someone to replace the receiver and fulfil his functions.

3.
Ex-shareholders will be jointly and severally liable for any corporate debts that have not been settled, up to the limit of what they would have received as their liquidation stake, without prejudice to the liability of the receivers in case of negligence or gross negligence.

4.
To comply with requirements relating to legal acts prior to the cancellation of the entries of the Company, or whenever necessary, existing receivers may formalise the legal documents necessary in the name of the extinguished Company, after the cancellation of the Company's registration. If there are no receivers, then any interested party can request the formalisation from the Court sitting in the domicile of the former company.

CHAPTER VI. GENERAL PROVISIONS

Article 69.   Jurisdiction

The shareholders, waiving jurisdictions to which they have a right, expressly submit themselves to the jurisdiction of the Company domicile.

Article 70.   Communications

Without prejudice to the provisions of these Bylaws, communications and information, mandatory or voluntary, between the Company, the shareholders and the directors, regardless of who is the issuer and who the addressee of same, may be made via electronic and telematic media, except in the cases expressly excluded by law and in all cases respecting the security guarantees and shareholders’ rights. As such, the Board of Directors may establish the technical and pertinent mechanisms, reporting same through the web page.

* * *

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ANNEX 2

BY-LAWS OF CINTRA CONCESIONES DE INFRAESTRUCTURAS DE TRANSPORTE, S.A.

BY-LAWS OF CINTRA CONCESIONES DE INFRAESTRUCTURAS DE TRANSPORTE, S.A.

CHAPTER I

NAME, OBJECT, DURATION, DOMICILE

Article 1.-  Name

The Company is called "CINTRA CONCESIONES DE INFRAESTRUCTURAS DE TRANSPORTE, S.A." and is governed by these bylaws, by the Company’s Act and by other applicable regulations.

Article 2.-  Corporate Purpose

1.	The purpose of the Company is to carry out the following activities, both domestically and abroad:

1º
Design, construction, execution, operation, management, administration and conservation of infrastructures and public and private works, either directly or by holding a stake in companies, groups, consortiums, or any other similar legal entity which is legally permitted in the pertinent country.

2º	Operation and provision of all kinds of services related to urban and intercity transport infrastructure, be it by land, sea or air.

3º	Operation and management of all kinds of construction work and complementary services that may be provided in the sphere of influence of public and private infrastructures and works.

4º
Holding the title to all kinds of concessions, sub-concessions, authorizations and administrative licenses for construction work, services and mixed jobs from the State, Autonomous Regions, Provinces, Municipalities, Autonomous Agencies, Autonomous Entities, and, in general, from any foreign State or Public Administration, international agencies and institutions.

5º
Management, administration, acquisition, promotion, sale, development, renovation and operation of all kinds of sites, land, residential developments, housing estates or property developments, and in general, all kinds of property assets.

6º	Manufacture, purchase, supply, import, export, lease, installation, maintenance, distribution and operation of

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machinery,tools, vehicles, facilities, materials, equipment and furniture of all kinds, including urban furniture and equipment.

7º	Acquisition, operation, sale, and assignment of industrial and intellectual property rights.

8º	Provision of services related to the conservation, repair,maintenance, and sewage of all kinds of works, facilities and services, for both private and public entities.

9º	Provision of engineering services, such as preparing projects, studies and reports.

10º
Drawing up projects and studies, construction, maintenance, operation and sale of all kinds of facilities and services for the supply, transformation and treatment of all kinds of waters and wastematerials. research and development in those same fields.

11º	Provision of services related to the environment, such as the control of smoke and noise, and comprehensive solid waste management, involving collection, purification, treatment and transformation.

12º
Construction, management, operation, and maintenance of facilities that produce or transport all kinds of energy. All activities regulated by legislation that is incompatible with this paragraph of the bylaws are excepted.

13º	Research, design, development, manufacture, operation and transfer of programs and, in general, computer, electronic and telecommunications products.

14º
Research, operation and exploitation of mineral deposits, as well as the purchase and use of permits, concessions, licenses, authorizations and other mining rights, and the industrialization, distribution and sale of mineral products. Activities involving minerals of strategic interest are excluded.

15º
Providing management and administration services, as well as consultancy and advice in the fields of accounting, and legal, technical, financial, tax, labor, and human resources support to all kinds of companies and corporations.

16º
In all matters that do not involve a collision with activities legally set aside by special legislation, and specifically, by legislation governing Collective Investment Institutions and the Stock Market, agree upon and carry out on its own behalf all kinds of operations involving securities in all kinds of markets, be it domestic or international, purchase, sell or otherwise acquire, transfer, replace, sell, pledge and subscribe all kinds of shares, securities that are convertible into shares, or that provide the right to acquire or subscribe them, obligations, rights, bonds, warrants, public securities or financial assets, and holdings in other companies.

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2.
The activities listed above may be performed by the Company, totally or partially, in an indirect manner, by taking a stake in other Companies with similar corporate purposes, domiciled in Spain or in any other country.

Article 3.-  Duration

The Company is incorporated for an indefinite time period, and began operations on the day the deed of incorporation was granted.

Article 4.-  Corporate Domicile

1.	The Company's corporate domicile will be in Madrid, Plaza Manuel Gomez Moreno, 2, Edificio Alfredo Mahou.

2.
The corporate domicile may be transferred to another location within the same municipality by approval of the corporate governing body. A transfer to a different municipality will require the approval of the General Shareholders' Meeting.

3.
The Company's corporate governing body may approve the creation, elimination or transfer of such branches, representatives, agencies, regional offices, local offices and other facilities, in Spain or abroad, as it shall deem fit.

CHAPTER II

SHARE CAPITAL

Section 1. Share capital and shares

Article 5.-  Share Capital

The share capital is ONE HUNDRED AND THIRTEEN MILLION SEVEN HUNDRED AND FIVE THOUSAND SIX HUNDRED AND SIXTY ONE EUROS (113.705.661) and is fully subscribed and paid in.

The share capital consists of FIVE HUNDRED AND SIXTY EIGHT MILLION FIVE HUNDRED AND TWENTY EIGHT THOUSAND THREE HUNDRED AND FIVE (568.528.305) ordinary shares with a nominal value of 0.20 Euros each, all of them of the same class and the same series. All shares are fully paid in

Article 6.-  Share Representation

1.	Shares will be represented by book entries and will be created when recorded in the pertinent accounting register. They will be governed by

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the Stock Market Act and other additional legislation.

2.
The legitimation to exercise shareholder's rights, including if appropriate the right to transfer, is obtained as a result of the recording in the book entry, which accredits legitimate ownership and entitles to the recorded titleholder the right to demand that the Company recognize him as a shareholder. Said legitimation may be accredited by exhibiting the pertinent certificates, which will be issued by the entity in charge of the book entries.

3.
If the Company provides any type of benefit to the presumed legitimate owner, it is deemed to have discharged the corresponding obligation, even if the latter is not the real owner of the share, provided that it has acted in good faith and without gross fault.

4.
If the person or company that appears to be legitimated in the book entry records holds said legitimacy as a fiduciary or similar status, the Company may require him to reveal the identity of the real owners of the shares, as well as all pertinent transfer and encumbrances of the same.

Article 7.-  Shareholder Rights

1.
Legitimate share owners automatically become shareholders and are granted the individual minority rights which are legally and statutorily established, and, in particular, the right to take part in the distribution of profits and of such assets as may be left over upon dissolution; a preferred subscription right when new shares or convertible bonds are issued; the right to be present at and vote in General Shareholders' Meetings; the right to challenge corporate agreements; and the right to information and study. The scope of all the shareholder's rights is established by law and by these bylaws.

2.	The shareholder will exercise his rights vis a vis the Company loyally and in good faith.

Article 8.-  Ownership of shares

1.	Share co-owners must designate a single person who will exercise shareholder rights.

2.
In case of usufruct, pledge and other limited rights to the shares, the exercise of the shareholder's voting rights will belong to, respectively, the bare owner, the pledge holder and the titleholder of the direct domain.

3.	The rules mentioned in the previous paragraphs are only valid vis a vis the Company. Internal relations will be governed by agreements between the parties.

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Article 9.-  Share Transfers

1.	The shares and their derived financial rights, including the right to pre-emptive subscription rights, are freely transferable by all legally accepted means.

2.	The transfers of new shares cannot be completed before the share capital increase has been recorded in the Mercantile Register.

Article 10.-  Capital calls

1.	When there are partially paid-in shares, the shareholder must pay the part that has not been paid in, in cash or in kind, in such form and time as may be determined by the corporate governing body.

2.	Shareholders who are past-due in the payment of capital calls cannot exercise voting rights.

Section 2. Share Capital Increase and Decrease

Article 11.-  Share Capital Increase

1.
Share capital increases may be achieved by issuing new shares or by raising the nominal value of existing shares; in either case, the compensation may consist in cash contributions, including credit compensations, in kind contributions, or by applying available profits or reserves. The share capital increase can be achieved partly with new contributions and partly against available reserves.

2.	If the share capital increase has not been totally subscribed by the established deadline, the capital will be increased by the amount actually paid in, unless otherwise agreed previously.

Article 12.-  Authorized Share Capital

1.
The General Shareholders' Meeting may delegate to the corporate governing body the power to approve in one or more times a share capital increase, to a specific maximum figure, at such times and in such amounts as it may decide, within the legally established limitations. This delegation may include the power to cancel pre-emptive subscription rights.

2.
The General Shareholders' Meeting may likewise delegate in the corporate governing body the power to determine the date on which the already approved agreement to increase the share capital must actually be implemented, and to determine any conditions that have not been determined by the Meeting.

Article 13.-  Cancellation of Pre-emptive Subscription Rights

1.	The General Shareholders' Meeting or, should it be the case, the Board of

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Directors approving a share capital increase may approve the total or partial cancellation of pre-emptive subscription rights, due to corporate interests.

2.
Specifically, corporate interest may justify the cancellation of pre-emptive subscription rights when necessary to enable the Company (i) to buy assets (including shares or participations in companies) that are suitable to further the corporate purpose; (ii) to place the new shares in foreign markets that allow access to financing sources; (iii) to obtain resources by using demand forecast placement techniques which can maximize the new share issue price; (iv) to obtain an industrial or technological partner; and (v) in general, to perform any operations that are suitable for the Company.

3.
Existing shareholders and convertible bond holders will not be entitled to pre-emptive subscription rights when the share capital increase is due to the conversion of bonds into shares, to the takeover of another company, as part of spin off of assets from another company, or when the Company has made a public share offering with payment consisting, entirely or in part, in new shares to be issued by the Company.

Article 14.-  Share Capital Decrease

1.
A share capital decrease can be performed by reducing the nominal value of the shares, by redeeming outstanding shares, or by grouping them for exchange, and, in such cases, the object may be to return contributions, condone capital calls, establish or increase reserves, or re-establish a balance between corporate capital and assets.

2.	When share capital is decreased by returning contributions, payment to shareholders may be made totally or partially in kind, as long as the contents of paragraph 5, Article 48 are complied with.

Article 15.-  Forced Redemption

1.
The General Shareholders' Meeting may approve, pursuant to the Corporations Act, a share capital decrease to redeem a specific group of shares, as long as such a group is defined according to substantive, homogeneous, and non-discriminatory criteria. In that case, the measure must be approved by the General Shareholders' Meeting and by the majority of the shares held by the shareholders belonging to the affected group, as well as by a majority of the shares held by the rest of the shareholders who remain in the Company.

2.
The amount to be paid by the Company may not be less than the arithmetical average of the closing prices of the Company's shares on the Automated Quotation System of the Spanish Stock Exchanges during the month prior to the date on which the share capital decrease is approved.

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Section 3. Bond Issues and Other Securities

Article 16.-  Bond Issues

1.	The Company may issue bonds in compliance within all legally established terms and limits.

2.
The General Shareholders' Meeting may delegate to the corporate governing body the power to issue simple, convertible and/or exchangeable bonds. Likewise, it may authorize it to determine when the approved issue should take place, and to establish any other conditions not foreseen in the Shareholders Meeting resolution.

Article 17.-  Convertible and Exchangeable Bonds

1.	Convertible and/or exchangeable bonds may be issued at a fixed exchange rate (determined or to be determined) or with a variable exchange rate.

2.
The pre-emptive subscription rights for convertible bonds may be cancelled according to the legal and statutory regulations that apply to the cancellation of pre-emptive subscription rights for shares.

Article 18.-  Other securities

1.	The Company may issue notes, warrants or other negotiable securities, apart from those detailed in previous articles.

2.
The General Shareholders' Meeting may delegate in the Board of Directors the power to issue such securities. The Board of Directors may use such a delegation in one or more times for a period of up to five years.

3.
The General Shareholders' Meeting may also authorize the Board of Directors to establish the date on which the approved issuance should take place, as well as to establish any other conditions that are not detailed in the General Shareholders' Meeting resolution, as legally provided.

4.	The Company may also guarantee any security issues made by its subsidiaries.

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CHAPTER III

CORPORATE GOVERNANCE

Section 1. Company bodies

Article 19.-  Division of responsibilities

1.	The Company's governing bodies are the General Shareholders' Meeting, the Board of Directors and any delegated bodies that may be created within the company.

2.	The General Shareholders' Meeting is responsible for decisions on all matters legally or statutorily determined.

3.	Any responsibilities that are not legally or statutorily determined for the General Shareholders' Meeting will belong to the Board of Directors.

Section  2. General  Shareholders'

Meeting

Article 20.-  General Shareholders' Meeting

1.
The General Shareholders' Meeting is governed by the provisions of Law, the Company’s Bylaws and the General Shareholders' Meeting Regulation which complete and develop legal and statutory regulations as regards calling, preparing, and holding the Meeting, as well as the exercise of the right of shareholders to information, attendance, representation, and voting. The General Shareholders' Meeting Regulation must be approved by the Meeting, at the proposal of the Board.

2.	The shareholders, convened in the General Shareholders' Meeting have the power to decide by majority vote on the matters attributed by Law to the Meeting.

3.
The General Shareholders' Meeting is the Company's sovereign body. All shareholders, including any dissidenters and absentees shall be bound by the agreements reached at the General Shareholders' Meeting, without prejudice to the rights and actions to which they are entitled by law.

Article 21.-  Types of Meetings

1.	General Shareholders' Meetings may be ordinary or extraordinary.

2.
A General Ordinary Meeting shall necessarily be called within the first six months of each financial year in order to approve the corporate management and the annual accounts of the previous year, as the case may be, and to resolve on the distribution of results, notwithstanding its competence to handle and decide on any other matter included in the agenda. A General Ordinary Meeting shall be valid even if called or held outside this term.

3.	All Meetings not covered by the previous section shall be considered Extraordinary General Meetings.

4.
Nevertheless, a General Shareholders' Meeting, even if called as an ordinary meeting, may also discuss and decide on any issue within its competence, provided that applicable regulations are fulfilled.

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Article 22.-  Calling the General Shareholders' Meeting

1.	General Shareholders' Meetings must be called by the Board of Directors.

2.
The Board of Directors may call a General Shareholders' Meeting whenever it considers such a meeting to be in the corporate interest, and must do in the circumstances foreseen in paragraph two of the previous Article, and whenever it is requested by shareholders who represent, at least five percent of the share capital.

Article 23.-  Announcement of the calling of a General Meeting

1.
Both Ordinary and Extraordinary General Meetings shall be called by publishing an announcement in the Official Gazette of the Mercantile Registry and in one of the most widely distributed newspapers in the province where the Company has its registered address, at least one month before the date scheduled for the meeting.

2.
The announcement shall indicate the date, place and time of the meeting at first call, together with all the matters to be discussed and any other issues which, as the case may be, are to be included in the announcement pursuant to the provisions established in the Shareholders Meeting Regulations. Furthermore, the announcement may also indicate the date on which the Meeting may be held at second call, as the case may be. At least twenty-four hours must elapse between the first and second meeting.

3.
Shareholders who represent at least five per cent of the share capital may request the publication of a complementary document to the calling of a General Shareholders' Meeting, including one or more points in the agenda. For this purpose, each shareholder shall indicate the number of shares it owns or represents. This right shall be exercised by certifiable means received at the registered address within five days following the publication of the calling.

The complementary document to the calling shall be published at least fifteen days prior to the date scheduled for the Meeting.

Non-publication of the complementary document to the calling within the legal term established shall render the Meeting null and void.

4.
The provisions of this article shall not be effective whenever a legal provision establishes different requirements for Meetings held to discuss certain issues, in which case any specific provisions must be fulfilled.

Article 24.-  Right of attendance and representation

1.	All shareholders, including those without a right to vote, who individually or collectively with other shareholders own at least one hundred (100) shares, may attend a General Shareholders Meeting.

2.	In order to attend a General Shareholders Meeting each shareholder must have recorded ownership of its shares in the corresponding accounting records of book

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entries, five days prior to the date scheduled for the Meeting, and must hold the corresponding attendance card.

3.
Shareholders with a right of attendance may attend the General Meeting by distance communication means, pursuant to the provisions established in the Shareholders Meeting Regulations and in the following paragraphs.

The governing body shall consider the technical means and legal bases that permit and ensure attendance by telematic means , and shall assess , when the calling of each shareholders meeting, the possibility of organising attendance to the meeting through telematic means.

To this effect, the governing body shall ensure, amongst other issues ,that shareholder's identity ,status are duly guaranteed, as well as the adequate exercise of its rights, the suitability of the telematic means and adequate progress of the meeting, pursuant to the provisions established in the Shareholders Meeting Regulations. In such case, if deemed appropriate, the calling shall describe the specific telematic means available to the shareholders, as well as the instructions they should follow in this regard. Furthermore, if so determined by the governing body, the calling may indicate that any interventions and proposed resolutions to be made by those who will attend by telematic means be sent to the Company prior to the Meeting is convened.

4.
The members of the governing body shall attend any General Meetings held, although the fact that any one of them is unable to attend for any reason shall in no event prevent the Meeting from being validly convened.

5.
The Chairman of the Shareholders Meeting may authorise Managing Directors and Technicians to attend, as well as other people with an interest in corporate matters, and may invite any other persons he/she deems appropriate.

6.
Notwithstanding attendance of legal entity that are shareholders through proxy, any shareholder entitled to attend may be represented at a Shareholders Meeting through another person, even if not a shareholder.

7.
Proxies shall be conferred specifically for each Meeting, in writing or by other of long-distance communication means that duly guarantee the identity of the represented party and representative, which the management body may determine, as the case may be, when each Meeting is called, pursuant to the provisions established in the Company's Shareholders' Meeting Regulation.

8.
The Chairman or Secretary of the Shareholders Meeting, or those persons appointed on their behalf, shall be entitled to determine the validity of the proxies conferred and whether the requirements for Meeting attendance are met.

9.	The ability to grant proxies shall be without prejudice to the provisions of the Law with regard family representation and the execution of general powers of attorney."

Article 25.-  Time and Place of Meeting

1.	The General Shareholders' Meeting will be held at the location shown on the notice within the municipality in which the Company is domiciled.

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2.
Attendance at the General Shareholders' Meeting will take place by going to the location at which the meeting will be held, or, if the Board has so decided and so stated in the notice, to other locations which are connected to the meeting location by a video conference system (or similar) which permit the recognition and identification of those attending, interaction between attendants in real time regardless of their location, and taking part and voting also in real time.

The main meeting location must be in the same municipality as the Company's domicile, but this requirement does not affect the additional locations. Persons attending any of he locations will be considered, for all purposes related to the General Shareholders' Meeting, as attendants at the one and only meeting. The meeting will be understood to be held at the main location.

3.	If the notice calling the meeting does not mention the location at which it will be held, it shall be understood to be held at the Company's registered domicile.

4.
The General Shareholders' Meeting may approve its own extension for one or more consecutive days, at the proposal of the administrators or of a number of shareholders representing, at least one quarter of the share capital who are present at the meeting. Whatever the number of sessions, the General Shareholders' Meeting will considered to be a single meeting, and only one set of Minutes will be kept for all sessions. The General Shareholders' Meeting may likewise be temporarily suspended in the cases and manner established in its own Regulations.

Article 26.-  Quorum. Special Cases

1.
The General Shareholders' Meeting shall be validly convened in the first call when the shareholders present or by proxy own at least twenty five percent of the subscribed share capital with voting rights. At the second call, the quorum will consist of whatever number of shareholders is present.

2.
For the General Shareholders' Meeting, be it ordinary or extraordinary, to validly approve a bond issue, the increase or decrease of share capital, the transformation, merger or spin-off, dissolution or windup of the Company and, in general, any amendment of the Bylaws, will require, at the first call, shareholders present or by proxy owning at least fifty percent of the subscribed share capital with voting rights. At the second call, the presence of twenty five percent of the share capital will suffice, although, if the shareholders who are present represent less than fifty percent of the subscribed share capital with voting rights, the agreements to which this paragraph refers can only be adopted with the favorable vote of two thirds of the share capital present or by proxy at the Meeting.

3.	Any absences that arise after the General Shareholders' Meeting has

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been convened shall not affect the meetings validity.

Article 27.-  Universal Shareholders' Meeting

A Universal Shareholders' Meeting shall be understood to have been called and validly convened to discuss any and all matters whenever the entire share capital is present or by proxy and the attendees unanimously accept to hold a Meeting. At such a Universal Shareholders' Meeting, the minimum number of shares needed to attend a General Shareholders' Meeting to which Article 24.1 above refers, will not apply.

Article 28.-  Chairmanship of the General Shareholders' Meeting

1.
General Shareholders' Meetings shall be presided by the Chairman of the Board of Directors, and in his absence, by the Vice President (and if there are several, in their numerical order). In the absence of both, by the Board Member designated by the General Shareholders' Meeting.

2.	The Chairman will be assisted by a Secretary, by a Vice Secretary or both, of the Board of Directors and, otherwise, by the person designated by the Meeting.

Article 29.-  List of Attendants

1.
Before starting with the Agenda, the Secretary of the General Shareholders' Meeting shall draw up a list of attendants, expressing each one's character or proxy and the number of shares, their own or otherwise, with which they attend.

2.	At the end of the list, the number of shareholders present or by proxy shall be established, as will the share capital they own, specifying which shareholders have voting rights.

3.	If the list of attendants is not the first item in the Minutes of the General Shareholders' Meeting, it must be enclosed as an Annex signed by the Secretary with the approval of the Chairman.

The list of attendants may also be created in a file or using a computerized method; in such cases, the Minutes must mention the system used, and the sealed cover of the file or computer medium must bear the pertinent inspection signature of the Secretary, and the approval of the Chairman.

Article 30.-   Deliberation and Adoption of Agreements

1.
Once the list of attendants is drawn up, the Chairman, should it be the case, will declare t the General Shareholders' Meeting validly convened and will determine whether the Meeting can deal with all the matters included in the Agenda or whether, instead, it has to deal only with some of them.

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2.
The Chairman will submit the matters included in the Agenda for deliberation, and will direct the debates so that the meeting takes place in an orderly manner. For that purpose, he will have authority for order and discipline, and may order that anyone who disturbs the normal progress of the meeting be expelled and even approve the temporary interruption of the session.

3.	The shareholders may ask for information in the terms established in the following Article.

4.
All shareholders may also take part, at least once, in the deliberation of the items on the Agenda, although the Chairman, making use of his powers, is authorized to adopt measures such as limiting speaking time, setting up turns, or closing the list of speakers.

5.
Once the matter has been debated sufficiently, the Chairman will call for a vote. Shareholders with voting rights may exercise them by mail, e-mail or any other distance communication means which, duly guaranteeing the identity of the shareholder who is exercising his right to vote, may be determined by the Board at the time each Meeting is called, pursuant to the Company's General Shareholders' Meeting Regulations.

6.
The majority needed for approval of an agreement will require the favorable votes of half of all the shares plus one share with voting rights who are present or by proxy at- 13-the General Shareholders' Meeting. Without prejudice to those cases in which the Act or these Bylaws stipulate a greater majority. Each share has one vote.

7.
The result of votes for or against agreements will be performed as established in the General Shareholders' Meeting Regulations. The Chairman will decide the voting system which he considers the most appropriate and for managing the resulting process.

Article 31.-  Right to Information

Shareholders shall have the right to information as foreseen by law. The administrators are obliged to provide, in the manner and within the deadlines established by Law such information as, pursuant to the Law, shareholders shall request, except in those cases in which it is legally inappropriate and, specifically, when, in the Chairman's judgment, making such information public would be against the corporate interest. The latter exception will not be applicable if the request is supported by shareholders representing at least one quarter of the share capital. The General Shareholders' Meeting Regulations will detail the system that governs the right to information. The Company shall include on its website the explanations that permit the shareholder to exercise his right to information.

Article 32.-  General Shareholders' Meeting Minutes and Certifications

1.	The resolutions of the General Shareholders' Meeting shall be reflected in the Minutes which will be written into the pertinent Minutes Book. The

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Minutes may be approved by the General Shareholders' Meeting itself, or failing that, within fifteen days by the Chairman and two Auditors, one on behalf of the majority, and the other one on behalf of the minority.

The Minutes approved in either of those two ways will be enforceable as of the date of approval.

2.	The notarial Minutes need not be approved.

3.	Certifications of the agreements will be issued by the Secretary or by the Vice-Secretary of the Board of Directors, with the approval of the Chairman or the Vice-Chairman, as appropriate.

4.
Granting a public deed that contains the agreements is the responsibility of those persons who are authorized to certify them. This can also be done by any member of the Board of Directors whose appointment is in force and has been recorded in the Mercantile Register, without the need for a specific delegation Any other person who grants a public deed of the Minutes will require the pertinent powers of attorney, which could be a general power of attorney for all types of resolutions.

Section 3. Corporate Administration Body

Article 33.-  Regulation of the Board of Directors

1.	The Company will be administered by a Board of Directors.

2.
The Board of Directors will be governed by all applicable legal rules and by these bylaws. The Board will develop and complete such rules in the appropriate Board of Directors Regulations, the approval of which will be notified to the General Shareholders' Meeting.

Article 34.-  Quantitative Board Membership

1.	The Board of Directors will consist of a minimum of five members and a maximum of fifteen, elected by the General Shareholders' Meeting, or by the Board itself, pursuant to current legislation.

2.
The General Shareholders' Meeting shall determine the number of Board members. For such purposes, it shall either directly establish such a number by express resolution or, indirectly, by filling vacancies or appointing new Board members, up to the maximum limit established in the previous paragraph.

3.	Members of the Board can renounce their position; the appointment can be revoked, and members can be reelected.

4.	It is not necessary to be a shareholder to be appointed as an administrator; both individuals and companies may be appointed.

5.	Persons who incur in the prohibitions and incompatibilities established by current legislation may not be members of the Board nor be appointed to

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positions in the Company.

6.	Board Members shall not be required to provide the Company with any guarantees.

Article 35.-  Types of Board Members and Board Equilibrium

1.
The Board of Directors, using its power to propose to the General Shareholders' Meeting and co-option in order to fill vacancies, shall endeavor to ensure that external or non-executive directors form the majority.

2.	For these purposes, it will be understood that executives are those directors who are members of the Company’s senior management team or employees of the Company or its group.

3.
The Board shall also endeavor to ensure that within the majority group of external directors, there shall be the owners or proxies of the owners of significant stable shareholders of the Company's share capital and those, or the parties representing them, which have been appointed for being shareholders, although their stake in the capital is not significant (nominee directors) and persons who, appointed in view of their personal and professional conditions, can exercise their functions without being conditioned by relations with the Company, its significant shareholders or their executives (independent directors). In all cases, independent directors will constitute at least one third of the total number of directors.

4.
The provision of the preceding paragraphs do not affect on the sovereignty of the General Shareholders' Meeting, nor do they reduce the efficacy of the proportional system, which is mandatory when there are share groupings as foreseen in Article 137 of the Corporations Act.

Article 36.-  Board of Directors Remuneration

1.
The Directors in their capacity as members of the Board of Directors, shall be remunerated by the Company a set annual amount. The amount that the Company shall pay for this concept to the Board of Directors shall be set by the General Shareholders Meeting. The power to set the exact amount to be paid out within the said figure, the terms and conditions to be met and the way it is to be shared out among the different Directors shall be agreed by the Board of Directors.

2.
Furthermore, any board members performing executive functions in the Company shall be remunerated as follows: (a) a fixed amount in relation to the services being rendered and responsibilities assumed taken on; (b) a variable amount related to some kind of performance

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indicator for the company or the director in question; (c) social assistance; and (d) compensation in case of dismissal for reasons not imputable to the Director.

Setting the amount of the fixed remuneration, the calculation criteria or indicators of the variable remuneration, the cost of social assistance and the reference parameters to quantify compensation for dismissal shall be the responsibility of the General Shareholders' Meeting.

The Board of Directors may individualize each Directors remuneration and define any other conditions that may be required to obtain said remuneration within the limits agreed by the General Shareholders' Meeting. Any executive Director affected shall abstain from attending and taking part in the Board's deliberations. The Board shall ensure that the remuneration are in accordance with market conditions and take into account the responsibility and level of commitment each Director is asked to perform.

3.
In addition, Directors may be remunerated with shares in the Company or in any other listed companies belonging to the group of which it forms part, as well as with stock options on said shares or with financial instruments linked to market price. When referred to the Company’s shares, such remuneration shall be agreed by the General Shareholders Meeting. In such an event, the resolution shall set forth the number of shares to be granted, the exercise option price, the share value to be taken as a reference and the duration of this kind of remuneration.

4.	The Company is authorized to arrange a civil liability insurance policy for its Directors.

5.
The remuneration of the external Directors and executive Directors, for the latter the remuneration as Directors not including their executive functions, shall be set forth on an individual basis in the Annual Report. The remuneration for executive Directors corresponding to their executive functions shall be grouped together broken down by the different concepts and items.

Article 37.-  Duration

Directors will be appointed for three years, but may be re-elected for one or more additional periods of the same duration. Once the period has expired, the appointment will be terminated once the next General Shareholders' Meeting has been held, or when the legal period for holding the Meeting that must approve the accounts for the previous financial year has elapsed.

Article 38.-   Board Meetings

1.	The Board of Directors will meet on the days it has itself agreed

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upon, and whenever its Chairman decides or at the request of at least two of its members, in which case the Chairman must call the meeting within fifteen days of the request. The call may be made by any written means sent personally to each Director, at least two days prior to the date of the meeting; unless the Chairman determines that there are extraordinary circumstances, in which case it may be called without said prior notice.

2.
The Board Meeting may also be held simultaneously in various places, as long as interactivity and intercommunication between the locations is provided in real time by audiovisual means or by telephone and, therefore, the meeting takes place as a single event. In that case, the call notices for the meeting shall include the connection system to be used and, if appropriate, the locations where the technical means are available in order to attend and participate at the meeting in the meeting. The agreements shall be considered to be adopted in the location where the Chairman presides.

3.
The Board shall meet at the corporate domicile or at the location or locations designated by the Chairman. Exceptionally, if none of the Directors objects, the Board may hold a session without meeting and in writing.

Article 39.-  Board Meeting Procedures

1.	The Board of Directors shall be validly convened when more than half of its members are either present or by proxy.

2.
Notwithstanding the above, the Board will also be validly convened without prior notice, when all of its members are either present or by proxy. The proxy for the Board Meeting must necessarily be granted to another Director, must be granted in writing, and specifically for each Board meeting.

3.
Unless the Act or the bylaws have specifically established reinforced majorities, agreements shall be adopted by an absolute majority of directors present. In case of a tie, the Chairman's vote will be decisive. The Board of Directors Regulations may raise the legally or statutorily established majority required for specific matters.

4.
When due to a legal or statutory prohibition one or more of the directors may not vote on a given matter, the quorum of Board Meeting attendees required to handle that matter shall be reduced by the number of directors who are affected by that prohibition; the majority needed to adopt the agreement shall be calculated on the basis of the new, reduced quorum.

5.
Specifically, the modification of the Board of Directors Regulations shall require the favorable vote of at least two thirds of the Directors present or by proxy at the meeting at which said modification is discussed.

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Article 40.-  Board Positions

1.	The Board will appoint a Chairman among its members.

2.
The Board will also appoint a Vice Chairman who will replace the Chairman in case of impossibility or absence. The Board may also name additional Vice Chairmen, in which case the described functions will be performed by the First Vice Chairman, who will, in turn, be replaced if needed by the Second Vice Chairman, and so on.

3.
The Board shall also appoint the person who will act as Secretary and, if appropriate, a Vice Secretary, neither of them need to be a Director. The Secretary will attend Board meetings with the right to speak but not vote, unless he or she is also a Director.

The Vice Secretary will replace the Secretary in cases of vacancy, absence or illness, and may also attend Board meetings with the Secretary with the approval of the Chairman.

4.
The Board will accept the resignation of the Directors and will proceed, if appropriate, and if there are any vacancies during the period for which they were appointed as directors, to designate from among the shareholders the persons who shall occupy the vacancies until the following General Shareholders' Meeting.

5.	The Chairman will moderate debates, allow directors to speak in the same order as requested, and will supervise votes.

Article 41.-  Board Meeting Minutes and Certifications

1.
The discussions and resolutions of the Board Meeting shall be extended in the Minutes, which shall be written or transcribed into the Minutes Book, and will be signed by the Chairman or by the Vice Chairman as appropriate, and by the Secretary or Vice Secretary. Certifications of the Minutes will be issued by the Secretary of the Board of Directors or by the Vice Secretary, with the approval of the Chairman or the Vice Chairman, as appropriate.

2.	A public deed with the Minutes may be granted by any member of the Board as well as by the Secretary or Vice Secretary of the Board, even if they are not Directors, pursuant to existing legislation.

Article 42.-  Company Representation

The power to represent the Company, in and out of court or elsewhere, resides in the Board of Directors collectively and by majority , as established in these Bylaws, with wide-ranging powers to contract, perform all kinds of acts and transactions, be they obligational or dispositive, of ordinary or

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extraordinary administration and of rigorous domain, regarding all types of assets, moveable or immovable, cash, securities and commercial paper, with no other exceptions than those matters which fall within the scope of the General Shareholders' Meeting, or those which are not included in the corporate purpose.

Article 43.-  Delegation

1.
The Board of Directors may appoint from among its members an Executive Committee and one or more Managing Directors, specifying the persons who will hold those positions and the manner they must act; the Board may delegate in them, totally or partially, temporarily or permanently, all the delegable powers, as established by law. Likewise, the Board of Directors may establish other Committees with consultative functions or giving advice, not excluding the possibility that, exceptionally, they may be assigned some powers of decision.

2.	If the Board of Directors creates the Executive Committee or any of the above- mentioned Committees, it will also establish its membership and its operating rules.

3.	The Board of Directors may also delegate permanently its representative powers to one or several Directors; in the latter cas it shall, determine whether they act jointly, or severally.

4.	The Board of Directors may also appoint and revoke representatives or authorized signatories.

Article 44.-  Audit and Control Committee

1.
The Board of Directors shall establish an Audit and Control Committee that will consist of a minimum of three and a maximum of five members. All of its members shall be external or non-executive directors.

2.	The Audit and Control Committee shall have the faculties to inform, supervise, advice and propose matters within its competence.

3.
The members of the Audit and Control Committee shall appoint a Chairman among themselves, who must an independent Director. The appointment of the Chairman will be for a period of 3 years; and, he may be re-appointed after one year after cessation The Secretary of the Committee shall be the Secretary of the Board of Directors, the Vice Secretary, or one of the members of the Audit and Control Committee, as established in each case.

4.
The Audit and Control Committee shall meet whenever it is called by its Chairman, who shall do so whenever requested by the Board of Directors or the Chairman of the Board and, in any case, whenever it will be suitable for the proper exercise of its functions. Likewise, the Chairman shall call the Audit and Control Committee for a meeting when

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requested by at least two of its members, within fifteen days of the request.

5.
Any member of the management team or other Company personnel who is requested to do so shall attend the meetings of the Audit and Control Committee meeting, and shall collaborate and facilitate the access to any information under his or her control. The Audit and Control Committee may also request the attendance of external auditors at its meetings.

6.
The Audit and Control Committee shall be validly convened when more than half of its members are either present or by proxy, and shall adopt its resolutions by majority vote of the attendees. In case of a tie, the Chairman's vote will be decisive. The Chairman of the Audit and Control Committee will chair the meetings and will manage the deliberations on the matters to be discussed.

The rules established by the Bylaws for the Board of Directors meeting shall apply here, as regards calling, quorum and adoption of resolutions, except when they are incompatible with the nature and purpose of the Audit and Control Committee. Likewise, the Board of Directors and, by delegation of the Board, the Audit and Control Committee itself, may establish additional operating rules. Unless otherwise established, the Audit and Control Committee has a consultative function and makes proposals to the Board.

7.
Without prejudice to other tasks that may be assigned to it by the Board of Directors or included in the Board of Directors Regulations, the Audit and Control Committee will be responsible for the following:

a)	Informing the General Shareholders' Meeting, through its Chairman or Secretary, on the matters brought up by the shareholders at the meeting which fall within its competence.

b)
Raise a proposal to the Board of Directors, for submission to the General Shareholders' Meeting, regarding the appointment of external auditors, including the engagement conditions, the scope of their professional mandate, and, if appropriate, the renewal or termination of their mandate.

c)	Supervising internal audit services.

d)	Oversee the Company's financial reporting process and internal control systems, ensuring compliance with all legal requirements and the correct application of generally accepted accounting principles.

e)
Liaise between the Board of Directors and the external auditors, and asses the results of each audit. In particular liaise the external auditors in order to receive information regarding matters which might affect the auditors' independence, and any other matters related to the auditing process, as well as any other communications that may be established, if any, by auditing legislation or by technical audit rules.

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f)	Supervising compliance with internal corporate government Regulations and code of conduct in matters related to the securities markets, and make proposals for improvement.

g)	Receiving information and, if appropriate, issuing reports regarding disciplinary measures affecting the Company's senior management.

h)	Supervising information that must be approved by the Board of Directors and included in the Company's annual public information.

i)
Supporting the Board of Directors in its task of ensuring the accuracy and reliability of the financial information that the Company must provide periodically to the markets, investors or authorities, pursuant to applicable regulations.

8.	The Board of Directors may develop and complete the above rules in its Regulations, as established in the Bylaws and the Law.

CHAPTER IV

ANNUAL ACCOUNTS

Article 45.-  Financial Year

The financial year shall begin on January 1 and end on December 31 of each calendar year.

Article 46.-  Preparation of the Annual Accounts

1.
The corporate governing body, within the legal deadlines, will prepare the annual accounts, the management report and the proposal for profit distribution, as well as, if pertinent, the consolidated accounts and management report.

2.
The Board of Directors will try to prepare the accounts in such a way as to avoid audit discrepancies. Nevertheless, when the Board feels that it should stand by its criteria, it will publicly explain the contents and scope of its discrepancies.

Article 47.-   Verification of the Annual Accounts

The Company's annual accounts and management report, as well as the consolidated annual accounts and management report, must be reviewed by the Auditor in the terms provided by Law.

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Article 48.-  Approval of the Annual Accounts and Distribution of Profits

1.	The annual accounts will be submitted for the approval of the General Shareholders' Meeting.

2.	Once the annual accounts are approved, the General Shareholders' Meeting will decide on the financial year's profit distribution.

3.
Dividends may be issued against the year's profits or assigned to unrestricted reserves only if the considerations foreseen in the Act and in the Bylaws have been attended to, and the net worth is not or, as a consequence of the distribution, will not be less than the share capital. If there are losses from prior financial years which make the Company's net worth lower than the share capital, profits must be allocated to cover the losses.

4.
If the General Shareholders' Meeting agrees to pay out dividends, it shall determine the payment date and method. The determination of these details may be delegated to the Board of Directors, as well as any other details that may be needed or suitable to execute the agreement.

5.	The General Shareholders' Meeting may approve that the dividend be paid totally or partially in kind, as long as:

(i)	the assets or securities to be distributed are homogeneous;

(ii)	they are traded on an official market -at the time the agreement is taken- or the pertinent mechanisms have been put in place to make them liquid within no more than one year; and

(iii)	they are not distributed for less than the value that appears in the Company's books.

6.	The Board of Directors may approve the distribution of interim dividends, with the limitations and fulfilling all the requirements established by Law.

Article 49.-  Deposit of the annual accounts

Within one month of the approval of the annual accounts, the Board of Directors will submit for deposit in the Mercantile Register that corresponds to the Company's domicile, a certification of the agreements of the General Shareholders' Meeting that approved the annual accounts and the distribution of profits. The certification will be accompanied by a copy of each of such accounts, as well as, if pertinent, the management report and the auditors' report.

CHAPTER V

DISSOLUTION AND LIQUIDATION OF THE COMPANY

Article 50.-  Dissolution

1.	The Company may be dissolved by a General Shareholders' Meeting resolution adopted at any time, in accordance with the Law and

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for the reasons foreseen therein.

2.
If the Company has to be dissolved for a legal cause that requires the approval of the General Shareholders' Meeting, the corporate governing body must call such a meeting within two months from the time said cause arises, so that it may adopt the dissolution agreement; if an agreement is not reached, whatever the reason, the dissolution must proceed pursuant to Law. If the Company has to be dissolved because its net worth falls below half the share capital, the dissolution may be avoided by a resolution to increase or decrease the share capital or by restoring the net worth appropriately. Such adjustment shall be effective provided that it is carried out before the Company’s dissolution has been decreed by the Court.

Article 51.-  Liquidation

1.
If the General Shareholders' Meeting, resolves the dissolution of the Company it shall then appoint and determine the powers to be granted to the receiver or receivers, which shall always be an odd number, with the legally established powers and any others which have been granted by the General Shareholders' Meeting when approving the appointment.

2.	If the Company is dissolved, the power of representation will be jointly and severally in the hands of the receivers.

Article 52.-  Supervening Assets and Liabilities

1.
Once the Company's book entries have been cancelled, if any corporate assets should subsequently appear, the receivers must assign to the ex- shareholders the corresponding additional amounts, once the assets have been converted into cash if necessary.

Once six months have elapsed from the time the receivers were required to comply with the assignment established in the previous paragraph, and if they have not assigned the additional amounts to the ex-shareholders, or if there are no receivers, any interested party may ask the Lower Court Judge pertaining to the last corporate domicile to appoint someone to replace the receiver and fulfill his functions.

2.
The ex-shareholders will be liable jointly and severally for any corporate debts that have not been settled, up to the limit of what they would have received as their liquidation stake, without prejudice to the liability of the receivers in case of negligence or gross negligence.

3.
To comply with formal requirements regarding legal transactions prior to the cancellation of the Company's books, or whenever they may be necessary, the ex-receivers may formalize legal transactions on behalf of the dissolved Company after the company's registration is cancelled. If there are no receivers, any interested party may request the Lower Court Judge pertaining to the Company's last corporate domicile to formalize them.

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ANNEX 3

TABLE COMPARING THE CORRESPONDING PARAGRAPHS OF CINTRA'S
NEW BYLAWS AND THE BYLAWS CURRENTLY IN EFFECT

NEW BYLAWS.	CURRENT BYLAWS.
ARTICLESNUMBER AND TITLE	EQUIVALENT ARTICLE NUMBER
Article 1. Legal name	Article 1
Article 2. Corporate purpose	Article 2
Article 3. Term	Article 3
Article 4. Corporate domicile	Article 4
Article 5. Capital	Article 5
Article 6. Share Representations	Article 6
Article 7. Shareholders Rights	Article 7
Article 8. Non-voting shares	New Article. No former equivalence.
Article 9. Callable Shares	New Article. No former equivalence.
Article 10. Multiple Owners	Article 8
Article 11. Share Transfers	Article 9
Article 12. Capital Calls	Article 10
Article 13. Capital Increase	Article 11
Article 14. Authorised Capital	Article 12
Article 15. Cancellation of pre-emptive subscription rights	Article 13
Article 16. Capital Reduction	Article 14

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Article 17. Forced Redemption	Article 15
Article 18. Bond Issues	Article 16
Article 19. Convertible and Exchangeable Bonds	Article 17
Article 20. Bondholders Syndicate	New Article. No former equivalence.
Article 21. Other Securities	Article 18
Article 22. Distribution of responsibilities	Article 19
Article 23. Principles for action	New Article. No former equivalence.
Article 24. General Meeting	Article 20
Article 25. Types of General Meetings	Article 21
Article 26. Power and Requirement to Call a Meeting	Article 22
Article 27. Calling the General Meeting	Article 23
Article 28. Right to attend	Article 24
Article 29. Representation in the General Meeting	Article 24
Article 30. Time and Place for Meeting	Article 25
Article 31. Quorum. Special Cases	Article 26
Article 32. Board of the General Shareholders’ Meeting	Article 28
Article 33. List of Attendees	Article 29
Article 34. Deliberation and adoption of resolutions	Article 30
Article 35. Right to Information	Article 31

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Article 36. Minutes of the Meeting and Certifications	Article 32
Article 37. Structure of the Board of Directors	Article 33
Article 38. Administrative and Supervisory Powers	New Article. No former equivalence.
Article 39. Powers to Represent	Article 42
Article 40. Creation of value for the shareholder	New Article. No former equivalence.
Article 41. Quantitative Board Membership	Article 34
Article 42. Qualitative Board Membership	Article 35
Article 43. The Chairman of the Board	Article 40
Article 44. The Vice Chairman or Vice Chairmen of the Board	Article 40
Article 45. The Secretary of the Board	Article 40
Article 46. Meetings of the Board	Article 38
Article 47. Board Meeting Procedures	Article 39
Article 48. Minutes and Certifications of the Board Meetings	Article 41
Article 49. Delegation of powers	Article 43
Article 50. Audit and Control Committee: Composition and responsibilities	Article 44
Article 51. Audit and Control Committee Rules of Operation	Article 44
Article 52. Duties of the Audit and Control Committee	Article 44

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Article 53. Nomination and Remuneration Committee	New Article. No former equivalence.
Article 54. Term	Article 37
Article 55. Termination of directors	New Article. No former equivalence.
Article 56. General obligations of the directors	New Article. No former equivalence.
Article 57. Board of Directors Remuneration	Article 36
Article 58. Annual Corporate Governance Report	New Article. No former equivalence.
Article 59. Web Page	New Article. No former equivalence.
Article 60. Financial Year	Article 45
Article 61. Preparation of the annual accounts and application of the results	Article 46
Article 62. Verification of the Annual Accounts	Article 47
Article 63. Approval of the Annual Accounts	Article 48
Article 64. Other forms of shareholder remuneration	New Article. No former equivalence.
Article 65. Deposit of the annual accounts	Article 49
Article 66. Dissolution	Article 50
Article 67. Liquidation	Article 51
Article 68. Supervening Assets and Liabilities	Article 52
Article 69. Jurisdiction	New Article. No former equivalence.
Article 70. Communications	New Article. No former equivalence.

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ANNEX 4

TABLE COMPARING THE REGULATIONS FOR WHICH MODIFICATION IS SUGGESTED

CURRENT TEXT OF THE SHAREHOLDERS’ MEETING REGULATIONS OF CINTRA	CHANGE PROPOSED TO THE SHAREHOLDERS MEETING
PREAMBLE	PREAMBLE
These Regulations were approved by the General Shareholders’ Meeting of Cintra Concesiones de Infraestructuras de Transporte, S.A. (hereinafter, “Company”) pursuant to the provisions set forth in article 113 of Act 24/1998, July 28th , of the Stock Market, introduced by Law 26/2003, July 17th . The present Regulations are meant to systematise and develop rules governing the organization and functioning of the General Shareholders’’ Meeting of the Company. In the preparation of the Regulations, aside from legal rules and Bylaws, the recommendations of the Unified Code of Governance for Listed Companies. have been taken into account. The final objective is to facilitate shareholders’ participation in the General Meeting, fostering transparency and the disclosure of the procedures involved in the preparation, holding and development of the General Meeting, specifying, developing and broadening the ways of which  the Company shareholders’ may exercise their political rights.

These Regulations are adopted by the General Shareholders’ Meeting of Ferrovial, S.A. (hereinafter, the “Company”) pursuant to the provisions set forth in article 113 of  Act 24/1988, July 28th, of the Stock Market, introduced by Law 26/2003, July 17th. These Regulations are meant to systematise and develop rules governing the organization and functioning of the General Shareholders’’ Meeting of the Company. In the preparation of the Regulations, aside from legal rules and Bylaws, the recommendations of the Unified Code of Governance for Listed Companies. have been taken into account. The final objective is to facilitate shareholders’ participation in the General Meeting, fostering transparency and the disclosure of the procedures involved in the preparation, holding and development of the General Meeting, as well as, specifying, developing and broadening the ways of which the Company shareholders’ may exercise their political rights.

TÍTULO I. INTRODUCTION	TÍTULO I. INTRODUCTION
Article 1.- Purpose of Regulation	Article 1.- Purpose of Regulation
The purpose of these Regulations is to regulate the notice, preparation and development of the General Meeting, the information related thereto, the attendance to the meetings, as well as the exercise of shareholders’ voting rights, all subject to the provisions of the Law and Company’s Bylaws.

The purpose of these Regulations is to regulate the notice, preparation and development of the General Meeting, the information related thereto, the attendance to the meetings, as well as the exercise of shareholders’ voting rights, all subject to the provisions of the Law and Company’s Bylaws.

Article 2.- Interpretation	Article 2.- Interpretation
1. These Regulations shall be interpreted in accordance with the applicable law and	1. These Regulations shall be interpreted in accordance with the applicable law and

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Bylaws.	Bylaws.
2.         In general it is the responsibility of the Secretary of the Board of Directors, after consulting with the Chairman or the Managing Director when he/she considers it necessary, to solve any doubts arising from the application of these Regulations, pursuant to general criteria for the interpretation of legal rules.

2.         In general it is the responsibility of the Secretary of the Board of Directors, after consulting with the Chairman or the Managing Director when he/she considers it necessary, to solve any doubts arising from the application of these Regulations, pursuant to general criteria for the interpretation of legal rules. However, in conformity with the provisions in Article 17 of these Regulations, any doubts on the interpretation or application arising during a meeting shall be solved by the Chairman of the Meeting.

TITLE II. GENERAL SHAREHOLDERS’ MEETING: TYPES AND COMPETENCE	TITLE II. GENERAL SHAREHOLDERS’ MEETING: TYPES AND COMPETENCE
Article 3. The General Meeting	Article 3. The General Meeting
1. The General Meeting is the maximum decision-making body of the Company as regards its competence.
1.         The General Meeting is the sovereign body of the Company and its resolutions are binding upon all of the shareholders, including those absent, dissenting, or who abstain from voting or those who do not have voting rights, without prejudice to the rights and actions to which they are entitled.

2.         The shareholders convened in the General Meeting shall decide by majority on the matters for which the meeting is competent. All the shareholders, including dissenters and absentees, shall be bound by the shareholders meeting resolutions, without prejudice of their rights and remedies as recognized by law.

2. The shareholders convened in the General Meeting shall decide by majority on the matters for which the meeting is competent according to the law.
Article 4. Classes of Meetings	Article 4. Classes of General Meetings
1. The General Meeting of Shareholders may be ordinary or extraordinary.	1. The General Meeting of Shareholders may be ordinary or extraordinary.
2. The General Meeting is ordinary when it shall necessarily meet within the first six months of each year in order to review the Company’s management, and approve, if appropriate, the accounts for	2. The ordinary General Meeting must necessarily be held within the first six months of each year in order to review the Company’s management,

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the preceding year and decide upon the distribution of results.
and approve, if appropriate, the accounts for the preceding year and decide upon the distribution of results. The ordinary General Meeting shall be valid even if notice is given or it is held outside the established term.

3.        However, the General Meeting of Shareholders, even if it has been called as an ordinary Meeting, may also deliberate and decide upon any matters within its scope, in compliance, as the case may be, with the applicable regulations.

3.         Any Meeting other than that established in the preceding section shall be deemed to be an extraordinary General Meeting. However, the General Meeting of Shareholders, even if it has been called as an ordinary Meeting, may also deliberate and decide upon any matters within its scope, in compliance, as the case may be, with the applicable regulations.

4. Any Meeting that is not foreseen in paragraph 2 hereinabove shall be considered extraordinary General Meeting.	4. All Meetings, whether ordinary or extraordinary, are subject to the same rules of procedure and competence.
Article 5. General Shareholders’ Meeting Competence	Article 5. General Shareholders’ Meeting Competence
1. The General Shareholders’ Meeting has the competence to decide upon any matters attributed to it by law or the Bylaws. Particularly, by way of illustration only, it is empowered to:	1. The General Shareholders’ Meeting has the competence to decide upon any matters attributed to it by law or the Bylaws. Particularly~~,~~ by way of illustration only, it is competent for:
a) Reviewing the management of the Company;	a) reviewing the management of the Company;
b) Approving, if applicable, the individual and consolidated annual accounts, and deciding upon the distribution of results;	b) approving, if applicable, the individual and consolidated annual accounts, and deciding upon the distribution of results;
c) Appointing and removing members of the management body, as well as ratifying or revoking appointments of members of the Board of Directors by co-option. Establish the remuneration of the Board of Directors referred to in article 36.1 of the Company Bylaws;

c) appointing and removing members of the Board of Directors, as well as ratifying or revoking appointments of members of the Board of Directors by co-option, and establishing the remuneration of the Board of Directors referred to in article 57.1 of the Company Bylaws;

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d) Appointing and dismissing the Company’s auditors;	d) appointing and dismissing the Company’s auditors;
e) Resolving upon the increase or reduction of the share capital, the dissolution, transformation, merger and spin-off of the Company, the issue of bonds and, in general, any amendments of the Bylaws;
e) resolving upon the increase or reduction of the share capital, the, transformation, merger, spin-off, segregation, the moving of the Company’s registered address abroad, the issue of bonds and, in general, any amendments of the Bylaws;

f) Resolving to grant activities thus far developed by the Company to other entities controlled by the Company, even if the latter has the full control of said entities;	f) resolving to grant activities thus far developed by the Company to other entities controlled by the Company, even if the latter has the full control of said entities;
g) Resolving to wind up and liquidate the Company or any other operations with an effect equivalent to the liquidation of the Company;	g) resolving to wind up and liquidate the Company or any other operations with an effect equivalent to the liquidation of the Company;
h) Authorising the Board of Directors to increase the share capital or to issue bonds and other securities;	h) authorising the Board of Directors to increase the share capital or to issue bonds and other securities;
i) Deciding upon the matters submitted by the governing body for deliberation and approval;	i) deciding upon the matters submitted by the governing body for deliberation and approval; and
j) The approval of these Regulations and subsequent amendments thereto;	j) the approval of these Regulations and subsequent amendments thereto;
TITLE III. NOTICE AND PREPARATION OF THE GENERAL MEETING	TITLE III. NOTICE AND PREPARATION OF THE GENERAL MEETING
Article 6. Calling of the General Meeting	Article 6. Faculty and obligation of calling the General Meeting
1.General Shareholders’ Meetings shall be called by the management body.	1.General Shareholders’ Meetings shall be called by the Board of Directors.

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2. The management body shall call an ordinary General Meeting to necessarily meet within the first six months of each financial year.	2. The Board of Directors shall call a General Meeting
3.         The management body may call an extraordinary General Meeting provided this is deemed appropriate in the corporate interest. Furthermore, an extraordinary General Meeting shall be called whenever this is requested by shareholders who hold, at least, five per cent of the share capital, indicating in the request the issues to be discussed at the Meeting. In this case, an extraordinary General Meeting shall be called in order to be held within the next thirty days following receipt by the directors of the request, by notarial means. The directors shall draw up the agenda and shall necessarily include the issues described in the request.

a) When appropriate pursuant to the provisions in Article 4 above for the ordinary General Meeting.

b) When it is requested by a number of shareholders holding at least, five per cent (5%) of the share capital, indicating in the request the issues to be discussed at the Meeting; in this case, the Board of Directors shall have a maximum of fifteen days, starting from when notice was served by notarial means to call the meeting with the minimum notice required by law.

c) Whenever it deems it appropriate in the interest of the Company.

3. The Board of Directors shall prepare the agenda, necessarily including the matters that were requested.

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4.         If the ordinary General Meeting is not called within the legal term established in section 2 above, it may be called, at the request of the shareholders and with the presence of the members of the management body Directors, by the Commercial-Law Judge of the registered address by a Judge of First Instance corresponding to the company’s registered address, who shall also appoint an individual to chair the General Meeting. An extraordinary General Meeting shall be likewise called, if requested by the number of shareholders referred to in section 3 above.

5.        An ordinary General Meeting shall be valid even if called or held outside the term established.

4.         If the ordinary General Meeting is not called within the legal term, it may be called, at the request of the shareholders and with the presence of the Directors, by a Judge of First Instance corresponding to the company’s registered address, who shall also appoint the person who is to chair the meeting.

Article 7. Announcement of the calling	Article 7. Notice of the General Meeting
1.         Notice for both ordinary and extraordinary General Meetings shall be given by means of an announcement published in the Official Gazette of the Mercantile Registry (“BORME”) and in one of the most widely distributed newspapers in the province corresponding to the registered address, at least one month before the date scheduled for holding the meeting, except in cases where the law foresees a longer term. The governing body shall consider whether it is appropriate to disseminate the notice of meeting through a larger number of public media.

1.         Notice for both ordinary and extraordinary General Meetings shall be given by means of an announcement published in the Official Gazette of the Mercantile Registry (“BORME”) and in one of the most widely distributed newspapers in the province corresponding to the registered address, at least one month before the date scheduled for holding the meeting, except in cases where the law establishes a different term, in which case what is provided by law shall apply. The governing body shall consider whether it is appropriate to disseminate the notice of meeting through a larger number of public media.

2. The announcement of the calling shall state the date, place and time of the meeting at first call, with all the matters to be discussed and any other issues	2. The announcement shall state the date, place and time of the meeting at first call, together with all the matters to be discussed and any other

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which, as the case may be, are to be included therein in conformity with the provisions in these Regulations. Furthermore, the announcement may also indicate the date on which the General Meeting shall be held at second call, as the case may be. At least twenty-four hours must elapse between the first and second meeting. To the extent possible, shareholders shall be advised of the greater probability of the Meeting being held at first or second call.

issues which, as the case may be, are to be included therein in conformity with the provisions in these Regulations. Furthermore, the announcement may ALSO indicate the date on which the General Meeting shall be held at second call, as the case may be. At least twenty-four hours must elapse between the first and second meeting. To the extent possible, shareholders shall be advised of the greater probability of the Meeting being held at first or second call.

3.         En The notice shall clearly and concisely describe all the matters to be discussed. When drawing up the agenda, the Directors may take into account any suggestions or proposals made in writing by the shareholders which, in relation to the Company’s activities or interests, it may deem of interest for the Meeting.

3.        En The notice shall clearly and concisely describe all the matters to be discussed. When drawing up the agenda, the Directors may take into account any suggestions or proposals made in writing by the shareholders which, in relation to the Company’s activities or interests, it may deem of interest for the Meeting.

4.         Shareholders representing at least five per cent of the share capital may request that a supplement be published in addition to the notice of a general shareholders’ meeting, including one or more items on the agenda. For such purpose, such shareholders shall indicate the number of shares they own or represent. This right shall be exercised by means of a certified notification, to be received at the registered address within five days following the publication of the notice.

4.         Shareholders representing at least five per cent of the share capital may request that a supplement be published in addition to the notice of a General Shareholders’ Meeting, including one or more items on the agenda. For such purpose, such shareholders shall indicate the number of shares they own or represent. This right shall be exercised by means of a certified notification, to be received at the registered address within five days following the publication of the notice.

The supplement to the notice shall be published at least fifteen days before the date scheduled for the meeting.
The supplement to the notice shall be published at least fifteen days before the date scheduled for the Meeting. The non-publication of the supplement to the notice within the legally established term shall render the Meeting null and void.

5. The non-publication of the supplement to the notice within the legally established	5. The provisions in this article shall have no effects where a legal provision

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term shall render the meeting null and void.	demands different requirements for Meetings dealing with certain matters, in which case what is specifically established must be heeded.

6.        The notice shall mention the shareholders’ right to examine the resolution proposals that are to be submitted to the Meeting for approval, the necessary or mandatory documents or reports and any others which, not being mandatory, are determined by the Directors in each case, at the registered address, to consult them on the Company’s website and, as the case may be, to obtain them free of charge and immediately.

6.         When calling each General Meeting, the governing body shall examine whether means of remote communication are available to enable shareholders to vote and/or delegate their vote, guaranteeing the identity of the party exercising its right to vote or, in the case of a delegation, the identity of the representative and the represented party, as well as the feasibility of using those means.

If the governing body determines that such means are available and may be used, it shall include on the notice a description of the specific means of remote communication that the shareholders may use to exercise or delegate their vote, including the instructions that must necessarily be followed in this regard.

7.         When calling each General Meeting, the governing body shall examine whether means of remote communication are available to enable shareholders to vote and/or delegate their vote, duly guaranteeing the identity of the party exercising its right to vote or, in the case of a delegation, the identity of the representative and the represented party, as well as the feasibility of using those means.

If the governing body determines that such means are available and may be used, it shall include on the notice a description of the specific means of remote communication that the shareholders may use to exercise or delegate their vote, including the instructions that must necessarily be followed in this regard.

7.        The Company shall forward the announcement of the notice of the General Meeting to the Spanish Securities Exchange Commission, as well as to the Governing Companies of the Stock Exchanges (“Sociedades Rectoras de las Bolsas de Valores”) on which the Company’s shares are listed, in order to be

8.         The Company shall forward the announcement of the notice of the General Meeting to the Spanish Securities Exchange Commission, as well as to the Governing Companies of the Stock Exchanges (“Sociedades Rectoras de las Bolsas de Valores”) on which the Company’s shares are listed, in order to

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inserted in the corresponding Stock Exchange Bulletins, in accordance with the applicable regulations in each case. Likewise, the text of the announcement shall be published on the Company’s website.
be inserted in the corresponding Stock Exchange Bulletins, in accordance with the applicable regulations in each case. Likewise, the text of the announcement shall be published on the Company’s website.

8.         Subject to all the foregoing, whenever the governing body is aware of the likely date on which the next General Meeting will be held, it may notify this particular on the Company’s website or by any other means it deems appropriate.

9.         Subject to the foregoing, whenever the governing body is aware of the likely date on which the next General Meeting will be held, it may notify this particular on the Company’s website or by any other means it deems appropriate.

Article 8. Availability of information on the Company’s website after a meeting is called.	Article 8. Availability of information on the Company’s website after a meeting is called.
1.         Aside from the requirements established by law or in the Bylaws and pursuant to these Regulations, as from the date of publication of the notice of a General Meeting, the Company shall publish on its website the text of any resolution proposals already prepared by the Directors in relation to the items on the agenda, as well as any reports that are mandatory or determined by the governing body.

1.         Aside from the requirements established by law or in the Bylaws and pursuant to these Regulations, as from the date of publication of the notice of a General Meeting, the Company shall publish on its website the text of any resolution proposals prepared by the Directors in relation to the items on the agenda, together with an explanation on the justification and appropriateness of same, as well as any reports that are mandatory or determined by the governing body.

2.         Furthermore, as from the date the notice is announced, the Company website shall include any information that is considered useful or appropriate to enable the attendance and participation of the shareholders at the Meeting, including, as the case may be and by way of illustration only, the following:

2.         Furthermore, as from the date the notice is announced, the Company website shall include any information that is considered useful or appropriate to enable the attendance and participation of the shareholders at the Meeting, including, as the case may be and by way of illustration only, the following:

(a) The procedure for obtaining an attendance card;	(a) the procedure for obtaining an attendance card;
(b) Instructions for exercising or delegating a remote vote through the means that have been provided, as the case may be, in the notice of the Meeting;	(b) instructions for exercising or delegating a remote vote through the means that have been provided, as the case may be, in the notice of the Meeting;
(c) Information on the place where the Meeting will be held and the way in which it may be reached and	(c) information on the place where the Meeting will be held and the way in which it may

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accessed;	be reached and accessed;
(d)  Instructions for attending the Meeting by any telematic means provided, as the case may be, in the notice of the Meeting, pursuant to the provisions established in the Bylaws and in these Regulations;

(d)  instructions for attending the Meeting by any telematic means provided, as the case may be, in the notice of the Meeting, pursuant to the provisions established in the Bylaws and in these Regulations;

(e) Information, as the case may be, on any systems or procedures enabling the Meeting to be followed;	(e) information, as the case may be, on any systems or procedures enabling the Meeting to be followed; and
(f) Information on the Shareholder Assistance Department (telephone number, e-mail, offices, working hours and other similar data).	(f) information on the Shareholder Assistance Department (telephone number, e-mail, offices, working hours and other similar data).
Article 9. Right to information prior to the General Shareholders’ Meeting	Article 9. Right to information prior to the General Shareholders’ Meeting
1.         From the day on which the notice of General Meeting is published up to seven days before the date on which it is scheduled to take place, shareholders may request, in respect of the items included on the agenda, in writing the information or explanations they consider necessary, or they may also submit in writing questions they consider relevant.

Furthermore, with the same advance and in the same manner, shareholders may request information or explanations or submit questions in writing on the information available to the public that the Company has forwarded to the Spanish Securities Exchange Commission since the last General Meeting.

1.         From the day on which the notice of General Meeting is published up to seven days before the date on which it is scheduled to take place, shareholders may request~~,~~ in writing the information or explanations they consider necessary, or they may also submit in writing questions they consider relevant in respect of the items included on the agenda.

Furthermore, with the same term and in the same manner, shareholders may request information or explanations or submit questions in writing on the information available to the public that the Company has forwarded to the Spanish Securities Exchange Commission since the last General Meeting.

2. Directors shall be under the obligation of furnishing in writing any information requested up until the day when the	2. Directors shall be under the obligation of furnishing in writing any information requested pursuant to the provisions in

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General Meeting is held, except in the cases in which (i) the disclosure of the data requested may harm, at the Chairman’s discretion, the interests of the Company; (ii) the request of information or explanation is not about matters included on the agenda or about the information available to the public furnished by the Company to the Spanish Securities Exchange Commission since the last General Meeting was held; (iii) the requested information or explanation is considered abusive; or (iv) is the result of legal or regulatory provisions or court decisions. However, the exception indicated under (i) above shall not apply when the request is supported by shareholders representing at least one quarter of the share capital.

the preceding paragraph up until the day when the General Meeting is held, except in the cases in which (i) the disclosure of the data requested harm, the interests of the Company; (ii) the request of information or explanation is not about matters included on the agenda or about the information available to the public furnished by the Company to the Spanish Securities Exchange Commission since the last General Meeting was held; (iii) the requested information or explanation is considered abusive; or (iv) is the result of legal or regulatory provisions or court decisions. However, the exception indicated under (i) above shall not apply when the request is supported by shareholders representing at least one quarter of the share capital.

3.        The Board of Directors may empower any of its members, the Presidents of Board Commissions or the Secretary to answer requests for information made by shareholders, in the name and on behalf of the Board.

3.         The Board of Directors may empower any of its members, the Presidents of Board Commissions or the Secretary to answer requests for information made by shareholders, in the name and on behalf of the Board.

4.        The means for sending the information requested by shareholders shall be the same one used to submit the corresponding request, unless the shareholder indicates another means for such purpose from among those stated as suitable pursuant to the provisions in this article. In any case, Directors may send said information by certified mail with acknowledgement of receipt requested or by registered facsimile.

4.         The means for sending the information requested by shareholders shall be the same one used to submit the corresponding request, unless the shareholder indicates another means for such purpose from among those stated as suitable pursuant to the provisions in this article. In any case, Directors may send said information by certified mail with acknowledgement of receipt requested or by registered facsimile.

5. The Company may include on its website the information related to the answers given to shareholder’s questions submitted in the exercise of their information right regulated herein.	5. The Company may include on its website the information related to the answers given to shareholder’s questions submitted in the exercise of their information right regulated herein.

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TITLE IV. GENERAL SHAREHOLDERS’ MEETING	TITLE IV. GENERAL SHAREHOLDERS’ MEETING
Chapter I: Attendance and Representation	Chapter I: Attendance and Representation
Article 10. Right of attendance	Article 10. Right of attendance
1. All shareholders who, individually or grouped together with other shareholders, own at least one hundred (100) shares, may attend the General Meeting, including those who do not have voting rights.	1. All shareholders who, individually or grouped together with other shareholders, own at least one hundred (100) shares, may attend the General Meeting, including those who do not have voting rights.
2.        Any shareholders who own less than one hundred shares may group them until that minimum number is reached, for the purposes of attending and voting at Meetings, and such groups may be represented by any one of the shareholders in the group. A group shall be accredited by means of a written document signed by all of the shareholders involved, specifically for each Meeting. Otherwise, any of them may confer their representation at the Meeting to another shareholder with a right of attendance who may hold this right according to law, thereby grouping their shares together with that other shareholder.

2.        Any shareholders who own less than one hundred (100) shares may group them until that minimum number is reached, for the purposes of attending and voting at Meetings, and such groups may be represented by any one of the shareholders in the group. A group shall be accredited by means of a written document signed by all of the shareholders involved, specifically for each Meeting. Otherwise, any of them may confer their representation at the Meeting to another shareholder with a right of attendance who may hold this right according to law, thereby grouping their shares together with that other shareholder.

3.        In addition, in order to attend a General Meeting, shareholders must have the corresponding attendance card issued by the entity participating in the Company managing the securities registration, clearing and liquidation systems applicable in each case, by the Company or by whomever is expressly determined in each notice.

3.         In order to attend a General Meeting, shareholders must have their share titles entered into the corresponding register of book entries five days before the date on which the Meeting is to be held, and they must have the corresponding attendance card issued by the entity participating in the Company managing the securities registration, clearing and liquidation systems applicable in each case, by the Company

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or by whomever is expressly determined in each notice.
4.        Any shareholders who attend in person or through their representatives and who are present at the place where the Meeting is held on the scheduled date shall present their attendance card, pursuant to the provisions established in article 18.1 of these Regulations.

4.          Any shareholders who attend in person or through their representatives and who are present at the place where the Meeting is held on the scheduled date shall present their attendance card, pursuant to the provisions established in Article 18.1 of these Regulations.

5.        Shareholders with a right of attendance may attend General Meetings by telematic means, pursuant to the provisions established below.

The directors shall examine the technical means and legal grounds which enable and guarantee remote attendance, and when each General Meeting is called they shall assess the possibility of arranging attendance to the meeting through telematic means.

5.         Shareholders with a right of attendance may attend General Meetings by telematic means, pursuant to the provisions established below.

The directors shall examine the technical means and legal grounds which enable and guarantee remote attendance, and when each General Meeting is called they shall assess the possibility of arranging attendance to the meeting through telematic means.

For such purpose, the Directors shall verify, among other issues, if each shareholder’s identity and status are duly guaranteed, as well as the adequate exercise of their rights, the suitability of the telematic means and adequate progress of the meeting. In such event, if it is deemed appropriate, the notice shall describe the specific telematic means available to the shareholders, as well as the instructions they should follow in this regard.

Furthermore, if so determined by the Governing Body, the notice may indicate that any interventions and resolution proposals to be made by those attending by telematic means be sent to the Company prior to the holding of the Meeting.

For such purpose, the directors shall verify, among other issues, if each shareholder’s identity and status are duly guaranteed, as well as the adequate exercise of their rights, the suitability of the telematic means and adequate progress of the meeting, all of the foregoing in conformity with what is established in their Regulations. In such event, if it is deemed appropriate, the notice shall describe the specific telematic means available to the shareholders, as well as the instructions they should follow in this regard.

Furthermore, if so determined by the Governing Body, the notice may indicate that any interventions and resolution proposals to be made by those attending by telematic means be sent to the Company prior to the holding of the Meeting.

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In the event that attendance is possible by telematic means, being so agreed by the Governing Body and having been included in the notice, if due to technical circumstances not attributable to the Company attendance to the Meeting is not possible through the means established in the manner foreseen, or during the Meeting any such communication is interrupted or stopped, this circumstance shall not represent an illegitimate deprivation of the shareholders’ rights.

In the event that attendance is possible by telematic means, being so agreed by the governing body and having been included in the notice, if due to technical circumstances not attributable to the Company attendance to the Meeting is not possible through the means established in the manner foreseen, or during the Meeting any such communication is interrupted or stopped, this circumstance shall not represent an illegitimate deprivation of the shareholders’ rights.

6.        Any shareholders wishing to attend by telematic means or to vote by means of remote communication, if any of these possibilities are considered in the notice of the Meeting, must accredit their identity and shareholder status in the manner and within the term established by the governing body in the notice.

6.         Any shareholders wishing to attend by telematic means or to vote by means of remote communication, if any of these possibilities are considered in the notice of the Meeting, must accredit their identity and shareholder status in the manner and within the term established by the governing body in the notice.

Article 11. Presence of third parties at the General Meeting	Article 11. Presence of third parties at the General Meeting
1.        The members of the governing body and the independent auditors of the Company must attend the General Meetings, but failure to attend by any of them for any reason shall in no event prevent a valid Meeting from taking place.

1.         The members of the governing body and the independent auditors of the Company must attend the General Meetings that are held, but failure to attend by any of them for any reason shall in no event prevent a valid Meeting from taking place.

In any event, when the ordinary General Meeting is held, the Chairman of the Audit and Control Committee shall inform the shareholders of the main actions carried out by the Committee	In any event, when the ordinary General Meeting is held, the Chairman of the Audit and Control Committee shall inform the shareholders of the main actions carried out by the Committee
2.        The Chairman of the General Meeting may authorise the attendance of the managers of the Company and, if it corresponds, of the parent company, technical staff and any other persons with, in his/her opinion, an interest in the progress of Company affairs.
2. The Chairman of the General Meeting may authorise the attendance of the managers, technical staff and any other persons with an interest in the progress of Company affairs.
3. In order to promote the widest dissemination of the development of the meetings and the resolutions adopted, the	3. In order to promote the widest dissemination of the development of the meetings and the resolutions adopted, the

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Chairman may allow the media and financial analysts to have access to the General Meeting.	Chairman may allow the media and financial analysts to have access to the General Meeting.
4. Any people who were invited by the Chairman of the Board of Directors may also attend the Shareholders’ Meeting.	4. Any people who were invited by the Chairman of the Board of Directors may also attend the Shareholders’ Meeting.
5. Notwithstanding paragraph 2 and 4 above, the General Meeting may revoke the invitations for attending the meeting sent by the Chairman to third parties.	5. Notwithstanding paragraph 2 and 4 above, the General Meeting may revoke the invitations for attending the meeting sent by the Chairman to third parties.
Article 12. Representation	Article 12. Representation
1.        Notwithstanding the attendance of shareholder legal entities through the party holding powers of representation, any shareholder who is entitled to attend may be represented at a General Meeting by another person, even if that person is not a shareholder.

1.         Notwithstanding the attendance of shareholder legal entities through the party holding powers of representation, any shareholder who is entitled to attend may be represented at a General Meeting by another person, even if that person is not a shareholder.

2.        Representation is always revocable. As a general rule, and provided that the date may be ascertained, the last activity carried out by the shareholder before the Meeting shall be deemed valid. If this certainty cannot be obtained, the shareholder’s vote shall prevail over any delegation. In any event, the personal attendance to the General Meeting by the represented party shall revoke any representation.

2.         Representation shall be conferred for each particular Meeting, in writing or by the remote communication means which, duly guaranteeing the identity of the represented party and the representative, are determined by the governing body, as the case may be, when serving notice for each Meeting.

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3.         Representation shall be conferred for each particular Meeting, in writing or by the means of long-distance communication expressly foreseen by the management body in the calling, provided that the requirements foreseen in said calling are met and, in any case, if the represented party’s identity is duly guaranteed.

3.         Representation is always revocable. As a general rule, and provided that the date may be ascertained, the last activity carried out by the shareholder before the Meeting shall be deemed valid. If this certainty cannot be obtained, the shareholder’s vote shall prevail over any delegation. In any event, the personal attendance to the General Meeting by the represented party shall revoke any representation.

4.        If the identity of the representative is not specified in the proxy, it shall be understood that representation was indistinctly granted to the Chairman of the Board of Directors, the Managing Director or the Secretary of the Board of Directors.

4.         If the identity of the representative is not specified in the proxy, it shall be understood that representation was indistinctly granted to the Chairman of the Board of Directors, the Managing Director or the Secretary of the Board of Directors.

5.         The Chairman or Secretary of the General Meeting, or the individuals appointed by same, shall be deemed to be authorised to determine the validity of the representations conferred and the fulfilment of the requirements for attending the Meeting.

5.         The Chairman or Secretary of the General Meeting, or the individuals appointed by same, shall be deemed to be authorised to determine the validity of the representations conferred and the fulfilment of the requirements for attending the Meeting.

6. The power of representation shall be understood as being subject to the provisions established by Law for cases of family representation and the granting of general powers of attorney.	6. The power of representation shall be understood as being subject to the provisions established by Law for cases of family representation and the granting of general powers of attorney.

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Article 13. Public application for representation	Article 13. Public application for representation
1.         In those cases where the Company Directors themselves, the depositories of securities or the persons in charge of book entries request a representation on their behalf or on behalf of others and, in general, whenever an application is publicly made, the rules contained in the Public Companies Law and the regulations developing same shall apply. In particular, the proxy shall indicate how the representative shall vote in the absence of accurate instructions and in any event subject to the provisions established by Law. Delegations may also include any items which, even if they are not stated on the agenda of the notice of the Meeting, are discussed at the General Meeting because the Law allows them to be discussed, and representatives may also vote in the manner they deem most appropriate for the interests of their principal in the event that no voting instructions were given in relation to matters not included on the agenda.

1.         In those cases where the Company Directors themselves, the depositories of securities or the persons in charge of book entries request a representation on their behalf or on behalf of others and, in general, whenever an application is publicly made, the rules contained in the Public Companies Law and the regulations developing same shall apply. In particular, the proxy shall indicate how the representative shall vote in the absence of accurate instructions and in any event subject to the provisions established by Law. Delegations may also include any items which, even if they are not stated on the agenda of the notice of the Meeting, are discussed at the General Meeting because the Law allows them to be discussed, and representatives may also vote in the manner they deem most appropriate for the interests of their principal in the event that no voting instructions were given in relation to matters not included on the agenda.

2. A public application for representation shall be deemed to have been made whenever one same person holds the representation of more than three shareholders.	2. A public application for representation shall be deemed to have been made whenever one same person holds the representation of more than three shareholders.

3.         Pursuant to section 114 of the Spanish Market Law (“Ley del Mercado de Valores”), a Director who is publicly appointed as representative cannot exercise the voting rights corresponding to the shares that are represented in respect of the items on the agenda in respect of which that Director is in a situation of conflict of interest and, in any event, in respect of the following decisions:

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a) His/her appointment or ratification as a member of the Board of Directors;

b) His/her removal, separation or resignation as a member of the Board of Directors;

c) The exercise of Company action for liability against said Director; and

d) The approval or ratification, where appropriate, of Company operations with that Director, with companies controlled by, represented by or acting on behalf of that Director.

Considering the possibility of such conflict arising, representation could be conferred to another person alternatively and subsidiarily.

Article 14. Planning, means and venue of the General Meeting	Article 14. Planning, means and venue of the General Meeting
1. The governing body may decide, considering the circumstances, to use means or systems enabling a greater and better following of the General Meeting or a wider dissemination of its development.	1. The governing body may decide, considering the circumstances, to use means or systems enabling a greater and better following of the General Meeting or a wider dissemination of its development.
2. Specifically, the governing body may:	2. Specifically, the governing body may:
a) allow the shareholders to follow the course of the meeting remotely via audiovisual means;	a) allow the shareholders to follow the course of the Meeting remotely via audiovisual means;
b) provide simultaneous translation facilities;	b) provide simultaneous translation facilities;
c) establish the adequate measures for access control, surveillance, protection and security;	c) establish the adequate measures for access control, surveillance, protection and security; and
d) adopt measures to enable disabled shareholders to access the room where the Meeting is held.	d) adopt measures to enable disabled shareholders to access the room where the Meeting is held.

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3.        In the room or rooms where the Meeting is held, the attendees shall not use photograph or video cameras, recorders, cell phones or similar devices, except to the extent allowed by the Chairman. Control mechanisms established at the entrance may be used in order to enable the accomplishment of said measure

3          In the room or rooms where the Meeting is held, the attendees shall not use photograph or video cameras, recorders, cell phones or similar devices, except to the extent allowed by the Chairman. Control mechanisms established at the entrance may be used in order to enable the accomplishment of said measure

4.        The General Meeting shall be held at the place indicated in the announcement of the notice within the municipality in which the Company has its address. If the venue is not set forth in the announcement, it shall be understood that the Meeting will be held at the registered office of the Company.

4.         The General Meeting shall be held at the place indicated in the announcement of the notice within the municipality in which the Company has its address. If the venue is not set forth in the announcement, it shall be understood that the Meeting will be held at the registered office of the Company.

If for any reason, the General Meeting has to be held in separated rooms, audiovisual means shall be used to allow the intercommunication among them in real time and therefore, the development as a single act. If the rooms are located in different places, the meeting shall be considered to be held at the main venue.

If for any reason, the General Meeting has to be held in separated rooms, audiovisual means shall be used to allow the intercommunication among them in real time and therefore, the development as a single act. If the rooms are located in different places, the meeting shall be considered to be held at the main venue.

In such case, the main venue of the Meeting shall be located within the municipality of the registered address of the Company, without the need for the accessory places to be within it. Those attending any of the indicated places shall be considered, insofar as they meet the requirements set forth in these Regulations and Bylaws, as attending the General Meeting.

In such case, the main venue of the Meeting shall be located within the municipality of the registered address of the Company, without the need for the accessory places to be within it. Those attending any of the indicated places shall be considered, insofar as they meet the requirements set forth in these Regulations and Bylaws, as attending the General Meeting.

5.        When entering the place or places where the General Meeting is going to be held, those present shall be given a copy of the text of the resolution proposals that will be submitted to the General Meeting, as well as the Directors’ reports that have been given to the shareholders in relation to the resolution proposals. Any

5.        When entering the place or places where the General Meeting is going to be held, those present shall be given a copy of the text of the resolution proposals that will be submitted to the General Meeting, as well as the Directors’ reports that have been given to the shareholders in relation to the resolution proposals. Any

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proposals that could not be incorporated to the rest of the documentation that is furnished are excepted from this obligation. Likewise, the shareholders upon request may have a copy of all the information that, by virtue of the legal provisions, has been made available to the shareholders since the notice of the Meeting.

proposals that could not be incorporated to the rest of the documentation that is furnished are excepted from this obligation. Likewise, the shareholders upon request may have a copy of all the information that, by virtue of the legal provisions, has been made available to the shareholders since the notice of the Meeting.

Chapter II: Constitution of the Meeting	Chapter II: Constitution of the Meeting
Article 15. Constitution of the General Meeting. Special cases	Article 15. Constitution of the Meeting. Special cases
1.        The General Shareholders’ Meeting shall be validly held at first call when the shareholders present or represented hold at least twenty-five per cent of the subscribed capital with voting rights. At second call, it shall be validly held regardless the attending capital.

1.        The General Shareholders’ Meeting shall be validly held at first call when the shareholders present or represented hold at least twenty-five per cent of the subscribed capital with voting rights. At second call, it shall be validly held regardless the attending capital.

2.        In order for the ordinary or extraordinary General Meeting to validly approve resolutions on an issue of bonds, an increase or reduction of capital, as well as the change of corporate form, merger or spin-off, the dissolution and winding-up of the Company, and, in general, any amendments to the Bylaws, it shall be necessary, at first call, for shareholders holding at least fifty per cent of the subscribed capital with voting right to be present in person or by proxy.

In the second call, the presence of twenty five per cent of said capital shall be enough, although when shareholders who represent less than fifty percent of the subscribed capital with voting rights attend, the resolutions to which the paragraph hereon refers, may only be validly adopted with the favorable vote of two thirds of the present or represented capital at the Shareholders’ Meeting.

2.         In order for the ordinary or extraordinary General Meeting to validly approve resolutions on an issue of bonds, the elimination or limitation of pre-emption rights, as well as the change of corporate form, merger or spin-off, the global assignment of the assets and liabilities and the transfer of the registered office abroad and, in general, any amendments to the Bylaws, it shall be necessary, at first call, for shareholders holding at least fifty per cent of the subscribed capital with voting right to be present in person or by proxy.

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At second call, the presence of twenty-five per cent of said capital shall be sufficient, although when shareholders representing less than fifty per cent of the subscribed capital with the right to vote are present, the resolutions referred to in the preceding paragraph may only be validly passed with the favourable vote of two thirds of the capital present or represented at the Meeting.

3. Any absences taking place once the Meeting is constituted shall not affect the validity thereof.
3.         Shareholders casting their votes remotely, insofar as it is provided in the Company Bylaws and in these Regulations and pursuant to same, shall be taken into account as being present for purposes of the quorum for the Meeting.

4. Any absences taking place once the Meeting is constituted shall not affect the validity thereof.

5.         If in order to validly adopt a resolution in respect of one or more of the items on the agenda for the General Meeting, it is necessary, pursuant to the applicable legislation or to the regulations of the Company Bylaws, the presence of a certain quorum and that quorum is not reached, the agenda shall be reduced to the rest of the items that do not require said quorum in order to validly approve resolutions.

Article 16. Board of the General Meeting	Article 16. Board of the General Meeting
1. The Board of the General Meeting shall be constituted by the Chairman and the Secretary and by the members of the management body of the Company.
1.         The Board of the General Meeting shall be constituted at least by the Chairman and the Secretary of the General Meeting. It shall also include the members of the Board of Directors of the Company present at the meeting.

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2.        The General Meeting shall be chaired by the Chairman of the Board of Directors or, in the absence of the latter, by the Vice-Chairman, and in the absence of the Chairman and Vice-Chairman, by the director appointed by the General Shareholders’ Meeting itself.

2.         The General Meeting shall be chaired by the Chairman of the Board of Directors or, in the absence, impossibility of attending or indisposition thereof, by the Deputy Chairman of the Board. If there are several Deputy Chairmen, their numerical order shall apply and, in the absence thereof, the Meeting shall be chaired by the Director appointed for such purpose by the attendants.

3.        The Chairman shall be assisted by a Secretary, or by a Vice-Secretary, or by both of them. The Secretary of the Board of Directors shall be the Secretary of the General Meeting and, if he/she does not attend in person, the Deputy Secretary will take his/her place. Otherwise, the Secretary shall be the shareholder chosen by the attendants.

3.         The Chairman shall be assisted by the Secretary. The Secretary of the Board of Directors shall be the Secretary of the General Meeting and, if he/she does not attend in person, the Deputy Secretary will take his/her place. In the absence of both of the foregoing, the Secretary shall be the person who, being proposed by the Chairman, is chosen by the attendants.

4.        If for any reason, while the General Meeting of Shareholders is being held, the Chairman or Secretary has to leave the meeting, the substitution in the execution of their tasks shall proceed pursuant to what is stipulated in the previous section.

4.         If for any reason, while the General Meeting of Shareholders is being held, the Chairman or Secretary has to leave the meeting, the substitution in the execution of their tasks shall proceed pursuant to what is stipulated in the previous paragraph.

5.        The Chairman, even when he/she is present at the meeting, may entrust the control of the discussions to the Director he/she deems appropriate. Likewise, the Chairman may be assisted by any expert that he/she considers convenient.

5.         The Chairman, even when he/she is present at the meeting, may entrust the control of the discussions to the Director he/she deems appropriate. Likewise, the Chairman may be assisted by any expert that he/she considers convenient.

Article 17. Order of the Meeting	Article 17. Order of the Meeting
Subject to the provisions in the Bylaws, the Chairman shall be in charge of declaring the Meeting validly held, directing and establishing	Subject to the provisions in the Bylaws, the Chairman shall be in charge of declaring the Meeting validly held, directing and establishing

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the order of the deliberations and interventions and the time allocated to them pursuant to the provisions in these Regulations, putting an end to debates when he/she estimates that the item has been sufficiently discussed and ordering the voting, clarifying any doubts arising in respect of the Agenda and the list of attendants, proclaiming the approval of the resolutions, adjourning the meeting and, if applicable, deciding the interruption thereof, and, in general, exercising all the powers, including the ones of order and discipline, that are required for the orderly development of the meeting, including the interpretation of the provisions in these Regulations.

the order of the deliberations and interventions and the time allocated to them pursuant to the provisions in these Regulations, putting an end to debates when he/she estimates that the item has been sufficiently discussed and ordering the voting, clarifying any doubts arising in respect of the Agenda and the list of attendants, proclaiming the approval of the resolutions, adjourning the meeting and, if applicable, deciding the interruption thereof, and, in general, exercising all the powers, that are required for the orderly development of the meeting, including the interpretation of the provisions in these Regulations, as well as exercising order and discipline, with the possibility of having those who perturb the normal course of the meeting expelled from same and even resolving that the meeting be momentarily interrupted.

Article 18. Register of Shareholders	Article 18. Register of Shareholders
1.        At the place and on the day scheduled for the General Meeting to be held, at first or second call, and up to two hours before the time scheduled for the meeting to begin (unless otherwise specified in the announcement of the notice), the shareholders or their valid representatives may present the staff in charge of the Register of Shareholders their respective attendance cards and, as the case may be, any documents verifying the representation conferred. Attendance cards and appointments as representative presented to the staff in charge of the Register of Shareholders after the time scheduled for the commencement of the General Meeting shall not be accepted.

1.         At the place and on the day scheduled for the General Meeting to be held, at first or second call, and up to two hours before the time scheduled for the meeting to begin (unless otherwise specified in the announcement of the notice), the shareholders or their valid representatives may present the staff in charge of the Register of Shareholders their respective attendance cards and, as the case may be, any documents verifying the representation conferred. Attendance cards and appointments as representative presented to the staff in charge of the Register of Shareholders after the time scheduled for the commencement of the General Meeting shall not be accepted.

2.        In the event that the notice of the Meeting provides for attendance by telematic means, any shareholders who decide to attend through these established means shall register according to the terms of the notice itself.

2.         In the event that the notice of the Meeting provides for attendance by telematic means, any shareholders who decide to attend through these established means shall register according to the terms of the notice itself.

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3.        The register of shareholders present and represented, whether attending in person or, as the case may be, by telematic means, shall be handled by the persons appointed for this purpose by the Secretary, using, as the case may be, any technical means that are deemed appropriate.

3.        The register of shareholders present and represented, whether attending in person or, as the case may be, by telematic means, shall be handled by the persons appointed for this purpose by the Secretary, using, as the case may be, any technical means that are deemed appropriate.

4.        Any shareholders who issue long-distance votes, to the extent and pursuant to the provisions established in the company By-laws and in these Regulations, shall be taken into account as present when the meeting is held.

Article 19. List of attendants	Article 19. List of attendants
1. Upon completion of the process to register attendance cards and proxies and if a sufficient quorum is ascertained, before proceeding with the agenda, the the list of attendants shall be drawn up.
1.         Upon completion of the process to register attendance cards and proxies and if a sufficient quorum is ascertained, before proceeding with the agenda, the Secretary of the General Meeting shall draw up the list of attendants, stating the nature of each one or representation and the number of shares, whether their own or of others, that they hold.

At the end of the list the number of shareholders present (indicating those who have cast their vote remotely) or represented shall be determined, as well as the amount of the capital they hold, specifying how much corresponds to shareholders with the right to vote.

2.         At the end of acceptance of all attendance cards and representations, the shareholders or their representatives, as the case may be, who arrive at the place where the General Meeting is held after the scheduled time shall be given an invitation so that, if they wish to, they may follow the development of the meeting (in the same meeting room or in an adjoining room, if it is deemed

2.          At the end of acceptance of all attendance cards and representations, the shareholders or their representatives, as the case may be, who arrive at the place where the General Meeting is held after the scheduled time shall be given an invitation so that, if they wish to, they may follow the development of the meeting (in the same meeting room or in an adjoining room, if it is deemed

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appropriate by the Company in order to avoid confusions during the Meeting); however, these shareholders and representatives (including the represented parties) shall not be included on the list of attendants.

appropriate by the Company in order to avoid confusions during the Meeting); however, these shareholders and representatives (including the represented parties) shall not be included on the list of attendants.

3.         The General Meeting shall begin at the place, on the day and at the time scheduled, at first or second call, as the case may be, once the Board is established and the list of attendants is drawn up.

3.         The General Meeting shall begin at the place, on the day and at the time scheduled, at first or second call, as the case may be, once the Board is established and the list of attendants is drawn up.

First of all, the Secretary shall confirm that the meeting is legally called, by reading the announcement or by providing a summary thereof. Next, the Secretary shall read out the global data resulting from the list of attendants, specifying the number of shareholders with a right to vote who are present, either in person or, as the case may be, through telematic means, and the represented parties attending the meeting, the number of shares held by the former and the latter, the percentage of capital they represent, specifying what is held by shareholders with a right to vote. Thereafter, the Chairman shall declare the General Meeting as validly held at first or second call, as the case may be..

First of all, the Secretary shall confirm that the meeting is legally called, by reading the announcement or by providing a summary thereof. Next, the Secretary shall read out the global data resulting from the list of attendants, specifying the number of shareholders with a right to vote who are present, either in person or, as the case may be, through telematic means, and the represented parties attending the meeting, the number of shares held by the former and the latter, the percentage of capital they represent, specifying what is held by shareholders with a right to vote. Thereafter, the Chairman shall declare the General Meeting as validly held at first or second call, as the case may be, and shall determine if they can go on to consider all of the items comprised on the agenda or, in the absence thereof, if the Meeting must be limited to just some of them.

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Once the Meeting is declared validly held and notwithstanding the right to make as many declarations are deemed appropriate at the intervention turn, all of the shareholders present may request the Notary Public (or the Secretary, in the absence of a Notary Public) to record in the minutes of the Meeting any reservations or opposition regarding the valid incorporation of the Meeting or the global data included on the list of attendants that was previously read out, without this entailing a delay, interruption or deferral in the normal course of the meeting.

Once the Meeting is declared validly held and notwithstanding the right to make as many declarations are deemed appropriate at the intervention turn, all of the shareholders present may request the Notary Public (or the Secretary, in the absence of a Notary Public) to record in the minutes of the Meeting any reservations or opposition regarding the valid incorporation of the Meeting or the global data included on the list of attendants that was previously read out, without this entailing a delay, interruption or deferral in the normal course of the meeting.

4.        If the list of attendants is not included at the beginning of the minutes of the General Meeting, it may be attached thereto on an annex signed by the Secretary with the approval of the Chairman.

A list of attendants may also be provided in a file or in a computerised medium. In these cases, the minutes shall record the means used and the sealed cover of the file or medium shall include the necessary verification of identification, signed by the Secretary with the approval of the Chairman.

4.        If the list of attendants is not included at the beginning of the minutes of the General Meeting, it may be attached thereto on an annex signed by the Secretary with the approval of the Chairman.

A list of attendants may also be provided in a file or in a computerised medium. In these cases, the minutes shall record the means used and the sealed cover of the file or medium shall include the necessary verification of identification, signed by the Secretary with the approval of the Chairman.

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Chapter III: Turn for intervention of shareholders	Chapter III: Turn for intervention of shareholders
Article 20. Requests for intervention	Article 20. Requests for intervention
1.         Meeting has commenced and with the purpose of organising the turn of intervention, the Chairman shall ask the shareholders wishing to participate in the Shareholders’ Meeting or, as the case may be, wishing to ask for information or explanations related to the items of the agenda or make proposals, to speak to the Notary Public (or, in the absence thereof, to the Secretary) or, if so instructed, to the staff assisting them, stating their name and surname(s), the number of shares they hold and the number of shares they represent.

1.         Once the General Shareholders’ Meeting has commenced and with the purpose of organising the turn of intervention, the Chairman shall ask the shareholders wishing to participate in the Shareholders’ Meeting or, as the case may be, wishing to ask for information or explanations related to the items of the agenda or make proposals, to speak to the Notary Public (or, in the absence thereof, to the Secretary) or, if so instructed, to the staff assisting them, stating their name and surname(s), the number of shares they hold and the number of shares they represent.

2.         If the shareholder (or representative) wishes to ask to have his/her intervention literally recorded in the minutes of the Meeting, he/she shall hand it in writing, at the time of his/her identification, to the Notary Public (or, in the absence thereof, to the Secretary) or, if so instructed, to the staff assisting him/her, so that it can be compared when the shareholder’s intervention takes place.

2.         If the shareholder (or representative) wishes to ask to have his/her intervention literally recorded in the minutes of the Meeting, he/she shall hand it in writing, at the time of his/her identification, to the Notary Public (or, in the absence thereof, to the Secretary) or, if so instructed, to the staff assisting him/her, so that it can be compared when the shareholder’s intervention takes place.

3.         The shareholder interventions shall take place once the Board has the list of shareholders wishing to participate, after the words or reports, as appropriate, addressed to those present by the Chairman, the Managing Director, the Presidents of the various Board of Directors’ Committees, other Directors, or any other persons appointed for the purpose by the governing body and, in any case, before the discussion and voting on the matters included on the agenda take place.

3.        The shareholder interventions shall take place once the Board has the list of shareholders wishing to participate, after the words or reports, as appropriate, addressed to those present by the Chairman, the Managing Director, the Presidents of the various Board of Directors’ Committees, other Directors, or any other persons appointed for the purpose by the governing body and, in any case, before the discussion and voting on the matters included on the agenda take place.

Article 21. Shareholders’ interventions.	Article 21. Shareholders’ interventions.
1. The shareholders’ interventions shall take place in the order in which they	1. The shareholders’ interventions shall take place in the order in which they

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are called by the Board for such purpose, once the Chairman has fixed the turns for intervention.	are called by the Board for such purpose, once the Chairman has fixed the turns for intervention.
2. When exercising his/her authority to organise the development of the Meeting and notwithstanding any other action whatsoever, the Chairman shall be able to:	2. When exercising his/her authority to organise the development of the Meeting and notwithstanding any other action whatsoever, the Chairman shall be able to:
(i) establish the maximum amount of time allocated to each intervention, which shall initially be equal for all of them;	a) establish the maximum amount of time allocated to each intervention, which shall initially be equal for all of them;
(ii) agree, as the case may be, to extend the amount of time originally allocated to each shareholder for his/her intervention or reduce it, according to the purpose and content of the intervention;	b) agree, as the case may be, to extend the amount of time originally allocated to each shareholder for his/her intervention or reduce it, according to the purpose and content of the intervention;
(iii) limit the floor granted to shareholders when he/she considers that an issue has been sufficiently discussed;	c) limit the floor granted to shareholders when he/she considers that an issue has been sufficiently discussed;
(iv) request the participating shareholders to clarify issues when he/she considers that have not been clearly explained during their intervention;	d) request the participating shareholders to clarify issues when he/she considers that have not been clearly explained during their intervention;
(v) control shareholder interventions so that they are confined to the issues of the Meeting and they refrain from making inappropriate remarks or from exercising their right in an abusive or obstructive manner;

e) control shareholder interventions so that they are confined to the issues of the Meeting and they refrain from making inappropriate remarks or from exercising their right in an abusive or obstructive manner;

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(vi) tell the participating shareholders that the time for their intervention is about to finish so that they can sum up their speech and, when the time for their intervention has come to an end or if they keep on acting as described under(e) above, he/she may interrupt their speech;

f) tell the participating shareholders that the time for their intervention is about to finish so that they can sum up their speech and, when the time for their intervention has come to an end or if they keep on acting as described under (e) above, he/she may interrupt their speech;

(vii) if the Chairman considers that the shareholder’s intervention may alter the normal course of the meeting, he/she may ask them to leave the place and, as the case may be, he/she may adopt the auxiliary measures deemed necessary for such effect; and

g) if the Chairman considers that the shareholder’s intervention may alter the normal course of the meeting, he/she may ask them to leave the place and, as the case may be, he/she may adopt the auxiliary measures deemed necessary for such effect; and

(viii) in the event any of the participating shareholders tries to answer back, the Chairman may grant the floor or otherwise, as he/she deems appropriate.	h) in the event any of the participating shareholders tries to answer back, the Chairman may grant the floor or otherwise, as he/she deems appropriate..
Article 22. Right to information during the Meeting	Article 22. Right to information during the Meeting
1.        During the intervention turn, shareholders may orally request the information or explanations they consider necessary on the issues included on the agenda. To do so, the shareholder must first identify himself/herself pursuant to the provisions in article 20 above.

1.         During the intervention turn, shareholders may orally request the information or explanations they consider necessary on the issues included on the agenda. To do so, the shareholder must first identify himself/herself pursuant to the provisions in article 20 above.

2.        The Directors shall be under the obligation of furnishing the requested information, pursuant to the preceding paragraph in the way and within the terms prescribed by the law, except in cases where (i) the disclosure of the data requested may harm the interests of the Company, in the opinion of the Chairman; (ii) the request of information or explanation does not refer to matters included on the agenda; (iii) the requested information or explanation is unnecessary in order to form an opinion on the issues submitted to the Meeting or

2.        The Directors shall be under the obligation of furnishing the requested information, pursuant to the preceding paragraph in the way and within the terms prescribed by the law, except in cases where (i) the disclosure of the data requested may harm the interests of the Company, in the opinion of the Chairman; (ii) the request of information or explanation does not refer to matters included on the agenda; (iii) the requested information or explanation is unnecessary in order to form an opinion on the issues submitted to the Meeting or

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for any reason it is considered abusive; or (iv) it is thus considered as a result of legal or regulatory provisions or court decisions. However, the exception indicated under (i) above shall not apply when the request is supported by shareholders representing at least one quarter of the share capital.

for any reason it is considered abusive; or (iv) it is thus considered as a result of legal or regulatory provisions or court decisions. However, the exception indicated under (i) above shall not apply when the request is supported by shareholders representing at least one quarter of the share capital.

3.        The requested information or explanation shall be provided by the Chairman or, otherwise, and when indicated by the Chairman, by the Managing Director, the Presidents of the Board Commissions, the Secretary, any of the Directors or, when deemed convenient, by any employee or expert on that matter.

3.         The requested information or explanation shall be provided by the Chairman or, otherwise, and when indicated by the Chairman, by the Managing Director, the Presidents of the Board Commissions, the Secretary, any of the Directors or, when deemed convenient, by any employee or expert on that matter.

4.        In the event it is not possible to satisfy the right of the shareholder during the Meeting, the Directors shall provide, in writing, the requested information to the shareholder involved within seven days following the end of the Meeting.

4.         In the event it is not possible to satisfy the right of the shareholder during the Meeting, the Directors shall provide, in writing, the requested information to the shareholder involved within seven days following the end of the Meeting.

Article 23. Extension and adjournment of the General Meeting	Article 23. Extension and adjournment of the General Meeting
1.        The General Meeting may agree to extend the meeting over one or more consecutive days, when so proposed by the Directors or by a number of shareholders representing at least one fourth of the share capital attending the meeting. Regardless of the number of sessions, the Meeting shall be considered as one, drawing up only one set of minutes for all of the sessions. Therefore, it shall not be necessary to repeat during the following sessions the fulfilment of the requirements set forth by Law, the Bylaws or these

Regulations for its valid constitution. If any of the shareholders included on the record of attendance do not subsequently attend the following sessions, the majorities required for the adoption of resolutions shall still be determined at said meetings based upon the data arising from that record.

1.        The General Meeting may agree to extend the meeting over one or more consecutive days, when so proposed by the Directors or by a number of shareholders representing at least one fourth of the share capital attending the meeting. Regardless of the number of sessions, the Meeting shall be considered as one, drawing up only one set of minutes for all of the sessions. Therefore, it shall not be necessary to repeat during the following sessions the fulfilment of the requirements set forth by Law, the Bylaws or these

Regulations for its valid constitution. If any of the shareholders included on the record of attendance do not subsequently attend the following sessions, the majorities required for the adoption of resolutions shall still be determined at said meetings based upon the data arising from that record.

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2.        Exceptionally and in the event of disturbances that may significantly affect the good course of the meeting or any other unusual conditions that may temporally prevent or hinder the normal course of the meeting, the Chairman of the Meeting may decide the adjournment during the appropriate period of time, with the purpose of assuring the reestablishment of the necessary conditions for its continuance. Likewise, the Chairman may adopt the measures he/she deems appropriate to guarantee the safety of those present and to avoid the repetition of conditions preventing or hindering the normal course of the meeting.

2.        Exceptionally and in the event of disturbances that may significantly affect the good course of the meeting or any other unusual conditions that may temporally prevent or hinder the normal course of the meeting, the Chairman of the Meeting may decide the adjournment during the appropriate period of time, with the purpose of assuring the reestablishment of the necessary conditions for its continuance. Likewise, the Chairman may adopt the measures he/she deems appropriate to guarantee the safety of those present and to avoid the repetition of conditions preventing or hindering the normal course of the meeting.

Chapter IV: Voting and documenting the resolutions	Chapter IV: Voting and documenting the resolutions
Article 24. Voting of the resolution proposals	Article 24. Voting of the resolution proposals
1.        Once the shareholders’ interventions have come to an end and the necessary information or explanations have been provided pursuant to the provisions in these Regulations, the resolution proposals on the matters included on the agenda shall be subject to voting, and if there are any other resolutions which, due to legal order, were not included on the agenda, they shall also be voted. The Chairman shall be in charge of deciding the voting order of the latter resolutions.

1.         Once the shareholders’ interventions have come to an end and the necessary information or explanations have been provided pursuant to the provisions in these Regulations, the resolution proposals on the matters included on the agenda shall be subject to voting, and if there are any other resolutions which, due to legal order, were not included on the agenda, they shall also be voted. The Chairman shall be in charge of deciding the voting order of the latter resolutions.

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It shall not be necessary for the Secretary to previously read out the resolution proposals the text of which has been submitted to the shareholders at the beginning of the meeting, except where it is requested by any shareholder for any or all the proposals or when the Chairman deems it convenient. In any event, the attendants will be told the item of the agenda to which the resolution proposal being subject to voting refers.

It shall not be necessary for the Secretary to previously read out the resolution proposals the text of which has been submitted to the shareholders at the beginning of the meeting, except where it is requested by any shareholder for any or all the proposals or when the Chairman deems it convenient. In any event, the attendants will be told the item of the agenda to which the resolution proposal being subject to voting refers.

2.        Each of the items on the agenda will be subject to vote separately. However, if the circumstances make it advisable, the Chairman may decide that proposals corresponding to different items on the agenda be voted jointly; in such event the result of the vote shall be considered individually for each proposal if none of those present states that they wish to change their vote in respect of any of said items. Conversely, the minutes shall record the voting changes stated by each shareholder and the voting result corresponding to each proposal as a consequence of such changes. In any event, there will be a separate vote for the appointment and ratification of members of the Board of Directors and, in the event of an amendment of the Bylaws, each article or group of articles which are substantially independent shall be voted separately.

2.         Each of the items on the agenda will be subject to vote separately. However, if the circumstances make it advisable, the Chairman may decide that proposals corresponding to different items on the agenda be voted jointly; in such event the result of the vote shall be considered individually for each proposal if none of those present states that they wish to change their vote in respect of any of said items. Conversely, the minutes shall record the voting changes stated by each shareholder and the voting result corresponding to each proposal as a consequence of such changes. In any event, there will be a separate vote for the appointment and ratification of members of the Board of Directors and, in the event of an amendment of the Bylaws, each article or group of articles which are substantially independent shall be voted separately.

3.        The process for the adoption of resolutions shall be carried out following the agenda provided in the notice of the Meeting. The resolutions proposed by the Board of Directors shall be subject to voting in the first place. In any event, once a resolution proposal is approved all the other proposals related to the same issue that are incompatible with it will automatically be excluded, not being subject to voting.

3.         The process for the adoption of resolutions shall be carried out following the agenda provided in the notice of the Meeting. The resolutions proposed by the Board of Directors shall be subject to voting in the first place. In any event, once a resolution proposal is approved all the other proposals related to the same issue that are incompatible with it will automatically be excluded, not being subject to voting.

4. As a general rule and notwithstanding any alternative systems that may be	4. As a general rule and notwithstanding any alternative systems that may be

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implemented if the Chairman so decides due to the conditions and nature or content of the proposal, the counting of votes for the resolution proposals shall be carried out as follows:	implemented if the Chairman so decides due to the conditions and nature or content of the proposal, the counting of votes for the resolution proposals shall be carried out as follows:
(i) Affirmative votes shall be those corresponding to all shares attending the meeting, whether present and represented, deducting (a) those votes corresponding to the shares whose holders or representatives have cast a vote against, a blank vote or abstain from voting, by communicating their vote or the abstention to the Notary Public (or, in the absence thereof, to the Secretary or the staff assisting him/her), so that it can be placed on record; (b) votes corresponding to the shares whose holders have cast a vote against, a blank vote or have expressly stated their abstention from voting, via the remote means of communication mentioned in section 6 below of this article; and (c) votes corresponding to shares whose holders or representatives have left the meeting before the voting for the resolution proposal took place and who have recorded such fact with the Notary Public (or, in the absence thereof, with the Secretary).

a) Affirmative votes shall be those corresponding to all shares attending the meeting, whether present and represented, deducting (i) those votes corresponding to the shares whose holders or representatives have cast a vote against, a blank vote or abstain from voting, by communicating their vote or the abstention to the Notary Public (or, in the absence thereof, to the Secretary or the staff assisting him/her), so that it can be placed on record and (ii) votes corresponding to the shares whose holders have cast a vote against, a blank vote or have expressly stated their abstention from voting, via the remote means of communication mentioned in section 6 below of this article; and (iii) (iii) votes corresponding to shares whose holders or representatives have left the meeting before the voting for the resolution proposal took place and who have recorded such fact with the Notary Public (or, in the absence thereof, with the Secretary).

(ii) The communications or statements to the Notary Public (or, in the absence thereof, to the Secretary or to the staff assisting him/her) provided in the preceding section and related to the way a vote is cast or abstention may be carried out individually with respect to each resolution proposal or jointly for several or all of them, by stating to the Notary Public (or, in the absence thereof, to the Secretary or the staff assisting him/her) the identity and status (shareholder or

b) The communications or statements to the Notary Public (or, in the absence thereof, to the Secretary or to the staff assisting him/her) provided in the preceding section and related to the way a vote is cast or abstention may be carried out individually with respect to each resolution proposal or jointly for several or all of them, by stating to the Notary Public (or, in the absence thereof, to the Secretary or the staff assisting him/her) the identity and status (shareholder or representative)

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representative) of whom is carrying them out, the number of shares referred to and whether the way the vote was cast or abstention, as the case may be.	of whom is carrying them out, the number of shares referred to and whether the way the vote was cast or abstention, as the case may be.
(iii) For the adoption of resolutions related to matters not included on the agenda, the shares of shareholders who have participated at the Meeting via remote voting systems shall not be considered to be shares attending the meeting whether present or represented. For the adoption of any of the resolutions referred to in section 114.1 of the Spanish Market Law, the shares which cannot exercise voting rights due to the application of what is established in said provision shall not be considered to be present or represented at the Meeting.

c) For the adoption of resolutions related to matters not included on the agenda, the shares of shareholders who have participated at the Meeting via remote voting systems shall not be considered to be shares attending the meeting whether present or represented. For the adoption of any of the resolutions referred to in section 114.1 of the Spanish Market Law, the shares which cannot exercise voting rights due to the application of what is established in said provision shall not be considered to be present or represented at the Meeting.

5. Among the alternative voting systems, insofar as it is technically possible and the fulfilment of all legal conditions is guaranteed, the Directors may establish electronic vote counting systems.	5. Among the alternative voting systems, insofar as it is technically possible and the fulfilment of all legal conditions is guaranteed, the Directors may establish electronic vote counting systems.
It will be possible to divide votes so that financial agents who appear as legitimate shareholders acting on behalf of different clients may cast their vote in conformity with the instructions of their clients.

It will be possible to divide votes so that financial agents who appear as legitimate shareholders acting on behalf of different clients may cast their vote in conformity with the instructions of their clients.

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6.        If pursuant to Article 7 of these Regulations, the notice of the Meeting accepts the possibility of casting votes remotely via one or several remote voting systems and, subject to the specific instructions established therein for each of these systems, in order for the vote to be valid and hence to be accepted by the Company, the document on which the vote is recorded shall include al least the following indications:

6.         If pursuant to Article 7 of these Regulations, the notice of the Meeting accepts the possibility of casting votes remotely via one or several remote voting systems and, subject to the specific instructions established therein for each of these systems, in order for the vote to be valid and hence to be accepted by the Company, the document on which the vote is recorded shall include al least the following indications:

(i) The date on which the Meeting is held and the Agenda;	a) the date on which the Meeting is held and the agenda;
(ii) The shareholder’s identity;	b) the shareholder’s identity;
(iii) The number of shares held by the shareholder;	c) the number of shares held by the shareholder; and número de acciones de las que es titular el accionista; y
(iv) A statement of the way the vote is cast in respect of each item on the agenda.	d) a statement of the way the vote is cast in respect of each item on the agenda.
Article 25. Adoption of resolutions and end of the Meeting	Article 25. Adoption of resolutions and end of the Meeting
1.         The resolutions shall be approved when the affirmative votes for the proposal exceed half of the votes corresponding to the shares attending the meeting, present and represented shares, except for the cases in which the Law or Bylaws establish a higher majority. In the resolutions referred to in article 24.4 (iii) above, the shares which, according to what is established in said paragraph, are not considered to be present or represented, shall not be considered among the total shares for the purpose of calculating the above-mentioned majority.

1.         The majority needed for a resolution to be approved will require the affirmative vote plus one of the shares with voting rights that are present or represented at the General Meeting, except for the cases in which the Law or the Bylaws establish a higher majority. Each share confers one vote. In the resolutions referred to in Article 24.4 (c) above, the shares which, according to what is established in said paragraph, are not considered to be present or represented, shall not be considered among the total shares for the purpose of calculating the above-

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mentioned majority.
2.         The Chairman shall state that the resolutions are approved once there is record of the existence of sufficient affirmative votes, notwithstanding the record in the Minutes of the way the vote is cast or abstention by shareholders attending the meeting who make the relevant indication to the Notary Public (or, in the absence thereof, to the Secretary or staff assisting him/her).

2.        The Chairman shall state that the resolutions are approved once there is record of the existence of sufficient affirmative votes, notwithstanding the record in the Minutes of the way the vote is cast or abstention by shareholders attending the meeting who make the relevant indication to the Notary Public (or, in the absence thereof, to the Secretary or staff assisting him/her).

3. Once the voting of the resolution proposals is over and the result is proclaimed by the Chairman, the Meeting shall come to an end and the Chairman shall adjourn the meeting.	3. Once the voting of the resolution proposals is over and the result is proclaimed by the Chairman, the Meeting shall come to an end and the Chairman shall adjourn the meeting.
Article 26. Minutes of the Shareholders’ Meeting	Article 26. Minutes of the Shareholders’ Meeting
1.         The resolutions of the General Shareholders’ Meeting shall be recorded on the minutes that shall be, in turn, recorded or transcribed in the Minutes Book kept for the purpose.The minutes may be approved by the General Meeting itself, or, otherwise, and within a term of fifteen days, by the Chairman and two Controllers, one representing the majority and the other one the minority.

1.         The resolutions of the General Shareholders’ Meeting shall be recorded on the minutes that shall be, in turn, recorded or transcribed in the Minutes Book kept for the purpose. The minutes may be approved by the General Meeting itself, or, otherwise, and within a term of fifteen days, by the Chairman and two Controllers, one representing the majority and the other one the minority.

2. The minutes approved in any of these two ways shall be effective as from the date of approval thereof.	2. The minutes approved in any of these two ways shall be effective as from the date of approval thereof.
3.         The board of directors may require the presence of a Notary Public to draw up minutes of the General Meeting and they shall be bound to do so whenever, five days before the date established for the General Meeting to be held, it is requested by shareholders representing at least one percent of the share capital.

3.         The Board of Directors may require the presence of a Notary Public to draw up minutes of the Meeting and they shall be bound to do so whenever, five days before the date established for the General Meeting to be held, it is requested by shareholders representing at least one percent of the share capital. The minutes drawn up by a Notary Public do not need to be approved.

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4. The notarial instrument shall be considered the minutes of the Shareholders’ Meeting and it will not need its approval.	4. The resolution certificates shall be issued by the Secretary or by the Deputy Secretary of the Board of Directors with the approval of the Chairman or the Deputy Chairman, as the case may be.

5.         The public formalization of the Company resolutions corresponds to the individuals with the authority to certify them. This can also be done by any of the members of the Board of Directors whose office is in force and recorded with the Mercantile Registry, without the need for an express delegation. The public formalization by any other person shall require the relevant deed of powers of attorney, which may be general powers of attorney for all types of resolutions.

Article 27. Disclosure of resolutions	Article 27. Disclosure of resolutions
Notwithstanding the recording with the Mercantile Registry of the resolutions that can be recorded and the legal provisions applicable regarding the disclosure of Company resolutions, the Company shall report the approved resolutions to the Spanish Securities Exchange Commission, by means of the appropriate notice of a significant disclosure, either literally or by means of by a summary of its contents. The text of the resolutions corresponding to the Meetings held during the current year and the previous year shall likewise be available on the Company’s website. Also, upon request by a shareholder or the shareholder’s representative at the General Meeting, the Secretary shall issue a certification of the resolutions or of the minutes, notarial when applicable.

Notwithstanding the recording with the Mercantile Registry of the resolutions that can be recorded and the legal provisions applicable regarding the disclosure of Company resolutions, the Company shall report the approved resolutions to the Spanish Securities Exchange Commission, by means of the appropriate notice of a significant disclosure, either literally or by means of by a summary of its contents. The text of the resolutions corresponding to the Meetings held during the current year and the previous year shall likewise be available on the Company’s website. Also, upon request by a shareholder or the shareholder’s representative at the General Meeting, the Secretary shall issue a certification of the resolutions or of the minutes, notarial when applicable.

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TITLE V. APPROVAL, DISCLOSURE AND EFFECTIVE TERM	TITLE V. APPROVAL, DISCLOSURE AND EFFECTIVE TERM
Article 28. Approval, disclosure and effective term of the Regulations	Article 28. Approval, disclosure and effective term of the Regulations
1.        The General Meeting of Shareholders shall be in charge of approving these Regulations and the amendments thereof; said General Meeting of Shareholders shall be held with the quorum foreseen in article 15, section 1 of these Regulations.

1.        The General Meeting of Shareholders shall be in charge of approving these Regulations and the amendments thereof; said General Meeting of Shareholders shall be held with the quorum foreseen in Article 15, section 1 of these Regulations.

2.        After approval thereof, these Regulations shall be communicated to the Spanish Securities Exchange Commission and recorded with the Mercantile Registry. Likewise, they shall be included on the Company website.

2.         After approval thereof, these Regulations shall be communicated to the Spanish Securities Exchange Commission and recorded with the Mercantile Registry. Likewise, they shall be included on the Company website.

3.        The Regulations shall be effective indefinitely as from the date of approval by the General Meeting of Shareholders and they shall apply to all of the General Meetings called after the Meeting at which the approval thereof was resolved.

3.         The Regulations shall be effective indefinitely as from the date of approval by the General Meeting of Shareholders and they shall apply to all of the General Meetings called after the Meeting at which the approval thereof was resolved.

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